                                      SEDWAY GROUP
                              Real Estate and Urban Economics




                              APPRAISAL REPORT
                              CYPRESS LAKES -
                              A PROPOSED RESIDENTIAL COMMUNITY WITH GOLF COURSE CONTRA COSTA COUNTY,
                              CALIFORNIA




                              PREPARED FOR:

                              NATIONAL INVESTORS FINANCIAL INC



                              DATE OF APPRAISAL:  MARCH 31, 1998
                              DATE OF REPORT:     APRIL 30, 1998

        SEDWAY GROUP
Real Estate and Urban Economics                         San Francisco
                                                        Los Angeles

                                                        Principals:
                                                        Elizabeth C. Allen
                                                        Alan C. Billingsley, CRE
April 30, 1998                                          Carol A. Fredholm
                                                        Amy L. Herman, AICP
Mr. Mark K. Kawanami                                    Kathryn Welch Howe
National Investors Financial, Inc.                      Terry R. Margerum
4220 Von Karman Avenue, Suite 110                       Naomi E. Porat
Newport Beach, CA 92660                                 Roy J. Schneiderman
                                                        Lynn M. Sedway, CRE
RE:  APPRAISAL OF CYPRESS LAKES AS OF MARCH 31, 1998

Dear Mr. Kawanami:

We have prepared the accompanying appraisal of the property known as Cypress Lakes located near Oakley, in unincorporated Contra Costa County, California. The site consists of approximately 686 acres of unimproved land. The Cypress Lakes project received a vesting tentative map April 15, 1993. The development rights granted by the vesting tentative map included 1,330 single-family residential lots; an 18-hole golf course, clubhouse, and ancillary service buildings; tennis courts; swimming pools; lakes and channels; parks; wetlands; a school; and a fire station. The existing approvals are scheduled to expire on April 15, 1999.

Subsequent to the 1993 approval of the project's tentative map, the developer experienced financial difficulties and the project did not move forward. On July 25, 1995, the land was foreclosed upon by the lender, National Investors Financial, Inc. The purpose of this appraisal is to estimate the as-is market value of the property as of March 31,1998, in order to assign a value to the property for financial reporting.

Much of the information about the project upon which our analysis relied was prepared by a previous owner in 1991 and 1992. Most of this material has not been updated since the early 1990s. In particular, no additional refinement has been performed regarding the development costs related to Cypress Lakes. Our analysis is based upon the cost estimates from the early 1990s, adjusted for inflation to 1998 figures, and adjusted for a cost contingency. Due to the significance of the development costs involved, the results of our current appraisal are very sensitive to this cost assumption. Even modest changes in the development costs attributed to the property would have a dramatic impact on the value of the property.

As a result of our investigations and analysis, fully described in the accompanying report, it is our opinion that the fee-simple value of the subject as of March 31, 1998, subject to the assumptions and limiting conditions contained in the report, is estimated to be:

                                     $6,000,000
                               (SIX MILLION DOLLARS)

This value is based upon the economics of developing Cypress Lakes pursuant to the entitlements granted in the April 1993 vesting tentative map, which is set to expire on April 15, 1999. The economic value of the property is primarily related to the economics of the rights to build 1,330 homes and the golf course. The rights and requirements to build tennis courts; swimming pools; lakes and channels; parks; wetlands; a school; and a fire station are considered to add value only through 1) making the lots and golf course more attractive, or 2) facilitating the final approval of the lots and golf courses.

  Three Embarcadero Center, Suite 1150   San Francisco, CA 94111   415.781.8900
                    Fax 415.781.8118   sedway@sedway.com

        SEDWAY GROUP                                          Mr. Mark Kawanami
Real Estate and Urban Economics                                  April 30, 1998
                                                                         Page 2

The value conclusion represents approximately $8,746 per acre over the entire 686 acres. Thus, based upon this value per acre, a value of approximately $1,000,000 could be allocated to the 170 acres dedicated to the golf course. However, a lower value for the golf course is indicated based solely upon the economics of the golf course. This arises in part because the primary benefit to the project of developing the golf course is the premiums that accrue to the lots with direct access to and view of the golf course rather than the cash flow that can be directly attributed to the course.

We appreciate this opportunity to be of assistance to National Investors Financial and look forward to the possibility of working together again in the future.

Very truly yours,

/s/ Roy J. Schneiderman                 /s/ Jay Harper, MAI

Roy J. Schneiderman                     Jay Harper, MAI
Principal


/s/ Clifford J. Dowd

Clifford J. Dowd
Associate

RJS:JH:CJD/nam
Enclosures

        SEDWAY GROUP
Real Estate and Urban Economics

                                  TABLE OF CONTENTS


SUMMARY OF SALIENT FACTS AND CONCLUSIONS

I.   INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Identification. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Purpose, Intended Use, and Intended User of the Appraisal . . . . . . .  1
     Scope of the Appraisal. . . . . . . . . . . . . . . . . . . . . . . . .  1
     Date of Value Estimates and Date of the Report. . . . . . . . . . . . .  2
     Dates of Property Inspection. . . . . . . . . . . . . . . . . . . . . .  2
     Property Rights Appraised . . . . . . . . . . . . . . . . . . . . . . .  2
     Market Value Defined. . . . . . . . . . . . . . . . . . . . . . . . . .  2

II.  AREA AND MARKET ANALYSIS. . . . . . . . . . . . . . . . . . . . . . . .  4
     Contra Costa County Overview. . . . . . . . . . . . . . . . . . . . . .  4
     Regional Demographics . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Growth Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Residential Market. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Conclusions Affecting Value . . . . . . . . . . . . . . . . . . . . . . 16

III. SITE DESCRIPTION AND ANALYSIS . . . . . . . . . . . . . . . . . . . . . 18
     Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Surrounding Environs. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Soils and Geology . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Legal Description . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Ownership History . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Assessed Value and Property Taxes . . . . . . . . . . . . . . . . . . . 19
     Easements and Encumbrances. . . . . . . . . . . . . . . . . . . . . . . 20
     Hazards of the Area . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Utilities, Services, and Off-Site Improvements. . . . . . . . . . . . . 21
     General Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Proposed Residential Development. . . . . . . . . . . . . . . . . . . . 22

IV.  HIGHEST AND BEST USE ANALYSIS . . . . . . . . . . . . . . . . . . . . . 24
     Physically Possible . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Legally Allowable . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Financially Feasible. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Highest Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Conclusion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

V.   VALUATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Sales Comparison Approach . . . . . . . . . . . . . . . . . . . . . . . 26
     Subdivision Development Approach. . . . . . . . . . . . . . . . . . . . 33
     Reconciliation of Value . . . . . . . . . . . . . . . . . . . . . . . . 52

        SEDWAY GROUP
Real Estate and Urban Economics

                                   LIST OF EXHIBITS


Exhibit 1:     Regional Map . . . . . . . . . . . . . . . . . . . . . . . .   5

Exhibit 2:     1980-2005 Demographics, Contra Costa County. . . . . . . . .   8

Exhibit 3:     Market Area. . . . . . . . . . . . . . . . . . . . . . . . .  10

Exhibit 4:     Comparable Paper Lot Sales Summary Grid: Eastern Contra
               Costa County . . . . . . . . . . . . . . . . . . . . . . . .  28

Exhibit 5:     Paper Lot Sales. . . . . . . . . . . . . . . . . . . . . . .  29

Exhibit 6:     Comparable Paper Lot Sales Adjustment Grid, Eastern Contra
               Costa County . . . . . . . . . . . . . . . . . . . . . . . .  30

Exhibit 7:     Single Finished Lot Comparables, Summary and Adjustment
               Grid . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Exhibit 8:     Lot Price Indication - 30% of Home Price Allocation Method .  38

Exhibit 9:     Analysis of Historical Premiums, Comparable Subdivisions,
               Bay Area . . . . . . . . . . . . . . . . . . . . . . . . . .  41

Exhibit 10:    Analysis of Current Premiums, Comparable Subdivisions, Bay
               Area . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Exhibit 11:    Neighborhood Mix and Pricing . . . . . . . . . . . . . . . .  44

Exhibit 12:    Comparable Golf Courses in Market Area . . . . . . . . . . .  47

Exhibit 13:    Comparable Golf Course Sales . . . . . . . . . . . . . . . .  48

Exhibit 14:    Construction Cost by Phase . . . . . . . . . . . . . . . . .  50

Exhibit 15:    Summary of Costs and Revenues and Estimated Residual Land
               Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

        SEDWAY GROUP
Real Estate and Urban Economics

                                   LIST OF ADDENDA


Addendum A: Assumptions and Standard Limiting Conditions

Addendum B: Certification of the Appraisers

Addendum C: Qualifications of Appraisers

Addendum D: Title Report and Plant Information Guarantee

Addendum E: Assessor, Site, Geotechnical, and Urban Limit Line Maps

Addendum F: Cashflow Detail and Assumption Sheets

Addendum G: 1995 Currently Selling Single-family Home Programs and Historical
     Residential Permit Activity

Addendum H: Chartered Land & Cattle Original Cost Estimates and Production Plan

        SEDWAY GROUP
Real Estate and Urban Economics


    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


Ownership:                    National Investors Financial, Inc.

Site Location:                East of the convergence of Cypress Road and Bethel
                              Island Road in unincorporated Contra Costa County, approximately 3 miles east of the unincorporated
                              Town of Oakley.

Assessor's Parcel Numbers:    032-210-029; 032-220-007, 008, 012, 026

Purpose of Appraisal:         Estimate "as is" fair market value of the property
                              as of March 31, 1998.

Function of Appraisal:        Financial reporting.

Property Rights Appraised:    Fee simple interest.

Appraisal Date:               March 31, 1998

Report Date:                  April 30, 1998

Property Size/Description:    Approximately 686 acres of generally flat land.

Surrounding Land Uses:        North and East:     Dutch Slough, Sand Mound
                                                  Slough, Bethel Island, a
                                                  trailer park, homes and
                                                  agricultural accessory
                                                  buildings.

                              South and West:     Agricultural land and open
                                                  space.

Highest and Best Use:         Residential golf course community.

Improvements:                 None

General Plan/Zoning:          P1 - Planned Unit Development.

Entitlements:                 Vesting tentative map expiring April 15, 1999
                              (including extensions).


Proposed Uses:                Use                 Acres      %
                              ---                 -----    -----

                              Residential Areas   246.1     35.9
                              Golf Course         170.3     24.8
                              Roads                74.5     10.9
                              Levee/Access Road    63.6      9.3
                              Lakes/Channels       61.0      8.9

CYPRESS LAKES 1998 APPRAISAL                                         APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics


Proposed Uses (cont.):        Use                 Acres      %
                              ---                 -----    -----

                              Public Parks         26.6      3.9
                              Open Space           23.2      3.4
                              Wetlands              8.8      1.3
                              School                7.4      1.1
                              Beach Club/Day
                              Care Center           2.4      0.3
                              Fire Station          2.0      0.3
                                                  -----    ------
                                                  685.9    100.0%

Development Plans:            Construction of 1,330 single-family finished lots;
                              18-hole golf course; clubhouse; and tennis courts.
                              The residential lots are divided into the following neighborhoods:

                                                             Average Lot
                              Neighborhood   No. of Lots    Size (sq.ft.)
                              ------------   -----------    -------------
                                    1              24           8,000
                                    2              41           9,600
                                    3             109        5,000/6,000
                                    4              55           9,600
                                    5              41       10,000/12,000
                                    6              63           6,000+
                                    7              91           7,000+
                                    8              61           8,000
                                    9              39           6,000
                                   10              19          10,000
                                   11              52        5,000/6,000
                                   12              35        5,000/6,000
                                   13              58           5,000
                                   14              63           8,500
                                   15              67           5,000
                                   16              44           5,000
                                   17              68           6,000
                                   18              50           6,500
                                   19              41           6,500
                                   20              39           6,500
                                   21              19           8,500+
                                   22              19           8,500+
                                   23             133           5,000
                                   24              99           5,000
                                                -----           -----
                                                      Weighted
                                 Total          1,330  Average  6,531

CYPRESS LAKES 1998 APPRAISAL                                         APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

Sales Comparison Approach:    $6,100,000

Development Approach:         $6,000,000

Estimated Market Value
as of March 31, 1998:         $6,000,000

Note: This value is based upon the economics of developing Cypress Lakes pursuant to the entitlements granted in the April 1993 vesting tentative map. This conclusion is dependent upon the cost estimates from the early 1990s, and the results of our appraisal are very sensitive to this assumption. Even modest changes in the development costs attributed to the property would have a dramatic impact on the value of the property. The reasonable accuracy of the Chartered Land & Cattle cost estimates is an assumption of our report. As instructed by National Investors Financial, Inc., we have also assumed that delinquent property taxes of approximately $168,000 are paid off; therefore these unpaid taxes do not cause any changes to the concluded value. Special condition number 1 of Addendum A further explains treatment of the delinquent taxes.

CYPRESS LAKES 1998 APPRAISAL                                         APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

                          I. INTRODUCTION.


IDENTIFICATION

The subject is a proposed master-planned residential golf course community known as Cypress Lakes & Country Club ("Cypress Lakes"). It is located near Oakley in unincorporated eastern Contra Costa County, California. The subject site includes a total of approximately 686 acres, and is planned for the construction of 1,330 finished lots, an 18-hole golf course with clubhouse and ancillary service building, tennis courts and swimming pools, a lake and tributary channels, a school, a fire station, parks, and wetlands. The subject received vesting tentative map approval on April 15, 1993. The subject property received a P-1 rezoning on May 18 1993. Its prior zoning was A-2 with an off-island density bonus.


PURPOSE, INTENDED USE, AND INTENDED USER OF THE APPRAISAL

The purpose of the appraisal is to estimate the market value of the subject property as of March 31, 1998. The intended use of the appraisal is to assist in an audit of National Investors Financial, Inc., to register under the Security Act with the Securities and Exchange Commission, and to provide necessary information for the offering circular that will be distributed to investors. However, this appraisal report, including any cash flow forecasts, market data, other information, conclusions, exhibits, and supporting documentation, may not be reproduced. References may not be made to the report, Sedway Group, or any of the individuals signing the report in any sale offering, prospectus, public or private placement memorandum, proxy statement, or other document in connection with a merger, liquidation, or other corporate financing transaction, unless Sedway Group has approved in writing the text of such reference or reproduction prior to the distribution and filing thereof.

SCOPE OF THE APPRAISAL

The general scope of the work undertaken for this project is based on the purpose and intended use of the appraisal. Sedway Group has completed the following steps as part of the appraisal process in order to fulfill the purpose of the appraisal assignment:

1. Inspect the subject site and analyze its utility and basic market potential.
2.   Inspect the subject neighborhood.
3. Research sales of comparable residential land, residential lots, and golf courses. Research the eastern Contra Costa County residential market, including market trends and competitive residential projects. Data sources and verification include Comps Inc., Experian, Anthony Hurt & Associates, County Assessor's offices, brokers active in eastern Contra Costa County, and individual buyers and sellers.
4. Inspect the comparable land sales and view the exteriors of competitive projects. Attempts were also made to verify every comparable sale used in the report.
5. Contact personnel at Contra Costa County and various public agencies regarding fees, proposed developments and other site and project issues.
6. Contact planning personnel at cities within the market area regarding proposed and approved developments that may be competitive.

CYPRESS LAKES 1998 APPRAISAL           1                             APRIL 1998

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        SEDWAY GROUP
Real Estate and Urban Economics

7. Review historical data regarding the project's plans, history, entitlement status, infrastructure issues, development costs, etc.
8. Estimate the market value of the subject as residential development land. This scenario employs the sales comparison and subdivision development approaches.

Documents reviewed during the course of the appraisal include the site plans prepared by Bohley/Maley Associates, project engineers, located in San Mateo, California; site cost estimates provided by Chartered Land & Cattle Company; a geotechnical report prepared by Kleinfelder in Stockton, California; and a plant information guarantee report (to track ownership history) prepared in 1998. Secondary sources of data compiled include the Association of Bay Area Governments; Comps, Inc. and Experian, on-line computer data services; and various city and county planning and assessor's offices. Other research for the appraisals included extensive discussions with local real estate brokers, developers, public officials, lenders, appraisers, and other experts in the local residential and recreational real estate market, as well as reference to data on file at Sedway Group.


DATE OF VALUE ESTIMATES AND DATE OF THE REPORT

The value estimate is as of March 31, 1998. The date of the report is April 30, 1998.


DATES OF PROPERTY INSPECTION

The subject property was inspected on March 3, 1998, by Roy J. Schneiderman; Alan C. Billingsley; Jay Harper, MAI; and Clifford J. Dowd. Clifford J. Dowd made an additional inspection on April 1, 1998.


PROPERTY RIGHTS APPRAISED

The appraisal estimates the fee simple market value of the subject, which is defined as:

          An absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. (1)


MARKET VALUE DEFINED

"Market Value" is defined as follows:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this

--------------
          (1) Appraisal Institute, THE APPRAISAL OF REAL ESTATE, 10th Ed. (Chicago Ill.: Appraisal Institute, 1992, p. 122).

CYPRESS LAKES 1998 APPRAISAL           2                             APRIL 1998

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        SEDWAY GROUP
Real Estate and Urban Economics

          definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          1.   Buyer and seller are typically motivated;
          2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
          3. A reasonable time is allowed for exposure in the open market;
          4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
          5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(2)

--------------
          (2) The Appraisal Foundation, Uniform Standards of Professional Appraisal Practice , 1995 Ed. (Washington D.C.: The Appraisal Foundation, 1995, Definitions).

CYPRESS LAKES 1998 APPRAISAL           3                             APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

         II. AREA AND MARKET ANALYSIS.

The subject property is located in the northeastern portion of Contra Costa County, which itself is in the northeastern portion of the Bay Area. The characteristics of the western portion of the county are primarily suburban residential, while the eastern portion is more agricultural, transitioning into suburban use as growth pressures push residents further and further from the urban cores of San Francisco and Oakland. For this reason, the eastern portions of Contra Costa County more closely resemble the western portions of the adjacent Central Valley county of San Joaquin than they resemble the built-out suburban communities such as Pleasant Hill, Walnut Creek, and Lafayette in central and western Contra Costa County.

Downtown Oakland and San Francisco, two major employment centers, are located approximately 40 and 50 miles, respectively, southwest of the subject. Throughout the 1980s and 1990s, the importance of San Francisco and Oakland has diminished as subregional employment centers have sprung up closer to the subject property along Interstate 680. Downtown Walnut Creek and Concord are only 20 to 25 miles from the Cypress Lakes site. However, traffic considerations make the driving time to all of these locations quite substantial during commute hours.


CONTRA COSTA COUNTY OVERVIEW

GEOGRAPHY

Contra Costa County's location along the northeastern shore of San Francisco Bay, and on the southern shores of San Pablo and Suisun bays, provides it with more than 65 miles of shoreline. Some recreation-oriented residential developments in the county, including the well-known Discovery Bay, have capitalized on the potential of this shoreline proximity. The county's eastern boundary is the Delta, formed by the Sacramento and San Joaquin rivers. The Delta provides a wide array of water-oriented recreation opportunities for residents of nearby communities. Exhibit 1 on the following page is a regional context map.

TOPOGRAPHY

Topographically, Contra Costa County can be divided into three distinct areas. The West County area consists of marshlands, low-lying hills, and valleys. This is the most established district of the county and includes industrial development that extends into the North County area. The Central County is separated from the West County area by a low-lying coastal mountain range, largely composed of undeveloped rolling hills, much of which comprises the East Bay Regional Park. The Central County is composed of several large valleys and foothill areas leading to Mt. Diablo. The East County area, divided by low-lying hills from the central portion of the county, is largely gently rolling farmland and marshland areas. The Delta, a major watershed for California, and the subject property are located in this area.

CYPRESS LAKES 1998 APPRAISAL           4                             APRIL 1998

                                   EXHIBIT 1


                                  REGIONAL MAP


                                    [MAP]

        SEDWAY GROUP
Real Estate and Urban Economics

TRANSPORTATION

Contra Costa County is linked to its neighboring counties by Bay Area
Rapid Transit (BART), four bridges, three tunnels, as well as several major freeways, highways, and county roads. Interstate 80 follows the county's western shoreline from El Cerrito to Crockett over the Carquinez Bridge and links with Solano County and further on with Sacramento County. The Richmond-San Rafael Bridge (Interstate 580) connects Contra Costa County to Marin County, to the west. Interstate 680, which runs north-south through the Central County area, connects with Alameda County to the south and over the Benicia-Martinez Bridge to Solano County.

In East County, State Highway 4 provides the principal access to several unincorporated communities and rural areas as well as intersecting with State Route 160 (Antioch Bridge), which extends into the western Delta area of Sacramento County. State Highway 4 extends to Stockton in San Joaquin County. The Caldecott Tunnel (State Route 24) links the Central County area and the suburban communities of Orinda, Lafayette, Pleasant Hill, Walnut Creek, Concord, Alamo, Danville and San Ramon with Oakland in Alameda County, and eventually with U.S. 80 and San Francisco. Interstate 680 (I-680) and State Route 24 are the major arterials through the county.

BART has seven stations linking the county with the major employment centers of Oakland and San Francisco. These stations extend as far northeast as Pittsburg/Bay Point in Contra Costa County, approximately 15 miles from the subject. There are plans for BART to be extended as far as Hillcrest Avenue in Antioch by 2005, which would be within eight miles of Cypress Lakes.

The transportation systems, though generally functioning well, have in the last several years become quite congested, especially during commute hours. Eventually, this could impact desirability and growth in the area. Both CalTrans and local governmental agencies are working to improve this network. Other major improvements planned for the region include adding a second span to both the Benicia-Martinez Bridge (George Miller Jr. Memorial Bridge) and the Carquinez Bridge, easing the traffic flow between Contra Costa County and Napa and Solano counties. These improvements were anticipated to be completed by 2000.

Further improvement of the transportation networks is also proposed to include a new road, known as the Delta Expressway, to handle truck and regional traffic that now uses the increasingly congested State Highway 4 to access Pittsburg, Antioch, and Brentwood. This much-discussed expressway is anticipated to be constructed 10 to 15 years into the future at the earliest.


REGIONAL DEMOGRAPHICS

COUNTY-WIDE STATISTICS AND TRENDS

Contra Costa County experienced significant growth between 1980, when the population was 656,000 people, and 1990. The absolute increase reported by the Census Bureau was 147,000 residents, or 22 percent growth. Comparing five year periods from 1990 to 2005, annual population growth is expected to accelerate, according to the Association of Bay Area Governments (ABAG). This growth acceleration is reflective of the increasing lack of developable residential land in the Bay Area, which will necessitate concentration of future growth in undeveloped portions of Contra Costa County. Average annual growth

CYPRESS LAKES 1998 APPRAISAL           6                             APRIL 1998

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        SEDWAY GROUP
Real Estate and Urban Economics

is expected to accelerate from 12,300 during the 1990-1995 period to 12,500 during 1995-2000, and 13,000 during 2000-2005. Thus, Contra Costa County continued to grow even during the economic downturn that began in the early 1990s, and this growth is expected to accelerate under current positive economic conditions. By the year 2000, ABAG projects a county population of 928,000.

Leading sources of personal income in the county traditionally were wholesale and retail trade, services, manufacturing, and government. However, the 1970s witnessed a major shift in the county's manufacturing mix. Agriculture, local food processing firms, primary metal, and paper product firms decreased their number of employees. However, the manufacturing employment slack was more than offset by increased employment by electrical/electronics manufacturers, printers and publishers.

Beginning in the late 1980s, the Central County (particularly the Walnut Creek/Concord area along I-680) emerged as a regional financial/retail center. This area extends from Martinez to San Ramon in Contra Costa County, and to Pleasanton in Alameda County. The importance of the I-680 corridor has continued to increase throughout the 1990s, creating a well-known subregional employment center. Employee relocation by companies from Santa Clara County and San Francisco to the East Bay stimulated this financial/retail build-up.

EAST COUNTY STATISTICS AND TRENDS

East County is roughly defined as the area extending from Concord/Clayton past Pittsburg, Antioch, Brentwood, and into Oakley and other unincorporated portions at the eastern-most part of the county. East County largely comprises bedroom communities, as evidenced by its jobs/housing ratio of
0.89. Exhibit 2 presents additional data from ABAG concerning population and household growth patterns.

Like Contra Costa County as a whole, East County population growth began to slow through the early 1990s. While average annual growth was about 7,400 between 1985 and 1990, ABAG estimated that the period from 1990 to 1995 showed growth of only about 6,000 residents annually. Growth is expected to accelerate to about 7,000 persons annually during 1995-2000 and further accelerate to 7,700 persons annually during the 2000-2005 projection period.

In addition to accelerating population growth, statistics on income and job counts for East County also indicate positive trends during the 1995-2000 and 2000-2005 periods. East County averaged annual growth of only 300 jobs during the recessionary period from 1990-1995. In contrast, 1995-2000 is expected to average annual growth of 3,700 jobs. As the economy stabilizes, job growth is projected at 2,600 annually from 2000-2005. Similarly, average household income (measured in constant 1995 dollars) grew only 4.2 percent during the five-year period from 1990-1995. The period from 1995 to 2000 is expected to show income growth of 12.8 percent, and the period from 2000-2005 is expected to show growth of 8.2 percent.

Overall, East County continued to add jobs and housing even during the recessionary early 1990s due to its relatively large amount of available land and ability to offer affordable housing. Growth in East County is anticipated to accelerate into the year 2000 and beyond as the rest of the Bay Area has fewer and fewer parcels of developable land available, and East County land becomes an increasingly important resource.

CYPRESS LAKES 1998 APPRAISAL           7                             APRIL 1998

                                   EXHIBIT 2
                            1980-2005 DEMOGRAPHICS
                              CONTRA COSTA COUNTY

------------------------------------------------------------------------------------------------------------------------
                                                                       Projections             Changes By Period
                                     1980      1990       1995        2000       2005    1990-95     1995-00     2000-05
------------------------------------------------------------------------------------------------------------------------
     POPULATION                                                                              Average Yearly Increments
                                                                                          ------------------------------

          ANTIOCH                    44,195    63,062     74,900      86,900     97,800    2,368      2,400       2,180
          BRENTWOOD                   6,785     9,815     13,600      23,300     35,000      757      1,940       2,340
          CLAYTON                     7,154     7,894      9,800      11,200     12,200      381        280         200
          CONCORD                   106,102   112,741    115,500     118,000    119,600      552        500         320
          PITTSBURG                  43,843    65,230     68,000      71,500     76,800      554        700       1,060
          RURAL EAST CC COUNTY       14,056    29,333     36,400      42,200     50,300    1,413      1,160       1,620
                                     ------    ------     ------      ------     ------    -----      -----       ------

          TOTAL EAST COUNTY         222,135   288,075    318,200     353,100    391,700    6,025      6,980       7,720


          TOTAL CC COUNTY           656,380   803,732    865,300     927,900    992,800   12,314     12,520      12,980


     AVERAGE HOUSEHOLD INCOME (CONSTANT 1995 DOLLARS)                                           Absolute Percent
                                                                                          ------------------------------

          ANTIOCH                   $47,453   $59,765    $63,200     $69,100    $75,400     5.7%      9.3%        9.1%
          BRENTWOOD                  46,389    54,446     55,400      70,200     71,300     1.8%     26.7%        1.6%
          CLAYTON                    74,836    87,820     89,300     100,800    105,600     1.7%     12.9%        4.8%
          CONCORD                    52,188    57,384     58,100      63,600     66,400     1.2%      9.5%        4.4%
          PITTSBURG                  40,528    48,587     50,000      53,300     57,000     2.9%      6.6%        6.9%
          RURAL EAST CC COUNTY       47,308    65,631     73,300      82,200     97,800    11.7%     12.1%       19.0%

          AVG EAST COUNTY AREAS     $51,450   $62,272    $64,883     $73,200    $78,917     4.2%     12.8%        7.8%


          AVERAGE CC COUNTY         $57,200   $67,819    $70,700     $79,000    $85,500     4.2%     11.7%        8.2%


     TOTAL JOBS (ALL SECTORS)                                                                Average Yearly Increments
                                                                                          ------------------------------

          ANTIOCH                     8,522    13,680     13,870      18,590     21,800       38       944         642
          BRENTWOOD                   1,083     2,920      4,070       6,540     10,260      230       494         744
          CLAYTON                       472     1,000        960       1,140      1,230       -8        36          18
          CONCORD                    33,912    55,450     54,900      60,220     64,010     -110     1,064         758
          PITTSBURG                   9,164    15,900     16,130      20,890     22,600       46       952         342
          RURAL EAST CC COUNTY        1,772     2,250      2,810       3,980      4,510      112       234         106
                                      -----     -----      -----       -----      -----

          TOTAL EAST COUNTY          54,925    91,200     92,740     111,360    124,410      308     3,724       2,610


          TOTAL CC COUNTY           201,237   303,830    298,420     339,150    370,100   -1,082     8,146       6,190


------------------------------------------------------------------------------------------------------------------------

          Sources:  ABAG Projections '98, Sedway Group.

                                   EXHIBIT 3

                                  MARKET AREA


                                     [MAP]

        SEDWAY GROUP
Real Estate and Urban Economics

GROWTH RESTRICTIONS

The Contra Costa County General Plan (effective 1990 to 2005) establishes an Urban Limit Line (ULL) that encompasses the urbanized area of the county and allows for some additional urban growth. The General Plan states that "the purpose of the ULL is twofold: (1) to ensure preservation of identified non-urban agricultural, open space and other areas by establishing a line beyond which no urban land uses can be designated during the term of the General Plan, and (2) to facilitate the enforcement of the 65/35 Land Preservation Standard." This standard was mandated by voter ballot measures approved in 1988 and 1990, which specify that no more than 35 percent of the land in the county should contain urban development through the horizon of the General Plan. The remaining 65 percent of land is to be preserved for agriculture, open space, wetlands, parks, and other non-urban uses. The presence of this line limits the amount of developable available land within the county.

The subject site is within the Urban Limit Line, which is a highly desirably characteristic from a development standpoint. However, it is at the far northeastern border of the ULL, which puts it several miles north and east of the current path of growth.


RESIDENTIAL MARKET

DEFINITION OF MARKET AREA

The subject's primary market area is defined as eastern Contra Costa County, which extends outward from the subject site in an inverted "L" formation along major transportation corridors. A map of the market area appears on the following page as Exhibit 3. The market area begins to the west just past Concord/Clayton. It extends northeasterly along I-680 and State Highways 242 and 4 thorough Bay Point, Pittsburg, Antioch, and Oakley to the subject site, at which point it turns south, extending along Highway 4 through Knightsen, Brentwood, Discovery Bay, and Byron.

The purpose of defining this market area is to select the geographic locations from which comparable data will be drawn. It is anticipated that the proposed subject's residents will be drawn from a wider area.
Furthermore, many residents in this market area will be employed in the areas around Walnut Creek and Concord or other Bay Area employment centers.

In this section, we present data for both the overall county and East County, as available and appropriate, for comparison purposes.

CYPRESS LAKES 1998 APPRAISAL           9                             APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

OVERALL TRENDS(3) FOR NEW AND EXISTING SINGLE-FAMILY HOMES IN CONTRA COSTA
  COUNTY

The graph below illustrates the price and sales volumes trends that have characterized the Contra Costa County residential market from 1990 to 1997. The graph indicates that prices in East County continued to increase into the early 1990s even when other Bay Area markets were seeing price declines. It was not until 1993 that the first signs of falling prices appeared, which continued through 1995. Sales volume fell

                                   [graph]

dramatically from 1990 to 1991, then remained relatively stable until the 1995 low point. This 1995 trough was a shared statewide event.

But after 1995, positive trends in both sales volume and sales prices emerged. In 1997, we see that the market had a significant spike in both sales volume and price. This price spike, however, is somewhat less due to the fact that homes on the market are increasingly larger and more highly amenitized. Real estate analysts project that the spike will give way to more modest sales volume and price figures in 1998. Dramatic decreases in sales volume and prices characteristic of earlier years are not expected to occur.

---------------
      (3) Compiled by Real Estate Research Council of Northern California and Sedway Group.

CYPRESS LAKES 1998 APPRAISAL           11                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

REGIONAL CONSTRUCTION ACTIVITY(4)

Contra Costa County accounts for the greatest volume of residential construction in the nine-county Bay Area. As evident in the graph, this construction volume slowed dramatically during the 1990s. Permit

                                      [graph]

activity seems to have stabilized at about 3,000 annually during the last several years (1995-1997). Despite the strong economy, permit activity is not anticipated to return to pre-1990 levels.

EAST COUNTY CONSTRUCTION ACTIVITY

In addition to researching construction activity in the county as a whole, Sedway Group examined market area activity in East County, in the vicinity of the subject site near Oakley and Bethel Island. Within the three eastern Contra Costa municipalities of Antioch, Brentwood and Pittsburg, single-family home building permit volume has not been subject to the dramatic swings in permit volume evident in the county as a whole. It should be noted that the communities of Oakley and Byron are unincorporated, and although gross statistics are available for unincorporated Contra Costa County, they are not disaggregated for these two communities. These permits are therefore not shown in our "Building Permit Volume" graph above (a table of these data can be found in the Addenda).

---------------
      (4) Compiled by Sedway Group from Economic Sciences Corporation data.

CYPRESS LAKES 1998 APPRAISAL           12                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

Between 1985 and 1989, an average of 1,232 single-family homes were permitted annually within the three incorporated communities, compared to an average of 1,198 homes annually between 1990 and 1995. Antioch dominates the market among these three communities, typically accounting for 65 percent of all single-family homes permitted. During the past two "recovery" years (1996 and 1997), permit volume has increased to an average of 1,324 annually.

Overall, the East County area out-performed the larger San Francisco Bay Area market during the early to mid-1990s economic recession. The subject area has been able to provide affordably priced homes targeted toward a first-time buyer market. With stable and sometimes declining land prices, production builders have been able to deliver attractively priced homes in an environment of low interest rates. As a result, with a strong Bay Area "pent-up" demand for affordable homes, this market has performed well, even during a recessionary market. As the economy improved after 1995, the area permitting volume increased in response, but not dramatically, as this market has typically been subject to tighter cycles than other locations in the Bay Area.

EAST COUNTY EXISTING COMPETITIVE PRODUCT

Sedway Group tabulated information on single-family new home sales programs within the communities of Oakley, Brentwood, Byron, Antioch, and Pittsburg as of December 1997, the most recent data that would have been available as of the March 31, 1998, valuation date. This information has been compiled from the research document, SURVEY OF NEW SALES HOUSING, EAST CONTRA COSTA, December 1997, by Anthony Hurt & Associates. Information has been compiled on 29 developments, including one in Oakley, nine in Brentwood, two in Byron/Discovery Bay, 15 in Antioch, and two in Pittsburg. National, statewide, and regional builders are represented in the data.

In terms of location, the communities of Oakley, Brentwood, and Byron/Discovery Bay are the most comparable to that of the subject site, located between Oakley and Bethel Island. Data for Antioch and Pittsburg are also presented, as they provide market indications that relate to the subject as well. A detailed table of currently selling projects appears in the Addenda, while the text that follows provides a summary of this information.

While our previous experience in the East County market has shown approximately 50 currently selling developments, these December 1997 data showing only about 30 developments are an indication of the new-found restraint of the market and the cautious recovery from earlier excesses. Additionally, the current market orientation under the improved economy has been toward a move-up product, which is typically more shallow with respect to demand. This recent shift in product orientation seems to have impacted Oakley - which has traditionally appealed more to lower-end consumers - most dramatically. Oakley had no projects selling as of December 1997, and only one project was taking reservations.

In addition to the current market orientation, Oakley's location at the outer edge of Highway 4 has been an increasingly significant consideration. During the late 1980s and early 1990s, the concentration of development along Highway 4 was not significant enough to cause major cumulative delays as one drove farther east toward Oakley. However, continued development along the Highway 4 corridor has served to add time onto a Highway 4 commute, with those traveling in the direction of Oakley suffering the most due to the incremental increases that mount as one travels east.

A final reason for the absence of recent homebuilding activity in Oakley is increases in various municipal and special district fees. While other jurisdictions have seen similar fee increases, the historically low

CYPRESS LAKES 1998 APPRAISAL           13                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

home selling prices in Oakley have led many builders to develop in locations where selling prices can more easily support the new fee structures.

                                     [graph]

In the context of increasing fees, greater traffic congestion, and a trend toward higher-end product development, the absorption and price graph above shows how new East County home developments have fared over the last six years. The unusually high absorption in 1993 was a consequence of the large number of new developments recently opened in that year. This glut of projects led to a notable price decline in 1994, which recovered slightly in 1995, and began to show a definite positive trend by mid-year 1996 and 1997. Absorption had also rebounded by mid-1997, and we see that a price spike had occurred by December 1997, when builders felt confident that heated market conditions and a move-up product orientation could justify these prices.

The tables that appear on the following page provide a tabular summary of home sales programs by community. A more detailed table listing information specific to developments within these communities can be found in the Addenda.

CYPRESS LAKES 1998 APPRAISAL           14                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

------------------------------------------------------------------------------

          SUMMARY OF STATISTICS ON CURRENTLY SELLING SFR DEVELOPMENTS
                           EASTERN CONTRA COSTA COUNTY
                                  DECEMBER 1997

-----------------------------------------------------------------------------------------
                          AVG HOME     AVG LOT      AVG HOME     AVG HOME     AVG. MONTLY
LOCATION                 SIZE (SF)    SIZE (SF)      PRICE       PRICE/SF      ABSORPTION
-----------------------------------------------------------------------------------------
Oakley                     1,569        6,000       $145,490        $93           N/A
Brentwood                  2,028        5,669       $210,997       $104           4.7
Byron/Discovery Bay        1,808        6,000       $227,240       $126           8.2
Antioch                    2,160        5,900       $192,574        $89           3.5
Pittsburg                  1,769        5,500       $188,970       $107           3.0


Sources:  Anthony Hurt and Associates December 1997 survey, Sedway Group

------------------------------------------------------------------------------


------------------------------------------------------------------------------

          SUMMARY OF STATISTICS ON CURRENTLY SELLING SFR DEVELOPMENTS
                           EASTERN CONTRA COSTA COUNTY
                                   JUNE 1995

-----------------------------------------------------------------------------------------
                          AVG HOME     AVG LOT      AVG HOME     AVG HOME     AVG. MONTLY
LOCATION                 SIZE (SF)    SIZE (SF)      PRICE       PRICE/SF      ABSORPTION
-----------------------------------------------------------------------------------------
Oakley                     1,520        5,083       $144,387        $95           3.9
Brentwood                  1,879        5,770       $192,532       $102           4.7
Byron/Discovery Bay        2,473        6,500       $267,740       $108           2.0
Antioch                    1,917        5,488       $177,519        $93           2.8
Pittsburg                  1,647        5,375       $173,595       $105           3.5


Sources:  Anthony Hurt and Associates, Sedway Group

------------------------------------------------------------------------------

CYPRESS LAKES 1998 APPRAISAL           15                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

Between 1995 and 1997, the tables indicate price increases in most communities,(5) though these increases are partially explained by the larger size of the homes and inclusion of more amenities. Like home sizes, lot sizes have also increased, another indicator of the current move-up orientation of the market.

PLANNED FUTURE DEVELOPMENT

There is a substantial inventory of approved subdivision lots within eastern Contra Costa County, as indicated in the exhibit located in Addendum G. Sedway Group contacted individual planning departments in Brentwood, Antioch, Pittsburg, and unincorporated Contra Costa County in order to catalogue this inventory. Unfortunately, Contra Costa County does not track this information and therefore is excluded from our survey.

Our survey revealed a total of 16,364 single-family residential units pending approval; approved, but not under construction; or under construction. Over the period from 1995 to 2020, ABAG projects a growth of 51,590 households for eastern Contra Costa County (defined as Antioch, Brentwood, Pittsburg, and Rural East Contra Costa County), which is the equivalent of 2,064 new households per year. Since our survey number essentially represents the same area (with only Rural East Contra Costa County excluded), we can divide the 16,364 survey number by the annual increase of 2,064 new households to estimate that this figure represents roughly eight years of inventory.

Brentwood has exceeded Antioch in recent years as the jurisdiction with the largest number of units in the development pipeline. Brentwood reported approximately 6,494 units planned, 40 percent of our survey total. Among this group, the two most significant potential competitors for Cypress Lakes are Brentwood Country Club (a 1,500-unit planned active adult community with a 27-hole golf course) and Spanos (a 1,031-unit golf course community). Development approvals for the Spanos project were set to expire in January of 1998, but the project recently received a one-year extension.

Other large, master-planned communities are proposed in Antioch, Byron, and Pittsburg. Antioch's largest project, with 770 units still to be completed, is Black Diamond Knolls. Byron has a 1,400-unit addition to the Discovery Bay community planned, and Pittsburg has the 1,363-unit San Marco project. When considering the impact of these proposed projects, it is important to note that many of them may never be realized, or their development may take place over ten or more years.

CONCLUSIONS AFFECTING VALUE

ABAG estimates and projections for five-year periods between 1990 and 2005 indicated positive trends for East County. While population increases slowed in the period from 1990 to 1995, an acceleration is expected in 1995 to 2000 and 2000 to 2005. This acceleration is anticipated as a consequence of the improving residential market coupled with the Bay Area's increasing reliance on Contra Costa County for developable residential land.

After 1995, the data show that a demand for move-up single-family home products finally materialized in East County. This was in contrast to the earlier part of the decade, when such demand never

---------------
      (5) The Byron/Discovery Bay sample was too small to provide a reliable indication of price increases or decreases.

CYPRESS LAKES 1998 APPRAISAL           16                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

materialized and housing prices remained flat or declined. The latter part of the 1990s has been characterized by a significantly smaller number of home programs selling concurrently (approximately 30 compared to the early 1990s figure of 50). If maintained, this moderate volume of projects will likely result in continued demand for both the move-up and entry-level product types.

While the outlook for residential development in East County is positive, the current regional economy has been in a state of expansion for an unprecedented length of time. Some economists have suggested that this expansion is part of a new era that is expected to continue into the foreseeable future, others speculate that a downturn may be pending. Housing prices and sales trends can be dramatically impacted by economic downturns due to the degree of job security and confidence buyers typically require to make such a major purchase; move-up purchases are typically more dramatically affected by economic downturns, while demand for entry-level homes tends to be more stable.

Within the East County residential market, the Cypress Lakes site is in a more distant and northeasterly portion of the county than most other residential developments, which tend to be concentrated in Antioch, Pittsburg, and Brentwood. These communities represent the current "path of growth" for East County. However, the site is within the county's Urban Limit Line, and its large size and the opportunity to create a somewhat more exclusive and self-contained community to a significant degree counterbalances the issue of distance. The high degree of amenities in the project would fit well with current consumer demands, although it could present problems if an economic downturn leads to a decrease in demand for highly amenitized projects.

CYPRESS LAKES 1998 APPRAISAL           17                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

       III. SITE DESCRIPTION AND ANALYSIS.


The Cypress Lakes property is an approximately 686-acre site, comprising generally flat agricultural land. Cypress Lakes is located near the Delta area where the Sacramento and San Joaquin rivers converge, in the northeast quadrant of Contra Costa County. The immediate surrounding land uses are agricultural and recreational. The nearest transportation artery is Highway 4, located approximately 1.5 miles to the west of the subject. The Town of Oakley is situated about three miles to the west.

ACCESS

The proposed Cypress Lakes development will have access from Cypress Road by way of Highway 4 from the west and Bethel Island Road from the north. Freeway access into Oakland and San Francisco is provided by taking Highway 4 West to Highway 242 South, and then joining Highway 24 East. The nearest BART station is in Pittsburg, approximately 15 miles from Cypress Lakes. Plans are underway to bring BART to Antioch at Hillcrest Avenue (within eight miles of Cypress Lakes) by early next century.

SURROUNDING ENVIRONS

The subject is bordered to the north and east by the Dutch Slough and the Sand Mound Slough, two narrow waterways that lead to the San Joaquin River. The Dutch Slough to the property's north divides it from Bethel Island, a popular recreational area in the Delta where the Sacramento River and the San Joaquin River converge. The subject is bordered to the south and west by agricultural land and open space. There are several old and newer single-family dwellings scattered near the site, but no large-scale residential developments.

Of significance are five parcels that are entirely surrounded by the subject property. These parcels are known as APNs 032-220-002-3, -004-9, -029-6, -030-4, and -005-6 (an assessor's map is located within the Addenda). It was reported that the owners of these parcels had been approached in the early 1990s to sell their land in order for it to become part of the proposed Cypress Lakes development as a school site. However, the owners declined to sell. Chartered Land & Cattle was in negotiations with the school district to have these parcels condemned and assembled as a school site at the time of foreclosure by National Investors Financial, Inc. While these parcels remain in private ownership, site plans for Cypress Lakes assume that this condemnation occurs and the property is used as a school site.

SOILS AND GEOLOGY

According to a geotechnical investigation report prepared for the subject site by Kleinfelder, the site lies in an area near several active faults. Three main faults that may have a potential for generating major earthquakes that might affect the site are the San Andreas, Hayward, and Calaveras faults. These faults lie approximately 52, 34, and 24 miles to the west, respectively. Other local active, yet smaller, faults that may have a potential for affecting the site are also located within 18 miles of the subject site.

CYPRESS LAKES 1998 APPRAISAL           18                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

The site proper is not crossed by any mapped active faults; however, it will likely be subjected to a high degree of ground shaking from earthquakes generated by the Antioch and Greenville faults, as well as other active faults in the Bay Area.

The site is generally flat, ranging in elevation from approximately -5 feet to -8 feet but as high as 22 feet. The north-central portion of the site is covered by areas of fine-grained, wind-blown sands that exhibit slight to moderate cementation. The site is currently used predominantly as rangeland and is covered by short and tall grass. The interior of the site contains several shallow drainage canals used for irrigation.

Based on data collected by Kleinfelder, there are four geotechnical concerns relating to the feasibility of the project: (1) potential liquefaction of the near surface sand layers; (2) lakes and levees; (3) subsidence and settlement; and (4) levee underseepage. The consultant recommended mitigation schemes to reduce the hazards to the development created by these geotechnical concerns. These costs are substantial and have a significant impact on the value of the project, as discussed in the valuation section of this appraisal.

LEGAL DESCRIPTION

The legal description is shown in the plant information guarantee report, which is contained in the Addenda.

OWNERSHIP HISTORY

Title to parcel 032-220-012 was granted from Leo and Hazel Mantelli to Three Sisters Trust, A.J. Salomon, Trustee, on December 19, 1990. A grant deed dated August 12, 1991, shows transfer of parcels 032-210-029, -007, -008, and -026 from Robert A. Dal Porto, Executor of the Estate of Norma E. Dal Porto, to Three Sisters Trust. For purposes unknown to the appraiser, title to the land was transferred back and forth from Three Sisters Trust to A.J. Salomon between 1990 and 1993. On November 9, 1994, A.J. Salomon transferred ownership ("fully encumbered") to Eastco, Inc., of Danville, California. On July 25, 1995, title to all parcels was transferred from A.J. Salomon to National Investors Financial, Inc. A copy of the information guarantee showing this ownership history is contained within the Addenda.

ASSESSED VALUE AND PROPERTY TAXES

The site is currently identified on the tax roll of Contra Costa County as Assessor's Parcel Numbers 032-210-029, 032-220- 007, 008, 012, and 026, and
these were assessed and taxed for the fiscal year 1997-98 as follows:

CYPRESS LAKES 1998 APPRAISAL           19                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics


                 APN                 1997 ASSESSED VALUE           1997-98 TAXES
                 032-210-029-8             $698,190                  $7,854.94
                 032-220-007-2             $731,544                  $8,226.16
                 032-220-008-0             $382,398                  $4,324.30
                 032-220-012-2             $745,008                  $8,360.14
                 032-220-026-2             $493,986                  $5,526.82

                 Subtotal:               $3,051,126                          $
                 Improvements                    $0                         $0
                                                 --                         --
                 TOTALS                  $3,051,126                 $34,292.36

INDICATED TAX RATE:                          1.124%
DELINQUENT TAXES/FEES AS OF 3/31/98:    $168,446.22


Taxes are levied annually for a fiscal year of July 1 through June 30. They are paid in semi-annual installments, being delinquent in December and April, respectively. As of the March 31, 1998, valuation date, taxes remained unpaid since 1993. The County Tax Collector reported the unpaid taxes and delinquent fees at approximately $168,446.22. Special condition number 1 of Addendum A deals with our treatment of these taxes in the appraisal.

Under the provisions of Article XIIIA (Proposition 13), properties are assessed based on their market value as of March 1, 1975, the base year lien date. Assessment increases are limited to a maximum of 2 percent per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the property may be reassessed to its market value. Future taxes will be based on the added cost of the improvements or the market value of the property.

Tax rates are also limited by Proposition 13 to 1 percent of the property's assessed value. Increases in this rate can only be achieved by special assessments approved by the voters. Additional assessments cannot be legislated. Based upon current assessed value and taxes, the subject's tax rate is 1.124 percent.

EASEMENTS AND ENCUMBRANCES

A preliminary title report by Commonwealth Land Title Insurance Company dated May 3, 1993, was submitted for review. Easements outlined in the preliminary title report were for access, mineral rights, and utilities only. There do not appear to be any easements or encroachments that would negatively impact the development of the subject site as proposed. However, a complete title report should be prepared in order to review any changes that may have occurred since the date of the preliminary report to verify the developability of the site.

CYPRESS LAKES 1998 APPRAISAL           20                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics


HAZARDS OF THE AREA

According to the geotechnical report conducted by Kleinfelder for the subject site, the subject is located within a 100-year flood zone. The subject development will be surrounded by a perimeter levee to reduce potential flood hazards.

No toxic waste was found during the visual inspection of the property; however, no toxic waste report was made available to the appraiser to verify this. This report assumes the site is free and clear of any toxic materials including but not limited to asbestos, underground storage tanks containing hazardous materials, PCB transformers, etc.


UTILITIES, SERVICES, AND OFF-SITE IMPROVEMENTS

Adequate water, sewer, telephone, electricity and gas utilities will be available to the site and will be provided by the following agencies:

     Water:                   Diablo Water Supply
     Sewer:                   Iron House Sewer District
     Telephone:               Pacific Bell
     Gas and electricity:     Pacific Gas and Electric Co.

In addition, police protection will be provided by the Contra Costa County Sheriff's Department. Until the fire station is built on-site, fire protection will be provided by either the Oakley Fire Protection District or the Bethel Island Fire Protection District.

GENERAL PLAN

The subject site was originally zoned A-2: Agricultural land with a recreational residential density bonus overlay. This land use designation includes most of the privately owned rural lands in the county. The purpose of the Agricultural Lands designation is to preserve and protect lands capable of and generally used for the production of food, fiber, and plant materials. Because the subject is located within the Urban Limit Line, a P-1 rezoning allows residential and recreational land use. As of May 18, 1993, the property had obtained a P-1 rezoning of 1,330 lots, preliminary and final development plans, and a vesting tentative map.

The subject property is located in the Oakley/Bethel Island area. As outlined in the Contra Costa County General Plan, policies for development in this area provide guidelines intended to preserve and enhance the area's rural and recreational quality. Due to close proximity to the San Joaquin-Sacramento Delta, the area lies within the 100-year flood zone, necessitating strict compliance with levee construction and flood prevention regulations. The General Plan also stipulates that residential development be recreationally oriented and limited in size with mandatory retention of areas dedicated to open space.

The development plan approved for the property complies with the standards outlined in the General Plan. Approximately 246 acres, or 36 percent of the 686-acre parcel, will contain 1,330 housing units. Approximately 170 acres (25 percent of the land area) will be designated as an 18-hole golf course, with

CYPRESS LAKES 1998 APPRAISAL           21                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

another 199 acres (29 percent of the development) used for roads, levees, lakes and channels. The remaining 70 acres (10 percent of the land area) will be reserved for parks, open space, wetlands, a school, a fire station, and other ancillary uses. This distribution of uses was consistent with the county's vision for the area during the effective dates of the General Plan (1990-2005).


PROPOSED RESIDENTIAL DEVELOPMENTRESIDENTIAL DEVELOPMENT

The proposed project consists of developing an area of approximately 686 acres in the Bethel Island area of East Contra Costa County. A site map is located in the Addenda. The project will consist of constructing a ring levee surrounding a development that will be separated into 24 individual neighborhoods. The development will contain the following elements:


  Use                                                Acres
  ---                                                -----
  Residential Area                                   246.1
  Public Parks                                        26.6
  Private Parks/Beach Club/Day Care Center             2.4
  Golf Courses                                       170.3
  Lakes/Channels                                      61.0
  Open Space                                          23.2
  Wetlands                                             8.8
  School                                               7.4
  Fire Station                                         2.0
  Roads                                               74.5
  Levee/Access Road                                   63.6
                                                     -----
  Total Acreage                                      685.9


The 24 neighborhoods will be developed as finished lots, which will be phased over a period of approximately five years. The neighborhoods are to be developed as follows.


  Neighborhood   Number of Lots   Average Lot Size (sq. ft.)
  ------------   --------------   --------------------------
        1              24                   8,000
        2              41                   9,600
        3             109                5,000/6,000
        4              55                   9,600
        5              41               10,000/11,000+
        6              63                   6,000+
        7              91                   7,000+
        8              61                   8,000
        9              59                   6,000
       10              19                  10,000
       11              52                5,000/6,000
       12              35                5,000/6,000
       13              58                   5,000
       14              63                   8,500


CYPRESS LAKES 1998 APPRAISAL           22                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

       15              67                      5,000
       16              44                      5,000
       17              68                      6,000
       18              50                      6,500
       19              41                      6,500
       20              39                      6,500
       21              19                      8,500+
       22              19                      8,500+
       23             133                      5,000
       24              99                      5,000
                    -----                      -----
          Total     1,330   Weighted Average   6,531


CYPRESS LAKES 1998 APPRAISAL           23                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

                       IV. HIGHEST AND BEST USE ANALYSIS


Highest and best use is defined as:

      The reasonable, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.

The highest and best use of a property must be physically possible, legally permissible, financially feasible, and maximally productive among feasible uses. Highest and best use is determined for sites "as vacant" and "as improved." Since the subject is vacant, this section only analyzes the highest and best use "as vacant."

PHYSICALLY POSSIBLE

The topography of the property is primarily flat. The soils report prepared by Kleinfelder found that residential development is physically feasible on the site if recommended mitigation measures are implemented. While the issue of flooding appears to have been addressed by the project's proposed perimeter levee, the appraisers were not made aware of a mitigation plan for settlement issues. These mitigation issues should be reviewed further by the new developers of the project. Any significant findings impacting costs could alter the concluded highest and best use of the property.

LEGALLY ALLOWABLE

The site is currently zoned by the County of Contra Costa as P1 (Planned Unit Development), which will permit development of the project as planned. The current vesting tentative map allows construction of 1,330 residential lots and various other project amenities as detailed in earlier descriptive sections of this report. However, the current zoning and vesting tentative map will expire on April 15, 1999, if a final map is not submitted by the expiration date. There are no more extensions to which the subject is entitled.

FINANCIALLY FEASIBLE

The most financially feasible scenario is the subject development, particularly given the improvement of the residential market and shift toward a move-up product in the last few years (1996 to 1998).

HIGHEST RETURN

Due to physical site characteristics and local regulations, alternative uses of the site would likely be a less densely developed residential, recreational, agricultural, or open space use. While alternative development plans or uses might possibly cost less and yield higher returns, we believe that any such increment in return would be absorbed by the increased risk in obtaining approval for such plans.

CYPRESS LAKES 1998 APPRAISAL           24                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

CONCLUSION

Based upon analysis of these factors as they relate to the subject, the highest and best use for the subject is judged to be a 1,330-unit residential and golf course Planned Unit Development, as set forth in the existing plans and entitlements. This conclusion is based upon the assumption that the cost estimates prepared by the original developer of the property are reasonable. This significant cost issue is discussed in more detail in the following chapter.

CYPRESS LAKES 1998 APPRAISAL           25                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

                                 V. VALUATION


Sedway Group's estimate of the market value of the subject property relies on the Sales Comparison and Subdivision Development approaches to value. Both approaches are utilized to value the subject property in its "as is" condition: raw land (i.e., no improvements) but with entitlements in place (vesting tentative map) as of the date of the appraisal. Unimproved land with entitlements in place is frequently referred to as "paper lots," and we will use that terminology in our analysis.

We researched paper lot sales (unfinished lots with various entitlements similar to those of the subject) for the Sales Comparison Approach. This approach is based on the principle of substitution - a prudent buyer would not pay more for a property than it would cost to acquire a comparable substitute property. Market value is estimated by comparing the subject property to similar properties that have sold recently or for which offers to purchase have been made. All comparisons consider differences in real property rights conveyed, entitlement status at sale, financing terms, conditions of sale, and market conditions. Since no two properties are ever identical, the appraiser must make adjustments for differences in physical characteristics such as condition, location, size, and functional utility.

The Subdivision Development Approach combines the Sales Comparison Approach with an estimate of costs to be incurred, along with certain income capitalization techniques. In this manner, the discounted value of the subject development's anticipated income stream can be estimated. In our analysis, this discounted value is based on the completion and sale of the finished lots to home builders.

As a final step in the valuation process, the estimates from the Sales Comparison and Subdivision Development approaches are reconciled into a final value estimate. The appraiser analyzes the appropriateness of each approach to the property type appraised, the accuracy of the data collected, and the quantity of evidence supporting each value estimate. This correlated amount, as of the valuation specified date, is the final value estimate.


SALES COMPARISON APPROACH

There have been relatively few comparable paper lot sales in the Cypress Lakes market area, and there have been no paper lot sales similar in size to the subject property. This is consistent with the generally soft residential development market in the early- and mid-1990s, when few developers were acquiring land for future development. In addition, there are generally few parcels as large as the subject available for development in Contra Costa and other Bay Area counties adjacent to San Francisco.

For these reasons, our analysis of the paper lot sales is limited to projects containing 30 to 189 lots. Because these comparable paper lot transactions were all substantially smaller than the subject property, an adjustment is made for size differential at the end of this analysis. This discount is necessary as it will require more time to sell out the 1,330-lot subdivision than if the subject project were a development of under 150 lots.

CYPRESS LAKES 1998 APPRAISAL           26                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

PAPER LOT SALES

Sedway Group identified five sales that we believe provide a reliable indication of the subject property's value as paper lots. Two of the sales transactions took place after a final map had been recorded for the properties, two had vesting tentative maps in place at the time of sale, and one had a combination of a final map and vesting tentative map. With the exception of Sale 5, none of the lots were improved at the time of sale; therefore, the price paid does not include site work or fees. While some of the properties had assessments at the time of sale, the subject property does not include any of the backbone infrastructure typically covered by these assessments. For this reason, the comparable sales that have assessments are not adjusted upward by the amount of the assessment when comparing the comparables to the subject.

The five transactions identified as comparable are summarized in Exhibit 4. A map identifying the location of these sales is presented as Exhibit 5, and an adjustment grid as Exhibit 6. The five sales ranged from a low of $4,233 per lot to a high of $23,014 per lot. Interviews with homebuilders active in the market indicated that prices improved between late 1995 and late 1997, the time period covered by the sales. Sedway Group used information from interviews with homebuilders as well as historical home price data to estimate a time adjustment for the paper lot sales.

In addition to market conditions, comparables are adjusted for the factors of entitlement status at sale, location, master-planned or golf-community status, and, as noted in the introduction, the overall size of the development. All sales were further adjusted by the extraordinary cost of the Cypress Lakes development, which will be discussed at the end of the individual lot analysis. Sale 5 required some additional adjustments that will be addressed in its own paragraph below. Summaries of the sales and an adjustment grid appear as exhibits on the following pages.

PAPER LOT SALE NUMBER ONE took place in October of 1995, which was what many consider the bottom of the residential market for all of California. The project had a vesting tentative map at sale, and was transferred from Ti Chien Ho to Hofmann Construction. Hofmann planned to develop homes of 1,500 to 2,400 square feet priced at $159,000 to $215,000. There were unusual grading costs of approximately $11,000 per lot included in the finishing costs of $41,000. Additionally, the buyer assumed $11,640 per lot in assessments.

Several adjustments must be made to Paper Lot Sale Number One with respect to Cypress Lakes. First, the base price must have unusual costs of $11,000 per lot added to it. Our interviews with local brokers, analysis of home prices, and review of land sales revealed that an 11 percent adjustment for the improving residential market was appropriate. A location adjustment of -10 percent is necessary due to the comparable's Antioch location. Antioch is much closer to regional employment centers and major transportation modes than the subject's Oakley location. This adjustment is based upon historical pricing differences between Oakley and Antioch, with a conversion factor applied to make the difference applicable to a land value analysis.(6) A golf master-planned community adjustment was necessary for Sale Number One, as well as all other comparables, due to this unique characteristic of the Cypress Lakes

--------------
      (6) A 5 percent price difference was divided by 30 percent to represent the typical percentage of the home price applicable to land, then multiplied by 60 percent to allocate this premium between the land and the home. This methodology is utilized to make adjustments to all comparables for location.

CYPRESS LAKES 1998 APPRAISAL           27                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics


                                                                         EXHIBIT 4
                                                         COMPARABLE PAPER LOT SALES SUMMARY GRID
                                                               EASTERN CONTRA COSTA COUNTY
--------------------------------------------------------------------------------------------------------------------------
#  LOCATION/APN                        REC       SIZE     ZONING     SALE        NO.    DENSITY   PRICE/   PRICE/   LOT
                                       DATE      (ACRES)             PRICE       LOTS  (LOTS/AC)  ACRE     LOT      SIZES
--------------------------------------------------------------------------------------------------------------------------
   Lots
   ----

1  Deer Valley Road                    10/27/95  53.470   HPD        $800,000    189      3.53    $14,962  $4,233   6,000
   E of Rock Island Drive                                 Antioch
   Antioch
   052-410-035
   053-010-006/7

2  60 Lone Tree Way                    4/12/96   12.207   C-1/R-2    $780,000    65       5.32    $63,898  $12,000  5,000
   Brentwood                                              Brentwood
   018-230-038-4 (por)

3  Sand Creek Road                     12/12/96  21.292   PD6        $359,500    30       1.41    $16,884  $11,983  6,000
   West of San Jose Ave                                   Brentwood
   Brentwood
   019-110-037
   019-280-020 to 029

4  Sunrise & Daybreak                  9/25/97   16.673   PD6        $686,000    75       4.50    $41,144  $9,147   4,000
   Sutter Creek N. of San Jose Rd                         Brentwood
   Brentwood
   019-110-040
   019-290-031

5  N. Parkside Dr, N. of Polaris Dr.   12/31/97  28.078   RS         $2,439,500  106      3.78    $86,883  $23,014  6,000
   Pittsburg                                      (est)   Pittsburg
   086-010-017,019




--------------------------------------------------------------------------------------------------------------------------------
#  LOCATION/APN                        APPRV.     GRANTOR/                 COMMENTS
                                       AT SALE    GRANTEE
--------------------------------------------------------------------------------------------------------------------------------
   LOTS

1  Deer Valley Road                    Vesting    Ti Chien Ho/             Finishing costs (excluding fees) of approximately
   E of Rock Island Drive              Tentative  Hofmann Construction     $41,000, which is approximately $11,000 above average,
   Antioch                             Map                                 due to grading. $2.2 million or $11,640/lot in
   052-410-035                                                             assessments assumed.
   053-010-006/7

2  60 Lone Tree Way                    Vesting    Ralph P. Garrow/         Special assessment bonds of $55,000/year assumed.  Buyer
   Brentwood                           Tentative  Rural CA Housing         did not know what principal was but this amount to be
   018-230-038-4 (por)                 Map        Corporation              paid for 20 years.

3  Sand Creek Road                     Final      Vasco Group/             Interest of approximately $8,000 per lot was assumed
   West of San Jose Ave                Map        Greystone Homes          with the purchase.  Assessments of $8,800 per lot were
   Brentwood                                                               assumed.  Fees and finishing costs were approximately
   019-110-037                                                             $55,000 per lot.
   019-280-020 to 029


4  Sunrise & Daybreak                  Final      Vasco Group/             Interest of approximately $10,000 per lot was assumed
   Sutter Creek N. of San Jose Rd      Map        Greystone Homes          with the purchase.  Assessments of $8,800 per lot were
   Brentwood                                                               assumed.  Fees and finishing costs were approximately
   019-110-040                                                             $55,000 per lot.
   019-290-031

5  N. Parkside Dr, N. of Polaris Dr.   Final &    North American           Buyer reported that he acquired 106 lots total, of which
   Pittsburg                           Vesting    Refractories/            27 had a final map and were already finished.  The
   086-010-017,019                     Tentative  Schuler Homes            remaining 79 lots were unfinished and had a vesting
                                                                           tentative map.  The buyer also received an option to buy
                                                                           73 additional lots and purchased 14 completed SFRs on
                                                                           the same site, the price of which is not included in
                                                                           this transaction.
-----------------------------------------------------------------------------------------------------------------------------------
    Sources:  COMPS, Inc, Buyers, Sellers,  Sedway Group.
    [CJD]
-----------------------------------------------------------------------------------------------------------------------------------

CYPRESS LAKES 1998 APPRAISAL           28                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

                       EXHIBIT 5

                    PAPER LOT SALES


                         [Map]

        SEDWAY GROUP
Real Estate and Urban Economics

----------------------------------------------------------------------------------------------------------------------
                                                                       EXHIBIT 6
                                                     COMPARABLE PAPER LOT SALES ADJUSTMENT GRID
                                                             EASTERN CONTRA COSTA COUNTY
----------------------------------------------------------------------------------------------------------------------
                                                                                              CHANGE IN        PRICE
#   LOCATION/                               REC        PRICE/    UNUSUAL(2)    PRICE AFTER      MARKET       AT CURRENT
    APN                                     DATE       LOT(1)    COSTS/LOT       UNUSUAL      CONDITIONS       MARKET
----------------------------------------------------------------------------------------------------------------------
    LOTS
    ----
1   Deer Valley Road                       10/27/95   $4,233    $11,000         $15,233          11%          $16,908
    E of Rock Island Drive
    Antioch
    052-410-035
    053-010-006/7

2   60 Lone Tree Way                       4/12/96    $12,000   $3,500          $15,500          8%           $16,740
    Brentwood
    018-230-038-4 (por)

3   Sand Creek Road                        12/12/96   $11,983   $8,000          $19,983          6%           $21,182
    West of San Jose Ave
    Brentwood
    019-110-037
    019-280-020 to 029

4   Sunrise & Daybreak                     9/25/97    $9,147    $10,000         $19,147          3%           $19,721
    Sutter Creek N. of San Jose Rd
    Brentwood
    019-110-040
    019-290-031

5   N. Parkside Dr, N. of Polaris Dr.      12/31/97   $15,500   $0              $15,500         1.0%          $15,655
    Pittsburg
    086-010-017,019

    AVERAGE PRICE/LOT INDICATION



------------------------------------------------------------------------------------------------------------------------
                                                                        EXHIBIT 6
                                                      COMPARABLE PAPER LOT SALES ADJUSTMENT GRID
                                                              EASTERN CONTRA COSTA COUNTY
------------------------------------------------------------------------------------------------------------------------
                                                                  ADJUSTMENTS                                  ADJUSTED
#   LOCATION/                          ENTITLEMENT                    GOLF         SIZE          TOTAL           PRICE/
    APN                                   STATUS       LOCATION       MPC(3)      (# LOTS)     ADJUSTMENTS         LOT
------------------------------------------------------------------------------------------------------------------------
    LOTS
    ----
1   Deer Valley Road                        0%           -10%         10%          -30%           -30%          $11,836
    E of Rock Island Drive
    Antioch
    052-410-035
    053-010-006/7

2   60 Lone Tree Way                        0%           -12%         10%          -25%           -27%          $12,220
    Brentwood
    018-230-038-4 (por)

3   Sand Creek Road                        -15%          -12%         10%          -25%           -42%          $12,286
    West of San Jose Ave
    Brentwood
    019-110-037
    019-280-020 to 029

4   Sunrise & Daybreak                     -15%          -12%         10%          -25%           -42%          $11,438
    Sutter Creek N. of San Jose Rd
    Brentwood
    019-110-040
    019-290-031

5   N. Parkside Dr, N. of Polaris Dr.       0%           -12%         10%          -25%           -27%          $11,428
    Pittsburg
    086-010-017,019

    AVERAGE PRICE/LOT INDICATION



----------------------------------------------------------------------------------
                                              LESS SUBJECT            CONCLUDED
#   LOCATION/                                   KNOWN                   VALUE/
    APN                                     UNUSUAL COSTS(4)           PAPER LOT
----------------------------------------------------------------------------------
    LOTS
    ----
1   Deer Valley Road                           -$7,300                  $4,536
    E of Rock Island Drive
    Antioch
    052-410-035
    053-010-006/7

2   60 Lone Tree Way                           -$7,300                  $4,920
    Brentwood
    018-230-038-4 (por)

3   Sand Creek Road                            -$7,300                  $4,986
    West of San Jose Ave
    Brentwood
    019-110-037
    019-280-020 to 029

4   Sunrise & Daybreak                         -$7,300                  $4,138
    Sutter Creek N. of San Jose Rd
    Brentwood
    019-110-040
    019-290-031

5   N. Parkside Dr, N. of Polaris Dr.          -$7,300                  $4,128
    Pittsburg
    086-010-017,019

    AVERAGE PRICE/LOT INDICATION                                         $4,542
----------------------------------------------------------------------------------------------------------------------
    NOTES:
    (1) Original price for Sale 5 included 27 finished lots.  The pre-adjustment figure of $15,500/lot is only for the comparable's 79 unfinished lots with a vesting tentative map.  $1,215,000 ($45,000/lot) of the original $2,439,500 sale price was allocated to the finished lots.

    (2) Unusual costs for comparables included extraordinary finishing costs, fees, or interest assumed.

    (3) Projects which are not part of a master planned community with golf, like the proposed subject, require an upward adjustment.

    (4) Known unusual costs are the from the subject's reclamation project, which was inflated to a 1998 figure of $9.7 million, or approximately $7,300/lot.

    Sources:  COMPS, Inc, Buyers, Sellers,  Sedway Group.

     [CJD]                                                                                                   07/21/98
----------------------------------------------------------------------------------------------------------------------

CYPRESS LAKES 1998 APPRAISAL           30                            APRIL 1998

        SEDWAY GROUP
Real Estate and Urban Economics

development. Our familiarity with appraisal literature on the subject has led us to conclude that a 10 percent upward adjustment is appropriate.(7)

PAPER LOT SALE NUMBER TWO represents the transfer of a 65-lot proposed development from Ralph P. Garrow to Rural California Housing Corporation (RCHC), a non-profit entity. The sale took place on April 12, 1996, by which time the market had begun to sense signs of recovery from 1995 lows. Assessments of $55,000 per year for 20 years were assumed, although the buyer (a relatively inexperienced non-profit) was unaware of the details of these assessments, including the principal amount. A vesting tentative map existed at the time of sale, and the buyer planned to develop homes of 1,150 to 1,350 square feet on 5,000-square-foot lots. As an affordable housing developer, RCHC planned to price these homes at below market rates of $130,000 to $138,000.

Finished lot costs plus fees were approximately $58,500 per lot. The buyer reported that about $3,500 represented unusual costs, for which we make an adjustment to the sale. Since the market had already enjoyed some improvement with an increasingly positive outlook, an 8 percent time adjustment was made. A downward 12 percent adjustment was necessary due to the comparable's Brentwood location, which has become an increasingly popular community in recent years. As with all other comparables, a 10 percent upward adjustment was necessary in consideration of Cypress Lakes's affordance of a master-planned community with golf. While this comparable development's average lot size of 5,000 square feet is below that of Cypress Lakes, no specific adjustment was made; to some degree lot size is reflected in our master-planned community adjustment and market demand at the time of sale. We will, however, consider lot size in our final reconciliation of the Sales Comparison Approach.

PAPER LOT SALE NUMBER THREE is the December 1996 sale of 30 lots from
Vasco Group to Greystone Homes. Greystone assumed $8,000 per lot in interest and $8,800 per lot in assessments as part of the transaction. The price reflects that, by December 1996, the market had already enjoyed considerable appreciation, although additional price increases would continue through year end 1997. The buyer reported average finishing costs plus fees at $55,000. The homebuilder planned to develop 1,600- to 2,200-square-foot homes on 6,000-square-foot lots. Prices were to be in the $175,000 to $225,000 range.

The first adjustment of 6 percent for market conditions reflects the fact that the market continued to improve after 1996. The downward 15 percent adjustment for entitlements is based on our knowledge of price differences in the local market between lots with vesting tentative and final maps. The location adjustment of -12 percent is in accordance with our market information of the town of Brentwood's desirability versus that of unincorporated Oakley. The final golf master-planned community adjustment is in accordance with the adjustment made to all comparables.

PAPER LOT SALE NUMBER FOUR is near the location of Comparable Three and has the same buyers and sellers. Greystone homes purchased this 75-lot site due to the success of its earlier project represented by Comparable Three. In addition to $8,800 per lot in assessments, Greystone assumed interest of $10,000 per lot. Finishing costs per lot ranged from $47,000 to $65,000 and averaged approximately $55,000 per lot. The sale date in September of 1997 was in the middle of the latter half of the year, which saw prices


----------------

    (7)The APPRAISAL JOURNAL published a study in its July 1997 issue ("Adjusting the Value of Houses Located on a Golf Course") that showed home prices are approximately 5 percent more just for being in a golf course community and not with any views or frontage. We apply our 30 percent division and 60 percent multiplication factor to convert the adjustment to one applicable to lot prices. This results in a 10 percent adjustment factor.

CYPRESS LAKES 1998 APPRAISAL           31                            APRIL 1998

     SEDWAY GROUP
Real Estate and Urban Economics

begin to spike. Greystone planned to develop homes of 1,100 to 1,700 square feet, priced at $140,000 to $175,000. Lot sizes were small at only 4,000 square feet.

As with Sale Two, no specific adjustment was made for small average lot size for this comparable; lot size will be considered in our final reconciliation of the Sales Comparison Approach. The time adjustment of 3 percent reflects ongoing appreciation of land, which began to spike by the end of the year. The -15 percent adjustment for entitlement status is typical for this market when differentiating between vesting tentative and final map status. The location and golf MPC adjustments were made using the same guidelines applied to all comparables.

PAPER LOT SALE NUMBER FIVE was part of a complex transaction that took place between North American Refractories and Schuler Homes. Schuler acquired a total of 106 lots, of which 27 had a final map and were already finished. The remaining 79 lots had a vesting tentative map and were unfinished. The buyer also reported receiving an option to buy 73 additional lots with a vesting tentative map and purchased 14 completed single-family homes. The price of these option lots and single-family homes is not included in the purchase price of $2,439,500. In addition to the purchase price, the buyer assumed $10,000 per lot in assessments. Homes of 1,500 to 2,000 square feet were to be developed on 6,000-square-foot lots. The anticipated selling price of the homes is $150,000 to $175,000.

Because we were concerned only with the portion of the transaction involving unfinished lots with a vesting tentative map, we had to separate the portion of the sale price allocated to the finished lots. The buyer would not disclose the allocation method, but the broker reported that approximately $45,000 per lot was allocated to the finished lots and $15,500 per lot was allocated to the unfinished lots with a vesting tentative map. We begin our adjustment grid with this $15,500 figure, applicable to 79 lots. While the December 1997 transaction date is relatively close to our valuation date, we still included a one percent appreciation factor due to spiking prices characteristic of the end of 1997 and beginning of 1998. Location and golf master-planned community adjustments are made in a manner similar to the adjustments with other comparables. While Pittsburg is somewhat less desirable than Brentwood as a residential community, its closer proximity to regional transportation and employment hubs necessitated a similar location adjustment.

DISCOUNT FOR DEVELOPMENT SIZE

The comparable sales discussed above include 30 to 189 lots, which. represents a typical purchase for a builder in this market. The Cypress Lakes project includes the development of 1,330 lots, a golf course, and various other amenities and requirements Therefore, each sale requires downward adjustment for the larger size and longer development timeframe of Cypress Lakes compared to the comparable sales.

Unfortunately, our research did not reveal any large property sales that could be used to derive a size adjustment for this analysis. Therefore, we have simulated a sell-out of the paper lots over time and discounted the results in order to estimate the type of discount that might be required to sell the property in bulk.

It is important to recognize that this is an analytical exercise that is utilized to estimate a reasonable adjustment to account for the large size of the subject relative to the comparable sales. It is extraordinarily unlikely that a master-planned golf-course community like Cypress Lakes would actually be sold off as paper lots. However, this approach is reasonable to simulate the recognition of the paper lot value of the property over a realistic timeframe, and thus is utilized to derive a size discount for the property.

CYPRESS LAKES 1998 APPRAISAL           32                            APRIL 1998

   To perform this analysis, we divided the 1,330 planned lots into 12 groups of 100 lots and a 13th group of 130 lots. We then experimented with the phased sale of these 13 groups over a six- to eight-year timeframe, using a variety of appreciation and discount rates. Generally, the discount implied in this analysis ranged between 25 percent and 35 percent. For those sales with approximately 100 or fewer lots, we utilized a discount of 25 percent, which reflects the currently strong market for residential products in East County. A 30 percent discount was utilized for the one larger sale of 189 lots.

   DISCOUNT FOR EXTRAORDINARY COSTS

   As discussed later in the appraisal, there are substantial development costs associated with the creation of finished lots at Cypress Lakes. Some of these costs are typical costs incurred by any developer in moving from paper lots to finished lots. Other costs (e.g., the lakes and parks) are costs that will not be borne by other developers but will create additional amenities that will add future value to the Cypress Lakes development. However, there are some costs at Cypress Lakes that are neither typical costs that would be borne by any development in East County nor costs related to creating an attractive master-planned community.

   The primary extraordinary cost is the cost of the levee (reclamation project) required of the project. The estimated cost for this reclamation project is approximately $9.7 million (adjusted to 1998 dollars), or $7,300 per lot. This $7,300 per lot cost is deducted from each comparables adjusted price to arrive at the final value indication for Cypress Lakes.

   CONCLUSION OF SALES COMPARISON APPROACH.

   The comparables discussed above provide a relatively consistent indication of value for the subject, ranging from $4,100 to $4,900 per lot after all adjustments have been considered, and averaging approximately $4,500 per lot. As discussed previously, all comparables had average lot sizes below that of the subject's 6,500 square feet, for which no adjustment was made in our grid. Considering lot sizes and taking into account the higher level of amenities in the Cypress Lakes project relative to those of the comparables, we conclude at a per lot value of $4,600, which is at the upper middle end of the range. This is equivalent to $6.1 million (rounded) for all 1,330 lots. No additional value is attributed to the golf course, as the primary value that will accrue from the golf course is the lot premiums that will accrue to many of the lots in the development. The ultimate value of the golf course will be roughly equivalent to the costs to develop it, as will be shown in a subsequent section of this appraisal.


   SUBDIVISION DEVELOPMENT APPROACH

   The Subdivision Development Approach is a residual analysis used to determine the value attributable to the raw land "as is" after an allowance for sales and development costs have been subtracted from the net discounted sales prices of the finished lots. This residual technique combines elements of the direct sales, cost, and income approaches to value.

   The residual land valuation technique involves utilizing a discounted cash flow analysis. The sales prices of the finished lots are projected using an analysis of comparable sales occurring in the subject market area, in addition to discussions with home developers active in the market area throughout the 1990s. Selling expenses, developer overhead, site costs, Mello-Roos carrying costs, and developer profit are


   CYPRESS LAKES 1998 APPRAISAL             33                     APRIL 1998
   subtracted from projected gross revenues, and net revenues are discounted to the present over the absorption period. After discounting projected net revenues over the absorption period, the resulting figure is the indicated value of the subject raw land "as is." This method simulates one technique used by potential buyers to determine a reasonable price for a site.

   PROJECT SUMMARY

   The proposed development contains 1,330 finished lots ranging in size from 5,000 square feet to 11,000+ square feet. These lots are to be developed in 24 distinct neighborhoods, the construction of which is divided into six separate phases. The neighborhoods south of Cypress Road will be clustered around man-made lakes, while the community developed north of Cypress Road will be centered around the 18-hole golf course developed in conjunction with the project. Our model assumes that the finished lots will be sold in clusters of 50 to 150 lots to merchant homebuilders.

   Because of the large size of the project, development will be phased over several years. The number of lots per phase is based primarily on Chartered Land & Cattle's original development program, with modifications made by Sedway Group to reflect a more protracted absorption period. The project will be broken down into six phases with an average of 222 lots, each supplying approximately one-and-a-half to two years of inventory, depending on the absorption rate forecast for each particular phase.

   The first three phases of the project will comprise neighborhoods in the lake community south of Cypress Road and will be developed according to the following program: Phase I includes neighborhoods 23 and 24 for a total of 232 lots; Phase II comprises 238 lots in neighborhoods 14, 15, 18, 20, and 21; and, in addition to a pool and tennis facility, Phase III includes 172 lots in neighborhoods 16, 17, 19, and 22. The golf course community north of Cypress Road will be phased according to the following program: Phase IV includes 229 lots in neighborhoods 1, 2, 3, and 4; Phase V comprises 212 lots in neighborhoods 8, 9, 10, 12, and 13; and the final 247 lots in neighborhoods 5, 6, 7, and 11 will be developed in Phase VI. The 18-hole golf course will be developed during Phase I.

   BASE FINISHED LOT PRICES

   In order to develop a cash flow for the Subdivision Development Approach, we must first estimate the base prices for which each of the subject's finished lot types will sell. Base prices for each of the subject's ten lot size categories were estimated by three separate methods. Each method had its strengths and weaknesses, and certain methods were better than others for estimating the prices for particular lot size categories. The three methods are 1) an analysis of comparable individual finished lot sales, 2) a review of area home prices from which we extract finished lot values based upon the estimated percentage of the home price attributable to land, and 3) local home builder and developer surveys. Our base lot price conclusions are based upon an examination of each of these three techniques. A presentation of each of these methods appears below.

   INDIVIDUAL FINISHED LOT SALES. Sedway Group analyzed 13 sales of individual finished lots, which are detailed as Exhibit 7. These larger than average lot sales were the only finished lot sales available in the subject market, where homebuilders are typically responsible for both finishing the lots and building the houses. We have therefore made adjustments for size based upon an analysis and our experience of historical pricing differences per square foot between various lot sizes in master-planned communities. Our analysis considers price per square foot in order to arrive at a concluded value for the subject's average 6,531-square-foot lot.


   CYPRESS LAKES 1998 APPRAISAL             34                     APRIL 1998

                                  EXHIBIT 7

                       SINGLE FINISHED LOT COMPARABLES
                        SUMMARY AND ADJUSTMENT GRID
                        EASTERN CONTRA COSTA COUNTY


                                                                                                                      Change in
#    Location/                           Grantor/                              Sale     Lot Size   Sale      Price/     Market
     APN                                 Grantee                               Date      (SF)      Price     SF       Conditions
----------------------------------------------------------------------------------------------------------------------------------
OAKLEY

   1 4012 Haley Court                    John K Lowell Trust/                 8/29/97    7,360     $70,000    $9.51      0%
     035-040-021-4                       HPH Homebuilders 2000 LP

   2 4016 Haley Court                    John K Lowell Trust/                 8/29/97    7,400     $70,000    $9.46      0%
     035-040-022-2                       HPH Homebuilders 2000 LP

BETHEL ISLAND

   3 Willow Road                         Elvis Felders/                       6/14/96    7,560     $77,500    $10.25     5%
     030-080-015-8                       Marvin & Delores Newton

BRENTWOOD (PART OF APPLE HILL/SUMMERSET MASTER PLANNED COMMUNITY)

   4 40 Gala Lane                        Blackhawk Nunn Active Adult/         10/20/97   5,840     $139,500   $23.89     0%
     019-270-037-5                       Vivian Wildes

   5 51 Gala Lane                        Blackhawk Nunn Active Adult/         7/27/97    4,570     $128,500   $28.12     1%
     019-270-025-0                       Sheryl Palmer

BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

   6 3927 Lighthouse Place               New Discovery Inc/                   12/15/97   9,600     $150,000   $15.63     0%
     008-470-009-5                       Richard & Christina Jorgensen

   7 3924 Lighthouse Place               New Discovery Inc/                   10/23/97   9,838     $144,000   $14.64     0%
     008-460-011-3                       Don & Rebecca Ferguson

   8 4215 Beacon Place                   New Discovery Inc/                   7/31/97    7,200     $122,500   $17.01     1%
     008-380-028-4                       Gale & Karen Halbakken

   9 2264 Reef Court                     Louise Reed Trust/                   6/27/97    7,080     $111,000   $15.68     1%
     008-160-023-1                       Joseph & Tina Bango

                                                                                 Price                            Adjustments
#    Location/                           Grantor/                             at Current             Golf             Golf
     APN                                 Grantee                                Market     Size      MPC*    Loc.   Frontage
------------------------------------------------------------------------------------------------------------------------------

OAKLEY

   1 4012 Haley Court                    John K Lowell Trust/                    $9.51      7%        10%    -6%      0%
     035-040-021-4                       HPH Homebuilders 2000 LP

   2 4016 Haley Court                    John K Lowell Trust/                    $9.46      7%        10%    -6%      0%
     035-040-022-2                       HPH Homebuilders 2000 LP

BETHEL ISLAND

   3 Willow Road                         Elvis Felders/                         $10.76      7%        10%     0%      0%
     030-080-015-8                       Marvin & Delores Newton

BRENTWOOD (PART OF APPLE HILL/SUMMERSET MASTER PLANNED COMMUNITY)

   4 40 Gala Lane                        Blackhawk Nunn Active Adult/           $23.89     -5%         0%   -12%    -40%
     019-270-037-5                       Vivian Wildes

   5 51 Gala Lane                        Blackhawk Nunn Active Adult/           $28.40    -10%         0%   -12%    -40%
     019-270-025-0                       Sheryl Palmer

BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

   6 3927 Lighthouse Place               New Discovery Inc/                     $15.63     23%         0%   -12%      0%
     008-470-009-5                       Richard & Christina Jorgensen

   7 3924 Lighthouse Place               New Discovery Inc/                     $14.64     25%         0%   -12%      0%
     008-460-011-3                       Don & Rebecca Ferguson

   8 4215 Beacon Place                   New Discovery Inc/                     $17.18      7%         0%   -12%      0%
     008-380-028-4                       Gale & Karen Halbakken

   9 2264 Reef Court                     Louise Reed Trust/                     $15.83      7%         0%   -12%      0%
     008-160-023-1                       Joseph & Tina Bango

                                                                                                                  Indicated Value
#    Location/                           Grantor/                       Water View/                  Adjusted   Average (6,531 SF)
     APN                                 Grantee                         Access         Totals       Price/SF     Subject Lot
----------------------------------------------------------------------------------------------------------------------------------

OAKLEY

   1 4012 Haley Court                    John K Lowell Trust/               0%             11%        $10.56        $68,948
     035-040-021-4                       HPH Homebuilders 2000 LP

   2 4016 Haley Court                    John K Lowell Trust/               0%             11%        $10.50        $68,576
     035-040-022-2                       HPH Homebuilders 2000 LP

BETHEL ISLAND

   3 Willow Road                         Elvis Felders/                   -15.0%            2%        $10.98        $71,705
     030-080-015-8                       Marvin & Delores Newton

BRENTWOOD (PART OF APPLE HILL/SUMMERSET MASTER PLANNED COMMUNITY)

   4 40 Gala Lane                        Blackhawk Nunn Active Adult/       0%            -57%        $10.27        $67,083
     019-270-037-5                       Vivian Wildes

   5 51 Gala Lane                        Blackhawk Nunn Active Adult/       0%            -62%        $10.79        $70,481
     019-270-025-0                       Sheryl Palmer

BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

   6 3927 Lighthouse Place               New Discovery Inc/               -40%            -29%        $11.09        $72,453
     008-470-009-5                       Richard & Christina Jorgensen

   7 3924 Lighthouse Place               New Discovery Inc/               -40%            -27%        $10.69        $69,784
     008-460-011-3                       Don & Rebecca Ferguson

   8 4215 Beacon Place                   New Discovery Inc/               -40%            -45%        $ 9.45        $61,726
     008-380-028-4                       Gale & Karen Halbakken

   9 2264 Reef Court                     Louise Reed Trust/               -30%            -35%        $10.29        $67,221
     008-160-023-1                       Joseph & Tina Bango

CONTINUED

                                                                                                                      Change in
#    Location/                           Grantor/                              Sale     Lot Size   Sale      Price/     Market
     APN                                 Grantee                               Date     (SF)       Price     SF       Conditions
----------------------------------------------------------------------------------------------------------------------------------
BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

  10 3933 Lighthouse Place               New Discovery Inc/                   6/26/97    9,600     $135,000   $14.06     1%
     008-470-008-7                       Michael & Katherine Stephenson

  11 5636 Starfish Court                 Blaine Swint/                        1/23/97    7,200     $150,000   $20.83     2%
     004-420-022-8                       Frederic & Elizabeth Miller

  12 5832 Drakes Dr                      New Discovery Inc/                   3/15/96    7,200     $150,000   $20.83     6%
     004-390-022-4                       Louis & Janice Karle

  13 4440 Driftwood Court                Marjorie Schroeder/                  11/19/97   7,080     $118,000   $16.67    0.0%
     008-120-005-7                       Russell & Janice Forrester

                                                                                 Price                          Adjustments
#    Location/                           Grantor/                             at Current           Golf             Golf
     APN                                 Grantee                                Market    Size     MPC*    Loc.   Frontage
------------------------------------------------------------------------------------------------------------------------------
BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

  10 3933 Lighthouse Place               New Discovery Inc/                   $14.20      23%       0%     -12%      0%
     008-470-008-7                       Michael & Katherine Stephenson

  11 5636 Starfish Court                 Blaine Swint/                        $21.25       7%       0%     -12%      0%
     004-420-022-8                       Frederic & Elizabeth Miller

  12 5832 Drakes Dr                      New Discovery Inc/                   $22.08       7%       0%     -12%      0%
     004-390-022-4                       Louis & Janice Karle

  13 4440 Driftwood Court                Marjorie Schroeder/                  $16.67       6%       0%     -12%      0%
     008-120-005-7                       Russell & Janice Forrester

                                                                                                                 Indicated Value
#    Location/                           Grantor/                         Water View/     Total      Adjusted   Average (6,531 SF)
     APN                                 Grantee                            Access     Adjustments   Price/SF      Subject Lot
----------------------------------------------------------------------------------------------------------------------------------
BYRON (PART OF DISCOVERY BAY MASTER PLANNED COMMUNITY)

  10 3933 Lighthouse Place               New Discovery Inc/                    -40%        -29%        $10.08        $65,860
     008-470-008-7                       Michael & Katherine Stephenson

  11 5636 Starfish Court                 Blaine Swint/                         -40%        -45%        $11.69        $76,331
     004-420-022-8                       Frederic & Elizabeth Miller

  12 5832 Drakes Dr                      New Discovery Inc/                    -40%        -45%        $12.15        $79,324
     004-390-022-4                       Louis & Janice Karle

  13 4440 Driftwood Court                Marjorie Schroeder/                   -30%        -36%        $10.67        $69,664
     008-120-005-7                       Russell & Janice Forrester

----------------------------------------------------------------------------------------------------------------------------------
AVERAGE ADJUSTED PRICE/SF AND PRICE/LOT FOR THE SUBJECT'S AVERAGE 6531 SF LOT                          $10.71       $69,935
AFTER 15% DISCOUNT TO SALE PRICE WHEN SOLD IN BLOCKS OF APPROXIMATELY 100 TO MERCHANT HOMEBUILDERS.     $9.10       $59,445
----------------------------------------------------------------------------------------------------------------------------------

 Note:  Both percentage and numercial totals may not sum due to imbedded formulas and rounding.
 *Adjustment for not being in a golf masterplanned community
 Sources:  Experian, Sedway Group. [CJD]                                                                                   6/23/98
----------------------------------------------------------------------------------------------------------------------------------

   The second significant adjustment made is for location. Home prices in Brentwood differ from home prices in Oakley by approximately 6 percent. However, this does not imply a 6 percent difference in lot pricing. Since the costs of building in Brentwood and Oakley are generally similar, most of the Brentwood premium of 6 percent of the price of the home must be allocated to land. Therefore, the 6 percent adjustment is first divided by 30 percent, which converts the total location premium to a "premium as a percentage of lot price" rather than "premium as percentage of home price." Then, we multiply the result by 60 percent, which allocates the share of the land premium to the land developer. (The remaining 40 percent of the land premium remains for the homebuilder.) The end result of this process is a negative 12 percent adjustment applied to all of the Brentwood sales. We performed a similar conversion process for the other comparable locations. Location adjustments were consistent with earlier adjustments for finished and paper lots; a downward 6 percent adjustment was made to the Oakley comparables due to their location within a more desirable portion of the community near scenic vineyards.

   Time adjustments were made in accordance with interviews with brokers and our analysis of home and land appreciation; adjustments for market conditions were made somewhat more conservatively with the finished lots than the paper lots given the more immediate development timeframe for finished lots. A 10 percent upward adjustment(E) was made for the sales that were not part of a master-planned community. Adjustments for water views/access and golf frontage were made based upon the premium analysis that is presented in a following section.

   In our final reconciliation, we adjusted the average price among all sales by -15 percent in order to reflect a "mini-bulk" price for selling the lots in blocks of 50-150 to merchant builders, rather than the comparable single-lot sales. The final value indication for the subject's average lot, after inclusion of all adjustments, is $59,000 (rounded).

   LAND VALUE AS A PERCENTAGE OF LOCAL HOME PRICES. Sedway Group has found that developers typically allocate 30 percent of the selling price of a single-family home to land value for homes similar those found in most new developments in East County. With this in mind, we studied prices for new homes in Oakley, Brentwood, Byron and Antioch and applied the 30 percent figure. We considered the impact of location, whether or not homes were part of golf master-planned communities, and individual characteristics of the homes in our sample in order to fine-tune the 30 percent land value allocation. There were sufficient data in our sample to estimate prices for the subject 5,000-, 5,500-, 6,000-, 6,500-, 7,000-, and
   8,500-square-foot lots. A detailed analysis appears as Exhibit 8 on the following page. Based on our survey sample of lots by size category, our conclusions are in the table that follows.

----------------
         (E)THE APPRAISAL JOURNAL published a study in its July 1997 issue ("Adjusting the Value of Houses Located on a Golf Course") that showed home prices are approximately 5 percent more just for being in a golf course community and not with any views or frontage. We apply our 30 percent division and 60 percent division and 60 percent multiplication facto to convert the adjustment to one applicable to lot prices. This results in a 10 percent adjustment factor.


   CYPRESS LAKES 1998 APPRAISAL             37                     APRIL 1998

                                   EXHIBIT 8
                            LOT PRICE INDICATION
                   30% OF HOME PRICE ALLOCATION METHOD


APPROXIMATE                   AVERAGE      30% TO    LOCATION    GOLF MPC*     TOTAL          ADJUSTED
LOT SIZE                      HOME PRICE    LAND    ADJUSTMENT  ADJUSTMENT   ADJUSTMENT     VALUE INDICATION
----------------------------------------------------------------------------------------------------------
BRENTWOOD SAMPLE

5,000                         $187,203     $56,161     -12%        10%          -2%            $55,038
6,000-6,700                   $209,369     $62,811     -12%        10%          -2%            $61,554

BYRON/DISCOVERY BAY SAMPLE

4,800                         $171,690     $51,507     -12%        10%          -2%            $50,477
7,200                         $214,307     $64,292     -12%        10%          -2%            $63,006

ANTIOCH SAMPLE

5,500-6,500                   $188,140     $56,442     -10%        10%          0%             $56,442
7,000                         $213,218     $63,966     -10%        10%          0%             $63,966
8,500                         $220,958     $66,287     -10%        10%          0%             $66,287

PITTSBURG SAMPLE

5,000                         $178,690     $53,607     -12%        10%          -2%            $52,535
6,000                         $198,350     $59,505     -12%        10%          -2%            $58,315
----------------------------------------------------------------------------------------------------------
 Sources:  Anthony Hurt and Associates, Sedway Group
 D:\1698\[98Sprd1698.xls]30%Adjdetail[CJD]                                                     06/23/98
 *Master Planned Community with Golf Course.


               LOT PRICE INDICATIONS BY PERCENT HOME VALUE
               -------------------------------------------
                  Lot size (sq.ft.)     Indicated Price
               -------------------------------------------
                       5,000               $53,000
                       5,500               $55,000
                       6,000               $58,000
                       6,500               $61,000
                       7,000               $63,000
                       8,500               $66,000

   SURVEYS OF LOCAL HOME BUILDERS AND DEVELOPERS. During the course of our research, we interviewed local homebuilders and developers for their opinion of the East County market as of March 1998. Their opinions generally formed a consensus that the subject's average 6,531-square-foot finished lot would have been worth approximately $60,000 to $65,000. The majority of those surveyed remarked that, in the local market, finished lots are rarely sold. Rather, it is more usual for home builders to buy lots with tentative or final maps and both finish the lots and build the homes. In the case of the subject, however, homebuilders consistently cited that the development had above average risk and it would be necessary for the land developer to bring the property to the finished lot level in order to induce them to buy the lots for building.

   CONCLUSION OF FINISHED LOT PRICING ANALYSIS. Based upon the three analyses presented above, as well as a careful weighing of other information and our professional judgment, we estimate the value of each for the subject's finished lot categories by size. For the average subject lot (6,531 square feet), the three methods described above provided value indications of $59,000, $61,000, and $60,000 to $65,000, respectively. Therefore, we believe that our analyses show a consistent value indication for the average lot, and we believe that the conclusions for other lot sizes are consistent with the conclusion for the average lot. These individual lot values are what will be used in the Subdivision Development Model, after inclusion of lot premiums, which will be the subject of the next section. Our base individual lot value estimates are set forth as follows:


   CYPRESS LAKES 1998 APPRAISAL             39                     APRIL 1998

       SEDWAY GROUP
-------------------------------
Real Estate and Urban Economics

   ----------------------------------------------
   ----------------------------------------------
          SUBJECT LOT BASE PRICE CONCLUSIONS
   ----------------------------------------------
   ----------------------------------------------
   Lot Size (sq.ft.)            Base Price
   ----------------------------------------------
       5,000                    $53,000
   ----------------------------------------------
       5,500                    $55,000
   ----------------------------------------------
       6,000                    $57,000
   ----------------------------------------------
       6,500                    $60,000
   ----------------------------------------------
       7,000                    $62,000
   ----------------------------------------------
       8,000                    $65,000
   ----------------------------------------------
       8,500                    $67,000
   ----------------------------------------------
       9,600                    $72,000
   ----------------------------------------------
      10,000                    $75,000
   ----------------------------------------------
      11,000                    $80,000
   ----------------------------------------------

LOT PREMIUMS

The base lot prices must be adjusted upward to account for water views, golf course views, and frontage. Downward adjustment is required for power line proximity. Exhibit 9 illustrates historical premiums experienced in other Bay Area residential developments in the mid-1990s. Exhibit 10 presents a year-end 1997 survey of premiums. As illustrated in the tables, premiums as a percentage of value have gone down somewhat in the last two years. These premiums are based upon home prices rather than lot prices. We will discuss a conversion process to adjust for lot pricing in the text that follows.

Based on these data and our understanding of the subject's comparability to these developments, we conclude that the subject's golf view/frontage lots should be able to achieve a 15 percent premium on the home price. This premium percentage is lower than the historical premium found at Brookside in Stockton, but higher than that of the current Madison Greens at Apple Hill. Water view lots should be able to achieve a 10 percent premium, which we believe is an appropriate mid-range conclusion given that the views will be of small lakes and ponds rather than large natural or man-made bodies of water. To account for the fact that some lots will have either partial golf or water views, we have made a 5 percent and 2 percent view category to express these degrees of view quality. Degree adjustments of -5 percent and -10 percent were estimated for power line proximity based upon our experience and knowledge of appraisal research on the effects of power lines on value. A detail of the individual adjustments made lot by lot is contained in the Addenda. A detail of lot pricing and overall adjustments by neighborhood is shown in the Addenda.

Before these premiums are applied to the subject property, two additional adjustments are required. First, the data gathered in our survey express premiums as a percentage of the base home price. Thus, our concluded percentage premiums must be converted to reflect the fact that they are being applied in this



CYPRESS LAKES 1998 APPRAISAL            40                           APRIL 1998

       SEDWAY GROUP
-------------------------------
Real Estate and Urban Economics

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                 EXHIBIT 9
                                                     ANALYSIS OF HISTORICAL PREMIUMS
                                                          COMPARABLE SUBDIVISIONS
                                                                 BAY AREA
----------------------------------------------------------------------------------------------------------------------------
                                         DEEP WATER              SHALLOW WATER         WATER VIEW           GOLF COURSE
SUBDIVISION                               PREMIUM                   PREMIUM             PREMIUM               PREMIUM
----------------------------------------------------------------------------------------------------------------------------
BEL MARIN KEYS IV                     $30,000-$60,000
Novato                                    10%-19%

MARIN LAGOON                                                        $15,000
San Rafael                                                             5%

THE VILLAGE AT                            $80,000
BAYPOINT LAGOONS                            23%
San Rafael

MARIN SHORES                                                                            $100,000
Greenbrae                                                                                 25%

THE SHORES AT                                                       $58,000
CALIFORNIA BAYSIDE                                                    17%
Redwood Shores

GOVERNOR'S BAY                                                                          $15,000
Redwood Shores                                                                             3%

LAKESHORE VILLAS                          $65,000                   $50,000             $15,000
Redwood Shores                              16%                       12%                  4%

THE FAIRWAYS AT                                                                                               $25,000
APPLE HILL                                                                                                      15%
Brentwood

DISCOVERY BAY                             $80,000                   $50,000                                   $25,000
Byron                                       25%                       15%                                        8%

TRADITIONS-BROOKSIDE                                                $20,000
Stockton                                                              12%

DESIGNER COLLECTION-                                                $55,000                                   $55,000
BROOKSIDE                                                             24%                                       24%
Stockton

THE CLASSICS                                                        $39,000
Brookside                                                             19%

----------------------------------------------------------------------------------------------------------------------------
RANGE                                    10%-25%                    5%-24%               3%-25%                 8%-24%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Note:  Survey conducted mid-year 1995.
Sources: Survey of Various Brokers and Sales Agents; Sedway Group.
                                                                                                               5/19/98
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

       SEDWAY GROUP
-------------------------------
Real Estate and Urban Economics

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                               EXHIBIT 10
                                                      ANALYSIS OF CURRENT PREMIUMS
                                                          COMPARABLE SUBDIVISIONS
                                                                 BAY AREA
----------------------------------------------------------------------------------------------------------------------------
                                         DEEP WATER              SHALLOW WATER         WATER VIEW           GOLF COURSE
SUBDIVISION                               PREMIUM                   PREMIUM             PREMIUM               PREMIUM
----------------------------------------------------------------------------------------------------------------------------

THE PENINSULA AT                                                  $26,000
BAYPOINT LAGOONS                                                     6%
San Rafael

MADISON GREENS AT                                                                                           $22,500
APPLE HILL                                                                                                    10%
Brentwood

MIRAMAR AT                            $15,000-$80,000
DISCOVERY BAY                             14%-35%
Byron                                       (1)

IRONWOOD AT                                                                                                 $20,000
ADOBE CREEK                                                                                                   7%
Petaluma

VENTANA DEL MAR                                                                         $36,500
Redwood City                                                                              14%

SUNSET POINT AT                                                   $62,500
MARINA BAY                                                          25%
Richmond

FALCON RIDGE AT                                                                                             $27,500
OAKHURST                                                                                                      7%
Clayton


----------------------------------------------------------------------------------------------------------------------------
RANGE                                     14%-35%                  6%-25%                 14%               7%-10%
                                            (1)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Note:  Survey conducted year-end 1997.
(1) Premium is applicable to finished lots for deep water frontage.
Sources: Survey of Various Brokers and Sales Agents; Sedway Group.
                                                                                                               5/19/98
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

       SEDWAY GROUP
-------------------------------
Real Estate and Urban Economics

appraisal to the land only. Finished lots typically represent 25 to 45 percent of the total home price; the exact percentage rate is dependent on the cost of the land and other market factors. Based upon the characteristics of the East County residential market, we believe that 30 percent of the home price would be attributable to land.

The second adjustment pertains to the distribution of the premium. Locational premiums are due to the specific features of a given lot (i.e., frontage, views, etc.); thus, they are attributed to the land. However, the home builder and land developer both generally receive a portion of the premium. The distribution of the premium between the land developer and the home builder depends on market conditions and the individual project characteristics. In the past, Sedway Group has found that either a 60/40 or 50/50 split is most common. Because so much of the value inherent in the subject property will be due to the land developer's creation of a master-planned community, we have allocated 60 percent of the premium to the land developer. The conversion of premiums expressed as a percentage of home price to premium expressed as a percentage of lot price is as follows:

    -------------------------------------------------------------------------------
    -------------------------------------------------------------------------------
                                                                          PREMIUM
                                     HOME PRICE      DIVIDE   MULTIPLY   APPLICABLE
          PREMIUM TYPE                 PREMIUM         BY        BY       TO LOTS
    --------------------------------------------------------------------------------
       GOLF VIEW/FRONTAGE                15%           30%      60%         30%
           WATER VIEW                    10%           30%      60%         20%
     PARTIAL WATER OR GOLF VIEW           5%           30%      60%         10%
        LESSER VIEWS                      2%           30%      60%          4%
        MINOR POWER LINE PROXIMITY       -5%           30%      60%        -10%
        CLOSE POWER LINE PROXIMITY      -10%           30%      60%        -20%
          NO INFLUENCE                    0%           30%      60%          0%
    --------------------------------------------------------------------------------
    --------------------------------------------------------------------------------

RECONCILED BASE PRICES PLUS PREMIUMS

Exhibit 11 on the following page combines the base lot prices derived earlier with the weighted average premiums and discounts by neighborhood discussed above. The combined base prices plus premiums/discounts range from a low of $51,865 for Phase I of the development to a high of $94,342 for Phase V of the development, averaging $63,344 across all phases. These average lot prices, including premiums, are what will be entered into our cash flow model on a phase-by-phase basis.(9)

-----------------------
    (9)It is interesting to compare the $63,344 average lot price after a consideration of premiums and discounts to the base lot price for the average lot of $59,454. This increase represents the net value added by the golf course amenity, lakes, and master-planned community nature of the project, etc., less the discount attributed to the power lines.


CYPRESS LAKES 1998 APPRAISAL            43                           APRIL 1998

       SEDWAY GROUP
-------------------------------
Real Estate and Urban Economics

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                  EXHIBIT 11
                                                         NEIGHBORHOOD MIX AND PRICING
                                                               CYPRESS LAKES
                                                              OAKLEY, CALIFORNIA
                                                              AS OF MARCH 31, 1998
------------------------------------------------------------------------------------------------------------------------------------
                                       Base         LOT      Weighted      AVERAGE          TOTAL            AVERAGE       Value of
                                       Price        SIZE     Average      LOT PRICE         PRICE           LOT PRICE      Phase as
Neighborhood            Total Lots    (1995 $)      S.F.     Premium     Incl. Premium    (Inc. Prem.)     Incl. Premium  % of Total
------------------------------------------------------------------------------------------------------------------------------------

I. South of Cypress  -  Lake Community
--------------------------------------
  Phase I (Neighborhoods 23 and 24)
     Neighborhood 23      133         $53,000       5,000    -1.83%      $52,028          $6,919,680
     Neighborhood 24       99         $53,000       5,000    -2.14%      $51,865          $5,134,640
                          ---                                                            -----------
                          232                                                            $12,054,320         $51,958        14.31%

  Phase II (Neighborhoods 14,15,18,20, and 21)
     Neighborhood 14       63         $67,000       8,500    13.61%      $76,121          $4,795,601
     Neighborhood 15       67         $53,000       5,000    -9.73%      $47,842          $3,205,440
     Neighborhood 18       50         $60,000       6,500    11.16%      $66,696          $3,334,800
     Neighborhood 20       39         $60,000       6,500     9.28%      $65,569          $2,557,200
     Neighborhood 21       19         $67,000       8,500    24.74%      $83,574          $1,587,900
                          ---                                                            -----------
                          238                                                            $15,480,941         $65,046        18.38%

  Phase III (Neighborhoods 16,17,19 and 22)
     Neighborhood 16       44         $53,000       5,000     0.00%      $53,000          $2,332,000
     Neighborhood 17       68         $57,000       6,000     0.41%      $57,235          $3,891,960
     Neighborhood 19       41         $60,000       6,500     9.41%      $65,649          $2,691,600
     Neighborhood 22       19         $67,000       8,500    23.16%      $82,516          $1,567,800
                          ---                                                            -----------
                          172                                                            $10,483,360         $60,950        12.44%

II. North of Cypress  -  Golf Community

  Phase IV (Neighborhoods 1, 2, 3, and 4)
    Neighborhood 1         24         $65,000       8,000     8.67%      $70,633          $1,695,200
    Neighborhood 2         41         $72,000       9,600    14.29%      $82,291          $3,373,920
    Neighborhood 3        109         $55,000       5,500     7.72%      $59,249          $6,458,100
    Neighborhood 4         55         $72,000       9,600    16.98%      $84,227          $4,632,480
                          ---                                                            -----------
                          229                                                            $16,159,700          $70,566        19.18%

  Phase V (Neighborhoods 8, 9, 10, 12, and 13)
    Neighborhood 8         61         $65,000       8,000     8.36%      $70,434          $4,296,500
    Neighborhood 9         39         $57,000       6,000     8.67%      $61,940          $2,415,660
    Neighborhood 10        19         $75,000      10,000    25.79%      $94,342          $1,792,500
    Neighborhood 12        35         $55,000       5,500    10.86%      $60,971          $2,134,000
    Neighborhood 13        58         $53,000       5,000     6.10%      $56,234          $3,261,566
                          ---                                                            -----------
                          212                                                            $13,900,226          $65,567        16.50%

  Phase VI (Neighborhoods 5, 6, 7, and 11)
    Neighborhood 5         41         $80,000      11,000     7.17%      $85,737          $3,515,200
    Neighborhood 6         63         $57,000       6,000     6.29%      $60,583          $3,816,720
    Neighborhood 7         91         $62,000       7,000     2.68%      $63,662          $5,793,280
    Neighborhood 11        52         $55,000       5,500     6.42%      $58,533          $3,043,700
                          ---                                                            -----------
                          247                                                            $16,168,900          $65,461        19.19%
    -------------------------------------------------------------------------------------------------------------------------------
    Total All Phases    1,330                       6,531                                $84,247,447          $63,344       100.00%
    -------------------------------------------------------------------------------------------------------------------------------
Sources: Chartered Land and Cattle Company; Sedway Group.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

CYPRESS LAKES 1998 APPRAISAL            44                           APRIL 1998

[LOGO]

PROJECTED SALES PRICE APPRECIATION RATE

The residential market, and the regional economy in general, continued to enjoy price and sales volume improvement through the end of 1997 and beginning of 1998. In fact, the current overall economic expansion and continued improvement of the residential market represents an unusually positive condition that has led some to speculate a softening of the market in the near future. Nevertheless, most economists remain optimistic that positive, though gradually more modest, upward trends will continue.

As indicated in our data on East County single-family home developments, overall absorption of homes has picked up from an average of about three units per project per month in mid 1995 to about four units per month by year-end 1997. Further, recent years have not been characterized a large glut of new homes on the market as past years, which provides a sign that positive absorption trends should continue.

Given these positive conditions and signs of continued market stability, Sedway Group has utilized an underlying inflation rate for costs of 3.0 to
3.5 percent annually during the project development and sales period. However, we forecast that home and lot prices will increase at rates that differ somewhat from this inflation rate. Sedway Group forecasts price appreciation during 1998 at 5.0 percent. Between 1998 and 1999, Sedway Group estimates price increases at the rate of 4.0 percent, reflecting a more modest scenario as the market begins to stabilize from earlier price spikes. Prices are projected to increase by 3.0 percent annually from 2000 through the project sellout period, consistent with the underlying inflation rate.

PROJECTED ABSORPTION

Projected absorption of lots is based upon absorption of homes as reported by Anthony Hurt & Associates (see Chapter II, "Residential Market" section), with the underlying assumption being that builders will generally wish to acquire new lots at relatively the same pace at which homes are selling. The December 1997 Anthony Hurt data show individual projects (containing an average of about 170 homes and a median of 102 homes) selling at an average absorption of 4.7 units in Brentwood, 8.2 units in Byron, 3.5 units in Antioch, and 3.0 units in Pittsburg. As a large master-planned community, Cypress Lakes should be able to have two to three approximately 100-unit projects targeting different market segments selling simultaneously. Taking the current average absorption of 3.7 units per month for projects in Brentwood, Antioch, and Pittsburg, and assuming that three projects were selling at once, the indicated absorption for the subject is just over 11 units per month.

Based on our market assessment and projections that the economy and housing market will continue to perform well, we have projected sales that reflect these conditions and improve as Cypress Lakes gains market acceptance. We forecast absorption in Phase I of 12 lots per month (assuming three 100-unit projects selling concurrently), which is slightly above the calculated average of the last paragraph, though not as high as the per project average of 4.7 in Brentwood (which would imply sales of 14 lots per month). This lower absorption rate is also reflective of the somewhat pioneering nature of the Cypress Lakes location.

As the project's marketing strategy begins to achieve success, we increase absorption to 13 lots per month in Phases II and III of the Cypress Lakes project. Because of the added amenity of the golf course and the anticipated acceptance of the location by the time the lots are available for sale, the absorption rate is projected to increase to 14 lots per month for the golf course communities in Phases IV, V, and VI. This absorption figure is in line with that of units in Brentwood. With the golf course in place, the subject development will be closer in amenities and characteristics to the Brentwood projects presented in the

[LOGO]

Anthony Hurt survey, and we therefore conclude that Brentwood's current absorption is a good benchmark for the subject at completion of its golf course. Sales are projected to begin in December of 1999.

GOLF COURSE REVENUE

Revenue from the sale of the golf course is also included in our discounted cash flow model. In order to simplify what is already a very complicated model, we have assumed that the golf course will be sold upon the completion of golf course development. In this manner, we eliminate the need to develop an operating pro forma for the golf course, but simply recognize the capital value of the course upon completion.(10)

Exhibit 12 summarizes the characteristics of various golf courses in the eastern Contra Costa County market area. These are the courses that would likely be competitive with the Cypress Lakes golf course. The physical nature of the site and demographics of the subject indicate that subject golf course would be considered a mid-level course in relation to the golf courses summarized in the exhibit. Greens fees should be in excess of the nearby Bethel Island course due to its newer construction and location within a master-planned community.

Exhibit 13 summarizes various recent golf course sales in California. Sales prices vary dramatically based upon the quality of the course and the other items that are included with a sale (clubhouse, restaurant operations, etc.) However, there is a clear relationship between typical greens fees and sales price. Sales prices are shown on a "price per hole" basis in order to allow for comparison with courses that have more or less than 18 holes. Based upon the data presented, this would indicate a sales price of approximately $500,000 per hole, or approximately $8.5 million. Therefore, our model incorporates a value of $8.5 million for the golf course. The actual value used in the model is appreciated to 2000, the year in which the course is expected to be completed, using the same appreciation rates as used for lot prices.

CONSTRUCTION SCHEDULE

The Cypress Lakes project is scheduled to be developed in six distinct phases. The construction schedule is based on the previous developer's anticipated construction schedule, with refinements made by Sedway Group in anticipation of current market absorption. For purposes of this analysis, the 1,330 lots were divided into six phases averaging 222 lots, each supplying approximately one-and-a-half to two years worth of inventory.





------------------------

     (10) In reality, we would anticipate that the golf course would continue to be operated by the developer as the residential portions of the projects are built, or perhaps the golf course would be transferred to an entity related to the developer. This is typical for golf course communities where much of the value of the golf course is derived from lot premiums rather than golf course operations.

[LOGO]

                                           EXHIBIT 12
                                   GOLF COURSES IN MARKET AREA
                                           MARCH 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Number of     Annual
           Golf Course                   Location      Year Built    Holes       Rounds                Weekday
-----------------------------------------------------------------------------------------------------------------------------------
Public Courses

    1 Buchanon Fields                    Concord         1960         9            NA                    $10

    2 Lone Tree Golf Course              Antioch          NA         18            NA             $16 (Antioch residents $13)

    3 Pittsburgh Delta View Golf Course  Pittsburgh      1947        18        54,300 (1992)        $18 ($15 for Pitt res.)
                                                                                               $20 on Fridays ($17 for residents)

    4 Bethel Island Golf Course          Bethel Island   1965        18            NA          $15 ($12 after noon, $8 at twilight)

    5 Diablo Creek                       Concord         1962        18       105,000 (1992)              $20

    6 Boundary Oaks                      Walnut Creek    1969        18            NA                     $20

    7 Las Positas Golf Course            Livermore       1966        18        84,000 (1992)       $23 ($21 for residents)
                                                                                                       $15 at twilight
    8 Brentwood Country Club             Brentwood       1996        18                            $45 Monday Thru Thursday

Semi-Private Courses

    1 Oakhurst Country Club              Clayton         1990        18         47,500 (1992)        $65 ($90 on Fridays)

Private Courses

    1 Discovery Bay Country Club         Byron           1986         18        40,000 (1992)        $33 ($22 after twilight) (2)

    2 Round Hill Country Club            Alamo           1964         18           NA                      $40 (2)

    3 Green Valley Country Club          Suisun City     1904         18        45,000 (1992)           $40 ($60 w/o member)

    4 Brookside Country Club             Stockton        1991         18           NA                      $35 (2)

    5 Crow Canyon Country Club           Danville        1977         18        40,000 (1992)           $45 Tue thru Thurs (2)

    6 Diablo Country Club                Diablo          1914         18           NA                   $45 Tue thru Thurs (2)



-----------------------------------------------------------------------------------------------------------------------------------

           Golf Course                   Greens Fees (1)       Weekend                    Comments
-----------------------------------------------------------------------------------------------------------------------------------
Public Courses

    1 Buchanon Fields                                            $11.50

    2 Lone Tree Golf Course                               $22 (Antioch residents $16)

    3 Pittsburgh Delta View Golf Course                   $24 (Pittsburgh residents $19)


    4 Bethel Island Golf Course                           $22 ($12 at twilight)


    5 Diablo Creek                                                   $23                  Carts $11 per person

    6 Boundary Oaks                                                  $25                  Carts $11.50

    7 Las Positas Golf Course                               $31 ($27 for residents)
                                                                $18 at twilight
    8 Brentwood Country Club                                $55 Friday Thru Sunday         Cart Included

Semi-Private Courses

    1 Oakhurst Country Club                                           $90                 Subtract $10 from from all greens fees
                                                                                              if accompanied by member
Private Courses

    1 Discovery Bay Country Club                            $49 ($33 after twilight) (2)

    2 Round Hill Country Club                                        $50 (2)

    3 Green Valley Country Club                                $50 ($70 w/o member)

    4 Brookside Country Club                                         $50 (2)

    5 Crow Canyon Country Club                               $55 Friday Sat & Sun (2)

    6 Diablo Country Club                                   $55 Friday Sat & Sun (2)
----------------------------------------------------------------------------------------------------------------------------------

     (1) Greens fees are as of an April 1998 survey.
     (2) Greens fees are for non-members who are accompanied by a member. Non-members golfing without a member is prohibited.

[LOGO]

                                           EXHIBIT 13
                                   COMPARABLE GOLF COURSE SALES
                                          1995 to 1997

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Number of                Price Per
           Golf Course            Location        Date of Sale      Holes    Consideration   Hole    Year Built  Type of Course
-----------------------------------------------------------------------------------------------------------------------------------
1.  Upland Hills Country Club   Upland            November 1995     18         $8,150,000    $452,777     1976     Semi-Private



2.  Fountaingrove Resort        Santa Rosa        March 28, 1996    18         $7,500,000    $416,666     1982     Public
    and Country Club

3.  Seacliff Country Club       Huntington Beach  May 1996          18        $10,200,000    $566,666     1967     Non-Proprietary
                                                                                                                    Private

4.  Eagle Crest Golf Club       Escondido         June 1996         18         $6,125,000    $340,277     1993     Daily Fee

5.  San Geronimo Golf Course    San Geronimo      Dec 18, 1996      18         $6,200,000    $344,444     1964     Public


6.  Oakhurst Country Club       Clayton           October 1997      18         $9,600,000    $533,333              Public




-----------------------------------------------------------------------------------------------------------------------------------
                                     greens fees(1)
           Golf Course          Weekdays     Weekends         Cart Fees           Annual Rounds         Comments
-----------------------------------------------------------------------------------------------------------------------------------
1.  Upland Hills Country Club       $18         $39             $11 during week;      55,000 (1995)
                                                                  included on
                                                                    weekend

2.  Fountaingrove Resort            $45         $70                  $18              50,000 (1997)      1997 greens fees
    and Country Club                      (cart included)

3.  Seacliff Country Club


4.  Eagle Crest Golf Club         $35/$40    $50/$55               included           50,000 (1995)

5.  San Geronimo Golf Course        $40         $55               $10 per person      50 to 55,000       1997 greens fees
                                                                                          (1997)

6.  Oakhurst Country Club
-----------------------------------------------------------------------------------------------------------------------------------

    Notes:
    (1) greens fees reflect time of sale unless otherwise noted.
    (3) $10 off of all greens fees for San Diego
    County residents.

[LOGO]

The analysis period begins March 31, 1998. Pre-development activities and expenses are assumed to be incurred in the first three months of the projection period. Construction of some off-site infrastructure for the project (reclamation, some roads, sewer, and water, etc.) is anticipated to be financed by a Mello-Roos bond issue. The bond issuance is anticipated in July of 1998, concurrent with the start of construction of the off-site infrastructure. The Mello-Roos financed infrastructure is anticipated to be completed nine months later, in April of 1999. Phase I construction is scheduled to commence six months after the start of off-site infrastructure construction in January of 1999. Subsequent phases of construction will be timed to provide a constant inventory of lots. The timing of start of construction of subsequent phases will depend upon absorption, while allowing for enough lead time to account for the anticipated nine-month construction period.

The construction period for each phase is estimated to last nine months, with the first lots in each phase available for sale upon completion of construction. Absorption will be closely monitored and construction will be curtailed in order to prevent a surplus of inventory. Inventory will be kept within a nine-month supply based on absorption rates. The residual analysis assumes that the timing of construction will be based on sales of units in inventory and that a nine-month level of inventory is maintained.

The golf course will be developed in conjunction with the finished lots in the Cypress Lakes community. The country club phases of the project (Phases IV to VI) will ultimately be developed with 688 homes, many of which will be clustered around the course. The 18-hole course will ultimately include a clubhouse with a pro shop and restaurant facility. The golf course will be developed concurrently with the construction of Phase I lots in the Lakes community. By the time the first golf course community lots (Phase IV) are available for sale, the golf course will have matured and be fully playable, providing an amenity to the homebuyers.

DEVELOPMENT COSTS

Development costs are composed of direct and indirect costs associated with the development of the site. The cost estimates are based on those provided by the previous developer, Chartered Land & Cattle. These cost estimates are provided in the Addenda. Exhibit 14 provides detailed cost estimates by phase. As is shown in the exhibit, total development costs required to bring the project to "finished lot" level are in excess of $68 million, or over $50,000 per lot. And this represents costs before consideration of financing, overhead, and contingency. Further, municipal and special district (such as school district) fees are not included; they are to be paid by the homebuilder, as is typical of development in this market.

Clearly, the Development Approach analysis is very sensitive to the accuracy and reasonableness of the cost estimate. Unfortunately, the only estimate of costs is that provided by the previous owner of the property. It is an explicit assumption of our analysis that the costs provided by Chartered Land & Cattle are reasonably accurate. Even small changes in the costs estimate could have a very substantial impact on the concluded land value.

Cost estimates by phase and neighborhood are presented in the development pro forma. These costs include all hard and soft costs, as well as a 5 percent cost contingency on all costs, except that a 10 percent cost contingency is applied to the reclamation project due to the uncertain nature of that type of work.

Consistent with the original development plan, we assume that a portion of the development costs will be financed with Mello-Roos bonds. The carrying cost of the Mello-Roos bonds is included as a cost to

[LOGO]

                                 EXHIBIT 14
                         CONSTRUCTION COST BY PHASE
                                CYPRESS LAKES
                              OAKLEY, CALIFORNIA
                             AS OF MARCH 31, 1998

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Aggregate                  Aggregate
                                                                                  Development                Development
    Phase                                             Total Lots               Costs (1993$)(1)            Costs (1998$)(2)
-----------------------------------------------------------------------------------------------------------------------------
Off- Site Infrastructure (Mello-Roos Financed)

           Reclamation                                       NA                       $9,229,550                 $9,737,175
           Other Infrastructure                              NA                       $1,734,129                 $1,829,506
                                                                                     -----------                -----------
                                                                                     $10,963,679                $11,566,681
On- Site Infrastructure

    Phase I
           Neighborhood 23                                  133                       $3,095,630                 $3,265,890
           Water Line                                        NA                       $1,800,000                 $1,899,000
           Cypress SSFM                                      NA                         $400,000                   $422,000
           Neighborhood 24                                   99                       $1,530,885                 $1,615,084
           Fire Station                                      NA                         $635,000                   $669,925
                                                                                     -----------                -----------
                     Total Cost (Phase I Lots)              232                       $7,461,515                 $7,871,898

    Phase II
           Neighborhood 15                                   67                       $2,011,880                 $2,122,533
           Neighborhoods 18 and 21                           69                       $1,060,256                 $1,118,570
           Neighborhoods 14 and 20                          102                       $4,261,853                 $4,496,255
           Cypress/Bl Rd                                     NA                       $1,000,000                 $1,055,000
                                                                                     -----------                -----------
                     Total Cost (Phase II Lots)             238                       $8,333,989                 $8,792,358

    Phase III
           Neighborhood 16                                  44                       $2,391,688                 $2,523,231
           Neighborhoods 19 and 22                          60                       $1,016,500                 $1,072,408
           Cypress/Machado Road                             NA                         $850,000                   $896,750
           Neighborhood 17                                  68                         $807,520                   $851,934
           Sheriff Station                                  NA                         $200,000                   $211,000
           Swim/Tennis Club - Pool                          NA                         $150,000                   $158,250
           Swim/Tennis Club - Tennis Courts                 NA                         $160,000                   $168,800
           Swim/Tennis Club - Clubhouse                     NA                         $400,000                   $422,000
           Levee                                            NA                         $710,000                   $749,050
                                                                                     -----------                -----------
                     Total Cost (Phase III Lots)           172                       $6,685,708                 $7,053,422

    Phase IV
           Neighborhoods 1 and 2                            65                       $2,008,175                 $2,118,625
           Park                                             NA                       $1,000,000                 $1,055,000
           Neighborhood 3                                  109                       $2,773,228                 $2,925,756
           Cypress/Knightsen                                NA                       $1,150,000                 $1,213,250
           Neighborhood 4                                   55                       $2,489,202                 $2,626,108
           Trails                                           NA                          $70,000                    $73,850
                                                                                     -----------                -----------
                     Total Cost (Phase IV Lots)            229                       $9,490,605                $10,012,588

    Phase V
           Neighborhoods 8 and 10                           80                       $2,052,638                 $2,165,533
           Neighborhoods 9, 12 and 13                      132                       $3,328,495                 $3,511,562
           Sandmound                                        NA                         $500,000                   $527,500
                                                                                     -----------                -----------
                     Total Cost (Phase V Lots)             212                       $5,881,133                 $6,204,595

    Phase VI
           Neighborhood 11                                  52                         $375,847                   $396,519
           Neighborhood 6                                   63                       $1,831,530                 $1,932,264
           Neighborhoods 5 and 7                           132                       $3,051,287                 $3,219,108
                                                                                     -----------                -----------
                     Total Cost (Phase VI Lots)            247                       $5,258,664                 $5,547,891

    Total On-Site Costs                                                             $43,111,614                $45,482,753
    Off-Site Costs                                                                  $10,963,679                $11,566,681
                                                                                    ------------               ------------
    Total Infrastructure Costs                                                      $54,075,293                $57,049,434


    Notes:
    (1) Construction costs based on 1993 estimates provided by Chartered Land. Cost estimates include all soft cost estimates except: financing, property tax, developer overhead and fee, and contingency.
    (2)    1993 construction costs inflated to 1998 at 5.5 percent.

Sources: Chartered Land and Cattle Company; Sedway Group.

[LOGO]

the project in our analysis. All of the assumptions related to this financing assumption are included in the detailed printout of the pro forma in the Addenda.

We examined both the Means and the Marshall cost estimating services in order to form an opinion of inflation for the project costs between 1993 and 1998. Both services indicated construction cost increases in the 4.5 to 6.5 percent range for the period between when the cost estimates were made (early
1993) and the valuation date. We have utilized a 5.5 percent factor in our analysis. During the projection period, costs are escalated at 3 percent during 1998, 3.5 percent for the following 12 months, and 3.0 percent annually thereafter.

Golf course development costs comprise direct and indirect costs, including staking and clearing the site, rough and final grading, irrigation systems, drainage systems, cart paths, turf and trees, design team costs, furniture, fixtures and equipment, maintenance facility and equipment, developer overhead and fee, clubhouse, etc. Golf course and clubhouse direct and indirect costs are estimated at $6.9 million (excluding developer fee, overhead, contingency and developer profit). These estimates were provided by the golf course construction company for the previous developer, the Robert Muir Graves Company.(11)

OTHER INDIRECT COSTS

PROPERTY TAXES. Annual property taxes are based on the current property tax rate of 1.124 percent applied to the land value concluded in this analysis. The total assessed land value has been allocated to each phase based on the relative value of each phase (i.e., average lot price multiplied by the number of lots in the phase) as a percent of the total project value. Property taxes are paid in two installments, in the second and fourth quarters, and are inflated by 2 percent every year per Proposition 13. As lots are constructed, the assessed property value is increased by the total development cost incurred to date. As lots are sold, the property tax is reduced proportionately by the number of lots sold to date.

DEVELOPER'S OVERHEAD. Developer's overhead is calculated at 3 percent of direct costs, and is paid as direct costs are incurred.

DEVELOPER PROFIT. Developer profit is calculated at 10 percent of gross lot and golf course sales revenue, and is paid as lots are sold.

SALES AND MARKETING EXPENSE. Based on industry standards and sales and marketing costs at comparable developments, sales and marketing expenses are estimated to approximate 4 percent of gross sales.

DISCOUNT RATE

A discount rate can be considered a blend of a safe rate, a risk rate, and a liquidity premium. The discount rate for development projects can also be viewed as the minimum return acceptable to a developer given the level of risk associated with a project. Based on discussions with developers, we have selected

---------------------------------
    (11)It can easily be seen that based upon an "as complete" value of $8.5 million and development costs excluding overhead, contingency, and profit of $6.9 million, there is very little residual value in the golf course land. In fact, after taking into account the items mentioned above as well as the time value of money, the net direct impact of the golf course in our discounted cash flow analysis is negligible. The primary benefits of the golf course are lot premiums and faster absorption. a

[LOGO]

discount rate that is somewhat above the midpoint of a range of required returns for a development with this level of risk. Based on the risk inherent in this project, with particular consideration given to the age of the cost estimates and the pending expiration of entitlements, a discount rate of 13 percent was determined to be reasonable. The expiration of entitlements is a significant consideration since it will occur in April of 1999, and little work has been done to move the project forward since foreclosure on Chartered Land & Cattle in 1995. A separate line item for profit further accounts for risk associated with the project.

RESIDUAL VALUE CONCLUSION

Exhibit 15 presents the construction period cash flows for Phases I through VI and the golf course, the lot absorption by year, and the quarterly summary of the discounted cash flow and the results of the residual value analysis for the subject. As indicated, the exhibit results in a present value for the subject land "as is" of approximately $6.0 million or $4,511 per lot or $8,746 per acre.


RECONCILIATION OF VALUE

The Sales Comparison Approach yielded a value indication of $6.1 million. The Development Approach resulted in a value indication of $6.0 million.

Given that the Development Approach is better able to accommodate the particular characteristics of the Cypress Lakes project, it is this approach that is given primary weight in our reconciliation. A prospective purchaser would be likely to give primary emphasis to this approach as well.

Therefore, based upon the assumptions and limiting conditions contained elsewhere in the report (among them that delinquent property taxes of $168,446 were paid as of the date of value), and with a particular recognition that our value conclusion is extremely sensitive to the reliability of the cost estimates prepared by the prior landowner, we estimate that the as-is market value of the subject property as of March 31, 1998, is SIX MILLION DOLLARS ($6,000,000).

EXHIBIT 15
SUMMARY OF COSTS AND REVENUES
& ESTIMATED RESIDUAL LAND VALUE
CYPRESS LAKES
OAKLEY, CALIFORNIA
AS OF MARCH 31, 1998

                                     QUARTER ENDING
                                     ----------------------------------------------------------------------------------------------

I. NET REVENUES                         Apr-98       Jul-98      Oct-98         Jan-99         Apr-99        Jul-99        Oct-99
                                     ----------------------------------------------------------------------------------------------
   Cumulative Lots Sold                    0            0              0              0              0             0             0

   Mello-Roos Infrastructure Financing    $0            0      4,336,188      4,373,642      4,411,419             0             0
   Phase I                                $0            0              0              0              0             0             0
   Phase II                               $0            0              0              0              0             0             0
   Phase III                              $0            0              0              0              0             0             0
   Phase IV                               $0            0              0              0              0             0             0
   Phase V                                $0            0              0              0              0             0             0
   Phase VI                               $0            0              0              0              0             0             0
   Golf Course                            $0            0              0              0              0             0             0

------------------------------------------------------------------------------------------------------------------------------------
   Total Revenues                         $0            0      4,336,188      4,373,642      4,411,419             0             0
------------------------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

   Mello-Roos Infrastructure Cost         $0            0      4,336,188      4,373,642      4,411,419             0             0
   Mello-Roos Interest Cost               $0            0              0              0              0             0             0
   Phase I                                $0      114,595              0          5,479      2,951,772     2,999,463     3,002,984
   Phase II                               $0        6,209              0          6,244              0         6,404             0
   Phase III                              $0        4,205              0          4,228              0         4,336             0
   Phase IV                               $0        6,482              0          6,518              0         6,684             0
   Phase V                                $0        5,575              0          5,607              0         5,750             0
   Phase VI                               $0        6,485              0          6,522              0         6,688             0
   Golf Course                            $0            0              0              0              0     1,252,364     1,263,181


------------------------------------------------------------------------------------------------------------------------------------
   Total Costs                            $0      143,552      4,336,188      4,408,240      7,363,191     4,281,689     4,266,165
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   Net Funds Flow                         $0     (143,552)             0        (34,598)    (2,951,772)   (4,281,689)   (4,266,165)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------





I. NET REVENUES                        Jan-2000        Apr-2000       Jul-2000        Oct-2000       Jan-2001
                                   ---------------------------------------------------------------------------
   Cumulative Lots Sold                       36              72            108             144            180

   Mello-Roos Infrastructure Financing         0               0              0               0              0
   Phase I                             1,748,197       1,761,163      1,774,226       1,787,385      1,800,643
   Phase II                                    0               0              0               0              0
   Phase III                                   0               0              0               0              0
   Phase IV                                    0               0              0               0              0
   Phase V                                     0               0              0               0              0
   Phase VI                                    0               0              0               0              0
   Golf Course                                 0               0              0               0      8,026,610

--------------------------------------------------------------------------------------------------------------
Total Revenues                         1,748,197       1,761,163      1,774,226       1,787,385      9,827,253
--------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

   Mello-Roos Infrastructure Cost              0               0              0               0              0
   Mello-Roos Interest Cost                    0         325,341        316,030         306,720        297,410
   Phase I                                51,590               0         34,470               0         17,051
   Phase II                                6,440               0          6,602       2,303,164      3,499,954
   Phase III                               4,361               0          4,471               0          4,496
   Phase IV                                6,722               0          6,892               0          6,931
   Phase V                                 5,782               0          5,928               0          5,962
   Phase VI                                6,726               0          6,896               0          6,935
   Golf Course                         1,272,550       1,281,988      1,291,497       1,301,076              0


--------------------------------------------------------------------------------------------------------------
   Total Costs                         1,354,169       1,607,329      1,672,787       3,910,960      3,838,737
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
   Net Funds Flow                         394,027         153,834        101,439      (2,123,575)    5,988,516
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


III. RESIDUAL VALUE CALCULATION (1)

     Annual Discount Rate               13.0%
     Quarterly Discount Rate           3.103%

     Indicated Raw Land Value      $6,012,700
     (as of March 1, 1998)

     Value Per Unit                    $4,521

     NOTES:
     (1) Based on discounted net funds flow.

Sources: Chartered Land and Cattle Company; Sedway Group.

EXHIBIT 15
SUMMARY OF COSTS AND REVENUES
& ESTIMATED RESIDUAL LAND VALUE
CYPRESS LAKES
OAKLEY, CALIFORNIA
AS OF MARCH 31, 1998

                                      QUARTER ENDING
                                     ----------------------------------------------------------------------------------------------

I. NET REVENUES                         Apr-2001       Jul-2001     Oct-2001      Jan-2002     Apr-2002      Jul-2002     Oct-2002
                                     ----------------------------------------------------------------------------------------------

   Cumulative Lots Sold                      216            258          297           336          375           414          453

   Mello-Roos Infrastructure Financing         0              0            0             0            0             0            0
   Phase I                             1,813,998        812,201            0             0            0             0            0
   Phase II                                    0      1,652,276    2,496,797     2,515,316    2,533,972     2,552,767    2,571,701
   Phase III                                   0              0            0             0            0             0            0
   Phase IV                                    0              0            0             0            0             0            0
   Phase V                                     0              0            0             0            0             0            0
   Phase VI                                    0              0            0             0            0             0            0
   Golf Course                                 0              0            0             0            0             0            0

-----------------------------------------------------------------------------------------------------------------------------------
   Total Revenues                      1,813,998      2,464,477    2,496,797     2,515,316    2,533,972     2,552,767    2,571,701
-----------------------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

   Mello-Roos Infrastructure Cost              0              0            0             0            0             0            0
   Mello-Roos Interest Cost              288,100        277,238      267,152       257,066      246,980       236,893      226,807
   Phase I                                     0          1,955            0             0            0             0            0
   Phase II                            3,506,184      1,233,256            0        42,579            0        21,060            0
   Phase III                                   0          4,609            0         4,635    1,931,413     2,934,213    2,940,256
   Phase IV                                    0          7,104            0         7,144            0         7,322            0
   Phase V                                     0          6,111            0         6,145            0         6,298            0
   Phase VI                                    0          7,108            0         7,148            0         7,326            0
   Golf Course                                 0              0            0             0            0             0            0


-----------------------------------------------------------------------------------------------------------------------------------
   Total Costs                         3,794,284      1,537,382      267,152       324,717    2,178,393     3,213,113    3,167,063
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   Net Funds Flow                     (1,980,286)       927,095    2,229,645     2,190,598      355,579      (660,346)    (595,362)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                   ------------------------------------------------------------------------

I. NET REVENUES                         Jan-2003      Apr-2003       Jul-2003      Oct-2003       Jan-2004
                                   ------------------------------------------------------------------------

   Cumulative Lots Sold                      496           535            574           613            656

   Mello-Roos Infrastructure Financing         0             0              0             0              0
   Phase I                                     0             0              0             0              0
   Phase II                            1,129,312             0              0             0              0
   Phase III                           1,618,416     2,445,630      2,463,769     2,482,043      1,859,311
   Phase IV                                    0             0              0             0      1,039,221
   Phase V                                     0             0              0             0              0
   Phase VI                                    0             0              0             0              0
   Golf Course                                 0             0              0             0              0

-----------------------------------------------------------------------------------------------------------
   Total Revenues                      2,747,728     2,445,630      2,463,769     2,482,043      2,898,532
-----------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

   Mello-Roos Infrastructure Cost              0             0              0             0              0
   Mello-Roos Interest Cost              215,687       205,601        195,515       185,429        174,308
   Phase I                                     0             0              0             0              0
   Phase II                                2,375             0              0             0              0
   Phase III                           1,032,299             0         27,731             0          4,609
   Phase IV                                7,363     1,411,981      4,282,842     4,299,013      2,949,029
   Phase V                                 6,334             0          6,490             0          6,526
   Phase VI                                7,367             0          7,549             0          7,592
   Golf Course                                 0             0              0             0              0


-----------------------------------------------------------------------------------------------------------
   Total Costs                         1,271,425     1,617,582      4,520,127     4,484,442      3,142,064
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
   Net Funds Flow                      1,476,303       828,048     (2,056,358)   (2,002,399)      (243,532)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------



III. RESIDUAL VALUE CALCULATION (1)

     Annual Discount Rate               13.0%
     Quarterly Discount Rate           3.103%

     Indicated Raw Land Value      $6,012,700
       (as of March 1, 1998)

     Value Per Unit                    $4,521

     NOTES:
     (1) Based on discounted net funds flow.

Sources: Chartered Land and Cattle Company; Sedway Group.

EXHIBIT 15
SUMMARY OF COSTS AND REVENUES
& ESTIMATED RESIDUAL LAND VALUE
CYPRESS LAKES
OAKLEY, CALIFORNIA
AS OF MARCH 31, 1998


                                     QUARTER ENDING
                                     -------------------------------------------------------------------------------------

I. NET REVENUES                        Apr-2004       Jul-2004       Oct-2004       Jan-2005      Apr-2005      Jul-2005
                                     -------------------------------------------------------------------------------------
   Cumulative Lots Sold                     698            740            782            824           866           913

   Mello-Roos Infrastructure Financing        0              0              0              0             0             0
   Phase I                                    0              0              0              0             0             0
   Phase II                                   0              0              0              0             0             0
   Phase III                                  0              0              0              0             0             0
   Phase IV                           3,140,786      3,164,082      3,187,550      3,211,192     3,235,010       387,977
   Phase V                                    0              0              0              0             0     3,028,120
   Phase VI                                   0              0              0              0             0             0
   Golf Course                                0              0              0              0             0             0

--------------------------------------------------------------------------------------------------------------------------
   Total Revenues                     3,140,786      3,164,082      3,187,550      3,211,192     3,235,010     3,416,097
--------------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

    Mello-Roos Infrastructure Cost            0              0              0              0             0             0
    Mello-Roos Interest Cost            163,446        152,584        141,722        130,860       119,998       107,843
    Phase I                                   0              0              0              0             0             0
    Phase II                                  0              0              0              0             0             0
    Phase III                                 0              0              0              0             0             0
    Phase IV                                  0         53,384              0         23,971             0           884
    Phase V                                   0          6,686      2,743,931      2,786,427     2,784,785        42,965
    Phase VI                                  0          7,777              0          7,821             0         8,011
    Golf Course                               0              0              0              0             0             0


--------------------------------------------------------------------------------------------------------------------------
    Total Costs                         163,446        220,432      2,885,653      2,949,080     2,904,784       159,704
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
    Net Funds Flow                    2,977,340      2,943,650        301,897        262,112       330,226     3,256,392
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




                                   --------------------------------------------------------------------------------------

I. NET REVENUES                        Oct-2005       Jan-2006      Apr-2006       Jul-2006      Oct-2006       Jan-2007
                                   --------------------------------------------------------------------------------------
   Cumulative Lots Sold                     955            997         1,039          1,081         1,125          1,167

   Mello-Roos Infrastructure Financing        0              0             0              0             0              0
   Phase I                                    0              0             0              0             0              0
   Phase II                                   0              0             0              0             0              0
   Phase III                                  0              0             0              0             0              0
   Phase IV                                   0              0             0              0             0              0
   Phase V                            3,050,580      3,073,206     3,096,000      3,118,964       149,624              0
   Phase VI                                   0              0             0              0     3,137,019      3,160,287
   Golf Course                                0              0             0              0             0              0

-------------------------------------------------------------------------------------------------------------------------
   Total Revenues                     3,050,580      3,073,206     3,096,000      3,118,964     3,286,643      3,160,287
-------------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

    Mello-Roos Infrastructure Cost            0              0             0              0             0              0
    Mello-Roos Interest Cost             96,981         86,120        75,258         64,396        53,017         42,155
    Phase I                                   0              0             0              0             0              0
    Phase II                                  0              0             0              0             0              0
    Phase III                                 0              0             0              0             0              0
    Phase IV                                  0              0             0              0             0              0
    Phase V                                   0         21,833             0            510             0              0
    Phase VI                                  0      2,553,914     2,564,740      2,620,735             0         38,514
    Golf Course                               0              0             0              0             0              0


-------------------------------------------------------------------------------------------------------------------------
    Total Costs                          96,981      2,661,867     2,639,998      2,685,641        53,017         80,668
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
    Net Flow Flow                     2,953,598        411,340       456,003        433,323     3,233,626      3,079,618
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


III. RESIDUAL VALUE CALCULATION (1)

     Annual Discount Rate               13.0%
     Quarterly Discount Rate           3.103%

     Indicated Raw Land Value      $6,012,700
       (as of March 1, 1998)

     Value Per Unit                    $4,521

     NOTES:
     (1) Based on discounted net funds flow.

Sources: Chartered Land and Cattle Company; Sedway Group.

EXHIBIT 15
SUMMARY OF COSTS AND REVENUES
& ESTIMATED RESIDUAL LAND VALUE
CYPRESS LAKES
OAKLEY, CALIFORNIA
AS OF MARCH 31, 1998

                                    QUARTER ENDING

                                    ------------------------------------------------------------------------------------------------
I. NET REVENUES                        Apr-2007   Jul-2007    Oct-2007    Jan-2008   Apr-2008   Jul-2008   Oct-2008        Total
                                    ------------------------------------------------------------------------------------------------
   Cumulative Lots Sold                   1,209      1,251       1,293       1,330      1,330      1,330      1,330           1,330

   Mello-Roos Infrastructure Financing        0          0           0           0          0          0          0      13,121,249
   Phase I                                    0          0           0           0          0          0          0      11,497,813
   Phase II                                   0          0           0           0          0          0          0      15,452,141
   Phase III                                  0          0           0           0          0          0          0      10,869,169
   Phase IV                                   0          0           0           0          0          0          0      17,365,817
   Phase V                                    0          0           0           0          0          0          0      15,516,494
   Phase VI                           3,183,727  3,207,341   3,231,130   2,867,584          0          0          0      18,787,086
   Golf Course                                0          0           0           0          0          0          0       8,026,610

------------------------------------------------------------------------------------------------------------------------------------
   Total Revenues                     3,183,727  3,207,341   3,231,130   2,867,584          0          0          0     110,636,379
------------------------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

    Mello-Roos Infrastructure Cost            0          0           0           0          0          0          0      13,121,249
    Mello-Roos Interest Cost             31,293     20,431       9,569           0          0          0          0       5,317,948
    Phase I                                   0          0           0           0          0          0          0       9,179,360
    Phase II                                  0          0           0           0          0          0          0      10,640,472
    Phase III                                 0          0           0           0          0          0          0       8,905,861
    Phase IV                                  0          0           0           0          0          0          0      13,090,268
    Phase V                                   0          0           0           0          0          0          0       8,459,647
    Phase VI                                  0     21,081           0       3,909          0          0          0       7,910,845
    Golf Course                               0          0           0           0          0          0          0       7,662,656


------------------------------------------------------------------------------------------------------------------------------------
    Total Costs                          31,293     41,511       9,569       3,909          0          0          0      84,288,305
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Net Funds Flow                    3,152,434  3,165,829   3,221,561   2,863,675          0          0          0      26,348,074
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------



III. RESIDUAL VALUE CALCULATION (1)

     Annual Discount Rate               13.0%
     Quarterly Discount Rate           3.103%

     Indicated Raw Land Value      $6,012,700
       (as of March 1, 1998)

     Value Per Unit                    $4,521

     NOTES:
     (1) Based on discounted net funds flow.

Sources: Chartered Land and Cattle Company; Sedway Group.

                                ADDENDUM A
                 ASSUMPTIONS AND STANDARD LIMITING CONDITIONS


SPECIAL CONDITIONS AND ASSUMPTIONS

1. As of the appraisal date, there was a property tax delinquency of $168,446.22. It is the intention of the client to satisfy the property taxes in the future before a transfer of title occurs or significant punitive measures are taken by the county assessor. We have therefore been instructed not to reduce our value estimate by the amount of the arrearage. Further, National Investors Financial, Inc., has already made a line item in their accounting system to cover the taxes; if the appraisers were to make adjustment to the value, it would result in double-counting.


GENERAL CONDITIONS AND ASSUMPTIONS

1. The title to the subject property is assumed to be marketable and the property is free and clear of all liens and encumbrances, except as noted.

2. The appraiser shall be held harmless and indemnified by the client for any environmental conditions that may exist on or near the subject property. Environmental contamination, such as toxic and hazardous materials, on are near the property, may affect the value of the subject property. Toxic or hazardous material may include, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs, other metals, minerals, chemicals, hydrocarbons, biological or radioactive materials in the soil, buildings, or building components, in above-ground or underground storage tanks, or elsewhere in the property. The appraiser bases the valuation of the property as if there were no toxic or hazardous materials in, on, under, around or over the subject property. Except as stated, the appraiser has not inspected the subject property or neighboring property for any environmental conditions.

3. Ownership and management are assumed to be in competent and responsible hands.

4. No engineering study, property survey, soil study or environmental investigation has been made and no liability is assumed in connection with such matters. The described property is based on visual inspection only, and it is assumed that there are no hidden or unapparent physical conditions affecting value. Dimensions and areas are as supplied by others or based upon field measurements and are subject to survey by qualified professional surveyors or architects.

5. Any plans, diagrams or drawings provided are intended solely to facilitate understanding and are not meant to be used as reference in matters of survey. The legal description furnished should be verified with the aid of competent legal counsel.

6. This appraisal is prepared for the specific objective stated and shall not be used for any other purposes without the written permission of Sedway Group.

7. The signatories shall not be required to give further consultation or testimony, or appear in court or at any public hearing with reference to the property appraised, unless prior arrangements have been made with the client.

8. This report is intended to be read and used as a whole and not in parts. Separation of any section or page from the main body of the report is expressly forbidden and invalidates the report.

9. Any estimates of future rents, sales prices, expenses, net operating income, mortgage debt service, capital outlays, cash flows, inflation, capitalization rates, yield rates or interest rates are intended solely for analytical purposes and are not to be construed as predictions of the appraisers. They represent only the judgment of the authors as to the assumptions likely to be used by purchasers and sellers active in the market place as of the date of value, and their accuracy is in no way guaranteed.

10. It is assumed that all necessary entitlements, licenses, agreements, franchises, etc., remain in full force and effect in order to continue the operations of the property as a going concern throughout the financial analysis period of this appraisal, unless otherwise noted.

11. Possession of this report does not carry with it the right of publication. This report shall be used for its intended purpose only and by the party to whom it is addressed. Neither all nor any part of the contents of this report shall be conveyed to any person or entity, other than the appraiser's client, through advertising, solicitation materials, public relations, news, sales, or other media without the written consent and approval of the author. This applies particularly to value conclusions, the identity of the appraiser or firm with which the appraiser is connected, and any reference to the Appraisal Institute, or MAI designation. Further, the appraiser or firm assumes no obligation, liability, or accountability to any third party. If this report is placed in the hands of anyone but the client, client shall make such party aware of the assumptions and limiting conditions of the assignment.

12. Property values are influenced by a large number of external factors. The information contained in the report comprises the pertinent data considered necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject property. Due to the rapid changes in the external factors, the value estimate is considered reliable only as of the effective date of the appraisal.

13. The appraisers reserve the right to make such adjustments to the analyses, opinions, and conclusions set forth in this report as may be required by consideration of additional data or more reliable data which may become available.

14. The date of value to which the conclusions and opinions expressed in this report apply is set forth in the letter of transmittal and the appraisal document. The dollar amount of any value opinion rendered in this report is based upon the purchase power of the U.S. Dollar existing on that date.

15. If this report is placed in the hands of anyone other than the Client, the Client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraiser is in no way to be responsible for any cost incurred to discover or correct any deficiencies of any type present in the property, physically, financially and/or legally. The Client also agrees that in case of lawsuit (brought by lender, partner or part owner in any form of ownership, tenancy or any other part), Client will hold appraisers completely harmless from and against any liability, loss, cost or expense incurred or suffered by appraiser in such action, regardless of its outcome.

                               ADDENDUM B
                    CERTIFICATION OF THE APPRAISERS


The undersigned hereby certify that, to the best of our knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. No matters affecting the value conclusions have been knowingly withheld or omitted.

This appraisal report sets forth all of the limiting conditions (imposed by the terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment is also not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as amended by the Appraisal Institute. The report also conforms with the Code of Professional Ethics of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

Jay Harper, MAI, Roy J. Schneiderman, Alan Billingsley, and Clifford J. Dowd made a personal inspection of the property that is the subject of this report.

Kurt W. Fuchs, Mary Smitheram-Sheldon, and Alan Billingsley provided significant professional assistance to the undersigned.

We have the knowledge and expertise to complete this appraisal assignment.


/s/ Jay Harper                               /s/ Roy J. Schneiderman
------------------------------              ----------------------------------
Jay Harper, MAI                              Roy J. Schneiderman, Principal


/s/ Clifford J. Dowd
------------------------------
Clifford J. Dowd, Associate

                          ADDENDUM C
                QUALIFICATIONS OF APPRAISERS

                                                        JAY M. HARPER, M.A.I.

Mr. Harper has 15 years of experience as a real estate appraiser, consultant, and management analyst. Clients have included financial institutions, developers, property owners and managers, governmental agencies, syndicators, attorneys, consulting firms, and schools. Mr. Harper has completed self-contained narrative reports, summary appraisals, and appraisal reviews of commercial real estate with values ranging from $100,000 to $50 million. Areas of particular consulting expertise include financial analysis for renovation and new construction, litigation support, market research, affordable housing development, and property management reviews.

Prior to founding Harper & Associates in 1995, Mr. Harper was a partner in Real Estate Decisions Company. Mr. Harper has also been a commercial appraiser with Cushman and Wakefield of California and a management analyst with Fox and Carskadon Financial Corporation.

The following engagements are representative of Mr. Harper's real estate experience:

APPRAISAL AND VALUATION

Assignments have included the following property types:

*  Office buildings              *  Retail Properties
*  Warehouses                    *  Apartments
*  Condominiums                  *  Single-Family Residences
*  Hotels                        *  Golf Courses
*  Master-Planned Communities    *  Leaseholds
*  Research & Development        *  Undeveloped Land
*  Schools                       *  Prisons
*  Automobile Dealerships        *  Senior Care Facilities
*  Marinas                       *  Mobile Home Parks
*  Resorts                       *  Billboards
*  Shopping Centers              *  Factories
*  Tennis Clubs                  *  Downtown Retail Buildings


CONSULTING TASKS

* RANCHO CIELO COMPANY - Documented the decline in property value of an approved but undeveloped project of 440 luxury homes and commercial space in San Diego County due to deteriorating market conditions; resulting in a $37 million reduction in the property tax assessment.

* FIRST UNION REIT - Estimated the loss in operating profits over 10 years and reduction in property value of a northern California regional mall due to a natural disaster, and subsequent loss of anchor tenants, increased local competition, and other changes in market conditions.

* ETEC - Estimated market value and replacement cost of real estate, manufacturing equipment, and personal property for management buyout of a high technology firm.

                                                  JAY M. HARPER, M.A.I., cont.

* DELOITTE & TOUCHE - Performed a long-term analysis of sale trends for condominiums in southern Marin County and then analyzed the impact of a construction defect stigma upon resale prices.

* WELLS FARGO BANK/GOOD SAMARITAN HOUSING CORP. - Estimated the financial feasibility and value of tax credits for a proposed 20-unit apartment complex in San Francisco being developed under the Low Income Housing Tax Credit program.

* FRENCH-AMERICAN INTERNATIONAL SCHOOL - Research and prepared cash-flow model of construction costs, operating expenses, financing, fund raising, and student body growth for development of a multi-user private school campus in San Francisco.

* CITY OF ROHNERT PARK - Performed due diligence for acquisition of a mobile home park by a non-profit entity; including reserarch of supply and demand of affordable housing, income and expense projections, and market survey and analysis of tax-exempt bond financing.

* BANK OF AMERICA - Surveyed owner's and lenders' investment strategies, yield requirements, financing terms, and holding periods for leaseholds, sandwich leasehold, and leased fee ownership interests in hotels and other commercial property.

* FOX & CARSKADON FINANCIAL CORPORATION - Documented and trained staff in management procedures; conducted on-site audits of 60 property management and accounting offices in eight states; developed and monitored corporate capital expense policy.



PROFESSIONAL AFFILIATIONS

Member of the Appraisal Institute
Certified General Real Estate Appraiser-California

EDUCATION

*  Master of Science (History/Social Science), Carnegie-Mellon University; 1982.
*  Bachelor of Arts (Urban Studies) Lehigh University, 1980.

                                                            ROY J. SCHNEIDERMAN
                                                                      PRINCIPAL

Mr. Schneiderman, Principal with the Sedway Group, has been providing real estate consulting services since 1983. Clients include pension funds, financial institutions, investors, developers, law firms, and public sector entities. Particular areas of expertise include real estate valuation, investment analysis, transaction negotiation, development feasibility, real estate investment strategy, and real estate litigation support. He is highly experienced with office, retail, hotel and residential properties. He has analyzed properties values in excess of $1.5 billion throughout the United States.

Prior to joining Sedway Group Mr. Schneiderman was manager of real estate consulting with Deloitte & Touche, an internationally recognized "Big 6" accounting firm. Before his tenure at Deloitte & Touche, he was a senior associate with Keyser Marston Associates for four years.

Selected real estate consulting engagements representatives of Mr. Schneiderman's practice follow:

APPRAISAL AND VALUATIONS

* WELLS FARGO BANK - Valuation of both the land and the partnership interests related to a 107-acre commercial site in Las Vegas, Nevada.

* OBAYASHI AMERICA CORPORATION - Appraisal of a five-acre industrial development site in Torrance, California.

* INTERNATIONAL COMPONENTS TECHNOLOGY - Valuation of a 62,000-square-foot manufacturing facility in San Jose.

* PEBBLE BEACH COMPANY - Development of property valuations for all of the Company's development properties and ground leases. The valuation encompassed land leased to a retail center, a hotel, a condominium development, as well as other smaller uses. The development properties included a partially completed golf-oriented townhome development as well as over 1,700 acres of undeveloped land slated for residential or golf course usage.

* SUMMMIT BANK - Appraisal of the Simmons plant in San Leandro, California. The facility included a total of over 500,000 square feet of industrial space, a portion of which was used by Simmons and a portion of which was leased.

* PROVIGO CORPORATION - Appraisal of a 122,000-square-foot warehouse used as a food distribution facility. The property also includes eight acres of additional developable land.

* CADWALADER, WICKERSHAM & TAFT - Appraisal of the Corte Madera Town Center, a major retail mall in Marin County. The property consisted of 420,000 square feet of retail space as well as over 70,000 square feet of office space.

* HOUSEHOLD INTERNATIONAL - Valuation for property tax assessment appeal of a 100,000-square-foot office facility in Salinas, California.

* SCANTRONICS/ARROWHEAD TECHNOLOGY - Valuation of an industrial site with excess land in Stockton, California. Also reviewed the leasehold value of a second Stockton industrial site.

* THORN/EMI - Valuation of the company's industrial properties in Concord, California. Complex included approximately 200,000 square feet of buildings and four acres of excess land.

                                                            ROY J. SCHNEIDERMAN
                                                               PRINCIPAL, CONT.

APPRAISAL REVIEW

* GLENDALE FEDERAL BANK - Review and supervision of review of over 50 appraisal reports for assets located in California and Florida with an appraised value of over $177 million.

* THE PACIFIC BANK - Review and supervision of review of numerous appraisal reports for troubled assets, as well as appraisal reports for loans and REO previously identified by Federal regulators as being non-compliant with Federal standards. Total appraised value in excess of $60 million. Also drafted a new set of appraisal department policies and procedures.

* CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM - Review and supervision of 14 appraisal reviews (underlying properties valued at $484 million). Also, management of the 1992 appraisal and appraisal review process for the System's entire $5 billion real estate portfolio.

PROPERTY DISPOSITION AND JOINT VENTURE NEGOTIATION

* CITY OF SAN MATEO - Negotiations related to the disposition of a mid-rise office development site in downtown San Mateo.

* CITY OF DAVIS - Negotiating the disposition of a 2+ acre mixed-use development site in downtown Davis.

* SANTA CRUZ SEASIDE COMPANY - Preparation of a development package to attract interest in the client's seven-acre site near the Boardwalk in Santa Cruz. Developer selection and negotiations with prospective developers.

* BART - Analysis of developer proposals and developer selection related to a proposed office development at the Pleasant Hill BART Station. Also assisted in the negotiation of joint venture development agreements at both the Pleasant Hill and Concord stations.

* LONG BEACH REDEVELOPMENT AGENCY - Assisted the Agency in the disposition of numerous sites in the downtown and airport areas, as well as extensive predevelopment and pricing work related to a proposed Automall. Analyzed and valued projects worth over $200 million. Analyzed and negotiated lease terms, sales prices, and other financial considerations with IDM, Kilroy Industries, Heltzer Enterprises, Cushman Development, Carlton Browne, McDonnell Douglas, etc.

PROFESSIONAL AFFILIATIONS

*  Candidate for the M.A.I. Designation; Appraisal Institute
*  Certified General Real Estate Appraiser - California
*  Certified General Real Estate Appraiser - Nevada
*  Certified General Real Estate Appraiser - New Mexico


SPEAKING ACTIVITIES AND PUBLICATIONS

Mr. Schneiderman has been a panelist at the Appraisal Institute's Fall Conference. He has also made presentations before the Davis and San Mateo City Councils. He has had articles published in THE AMERICAN BANKER newspaper as well as as APPRAISAL MANAGEMENT magazine.

                                                            ROY J. SCHNEIDERMAN
                                                               PRINCIPAL, CONT.

EDUCATION

* Master of Business Administration (real estate and finance), University of California, Berkeley, 1984. Editor of the Business School newspaper.

*  Master of Arts (Philosophy), Yale University; 1980. University Scholarship

* Bachelor of Arts (Philosophy and Religious Studies) Beloit College, 1977. Phi Beta Kappa

                                                            CLIFFORD J. DOWD
                                                                   ASSOCIATE

Clifford J. Dowd, Associate with Sedway Group, conducts a variety of real estate studies for developers, corporations, financial institutions, law firms and governmental bodies. His industry experience includes property valuations, market studies, financial feasibility analyses, strategic positioning consulting, and litigation support services.

Prior to joining Sedway Group, Mr. Dowd was an Analyst for another San Francisco real estate consulting firm. Mr. Dowd has also assisted in the preparation of an economic development plan in the City of Berkeley and managed a nonprofit urban community service organization.

Select consulting assignments representative of Mr. Dowd's expertise in urban and real estate economics follow.

VALUATION

* CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL, LLC - For this unique mixed-use Fisherman's Wharf property, the assignment required research into recent improvement in the local retail and office market, projections of market-rate office and retail lease terms, and an analysis of local parking garage operating performance. A full narrative appraisal was prepared.

* DOVER HOUSE CAPITAL AND JP MORGAN - Performed valuation and risk assessment for the lender refinancing the La Jolla Inn by the Sea and Restaurant. The assignment included review of the San Diego Area hotel market, analysis of zoning changes since the property's construction, development of a 10-year discounted cash flow, and evaluation of the impact of a long-term ground lease on value and risk.

* SHORELINE LIFE CARE LLC - Valuation of this life care community in Connecticut involved research into actuarial assumptions, health care utilization rates, market area historical entry and monthly fees, existing and proposed life care developments in two neighboring states, and the status of the life care regulatory climate at the time of valuation.

DEVELOPMENT FEASIBILITY

* VALENTI INTERNATIONAL - This study first analyzed the market feasibility of developing a destination spa and cosmetic surgery center within the Las Vegas Area. Local and national trends in spa concepts and cosmetic surgery were researched. After refinement of the concept based on the results of the market study, a financial feasibility study was prepared incorporating site acquisition, development cost estimates, and dynamic revenue forecast under the absorption period.

* JACK HORTON INVESTMENTS - This proposed project was to incorporated market rate and income-restricted units in a 160-unit efficiency studio complex in San Jose. The assignment first required a market study to determine rental rates for the market rate units, and later the creation of several financial models incorporating possible loan terms from conventional lenders, FHA-backed lenders, the City of San Jose Housing Department, and equity investors to determine the optimal financing scheme. Additional financial models were tested illustrating the economic impacts of changing the market rate/income-restricted unit mix, proposed rental rates, and project size. The

                                                            CLIFFORD J. DOWD
                                                            ASSOCIATE, CONT.


   history of SRO development and recent innovations increasing the affordability of such projects was researched for the project.

* HERITAGE PARTNERS - For nine markets in seven states, extensive research on developing cutting-edge Alzheimer's facilities was prepared. The assignments included recommendations of possible site locations by analyzing GIS maps, analysis of competitive developments, application of quantitative supply and demand techniques based upon population and health statistics, assessment of state and local regulations, and detailed interviews with front-line service providers in order to refine facility concepts, designs, and management practices.

STRATEGIC EVALUATION AND POSITIONING

* CATELLUS CORPORATION - Over 1,300 individual properties ranging from suburban to remote desert locations were evaluated in Southern California. The engagement involved designing a systematic method of evaluating these extensive holds, earmarking underutilized properties for potential development, and preparation of a mass appraisal.

* MEDICAL MALLS, INC - A land acquisition strategy was prepared for this client under negotiations with the City of Seaside to obtain a medical mall site. Historical redevelopment subsidies, analysis of the economic impact of the proposed project, and research into recent area land sales transactions were supplemented by an analysis of alternative uses of the site to determine the clients leverage over other developers in acquiring the land.

PROFESSIONAL AFFILIATIONS AND AWARDS

Member, San Francisco Planning and Urban Research Association (SPUR) Recipient, Assemblyman John Vasconcellos Human Corps Award for Community Service.

PUBLICATIONS

SENIOR HOUSING: LOOKING TOWARDS THE THIRD MILLENNIUM. Co-Authored with Arthur
E. Gimmy and Susan B. Brecht. Due out late 1998.

EDUCATION

Bachelor of Arts, Architecture, Minor in City and Regional Planning, University of California at Berkeley.

                             ADDENDUM D
              TITLE REPORT AND PLANT INFORMATION GUARANTEE



                     BOUND SEPARATELY DUE TO SIZE

                         ADDENDUM E
   ASSESSOR, SITE, GEOTECHNICAL, AND URBAN LIMIT LINE MAPS

                    [MAP]

                    [MAP]

                    [MAP]

                    [MAP]

                    [MAP]

                    [MAP]

                                ADDENDUM F
                    CASHFLOW DETAIL AND ASSUMPTION SHEETS

    ASSUMPTIONS FOR DISCOUNTED CASH FLOW AND RESIDUAL LAND VALUATION ANALYSIS
                                      CYPRESS LAKES
                                   OAKLEY, CALIFORNIA
                                  AS OF MARCH 31, 1998

                                                                                        Total      Total
                                              Start/First Sale       End/Sellout       Months    Quarters
                                              -----------------      -----------      --------   ---------
1.  DEVELOPMENT PHASING
          Model Start Date (hold period)              31-Mar-98        31-Mar-98             0        0.00
          Mello-Roos Financed Infrastructure          31-Jul-98        30-Apr-99             9        3.00

        PHASE I
          ON-Site Development                         31-Jan-99        30-Oct-99             9        3.00
          Lot Sales :                                 31-Oct-99      08-Jun-2001            19        6.40

        PHASE II
          ON-Site Development                       05-Sep-2000      06-Jun-2001             9        3.00
          Lot Sales :                               07-Jun-2001         Dec-2002            18        6.00

        PHASE III
          ON-Site Development                       04-Mar-2002      02-Dec-2002             9        3.00
          Lot Sales :                               03-Dec-2002         Jan-2004            13        4.30

        PHASE IV
          ON-Site Development                       04-Apr-2003      01-Jan-2004             9        3.00
          Lot Sales :                               02-Jan-2004         May-2005            16        5.40

        PHASE V
          ON-Site Development                       06-Aug-2004      05-May-2005             9        3.00
          Lot Sales :                               06-May-2005         Aug-2006            15        4.90

        PHASE VI
          ON-Site Development                       01-Nov-2005      03-Aug-2006             9        3.00
          Lot Sales :                               04-Aug-2006         Jan-2008            17        5.80

        GOLF COURSE
          Course Development                          02-May-99      31-Oct-2000            18        6.00
          Course Sale                               01-Nov-2000


        TIMING ASSUMPTIONS
          Sales start after completion of on-site infrastructure
          ON-Site Lot Development starts three quarters prior to lot sales, and lasts three quarters
          Off-site infrastructure cost (financed by Mello-Roos) for entire project is incurred in Phase I
          Predevelopment expenses of $100,000 per quarter are incurred prior to the start of construction.
          Golf course land is assumed developed one quarter after the start of construction of Phase I

2.  CONSTRUCTION COSTS (1998 $)

                                                  NOTE : SEE EXHIBIT 14 FOR COST DETAIL BY PHASE.
          Contingency on all Costs                 5.0%
          Contingency on Levy and Off-sites       10.0%


                                                              BASE COST              CONTINGENCY              TOTAL COST
                                                            ---------------         ---------------         ---------------
          OFF-SITE COSTS (FINANCED BY MELLO-ROOS)

          For Entire Project (Costs Incurred in Phase I)   $11,566,681               $1,156,668             $12,723,349

        ON-SITE COSTS

          Pre-Development Cost                               $100,000                   $5,000                $105,000  per quarter
          Phase I                                          $7,871,898                 $393,595              $8,265,493
          Phase II                                         $8,792,358                 $439,618              $9,231,976
          Phase III                                        $7,053,422                 $352,671              $7,406,093
          Phase IV                                        $10,012,588                 $500,629             $10,513,218
          Phase V                                          $6,204,595                 $310,230              $6,514,825
          Phase VI                                         $5,547,891                 $277,395              $5,825,285
            Total On-Site Costs                           $45,582,753               $2,279,138             $47,861,890

          Total Infrastructure Costs                      $57,149,434               $3,435,806             $60,585,240

        GOLF COURSE COSTS
          Golf Course Costs - Direct, Indirect             $4,510,000                 $225,500              $4,735,500
          Clubhouse Costs                                  $2,112,500                 $105,625              $2,218,125
                                                           ----------                 --------              ----------
          Total Golf Construction Cost                     $6,622,500                 $331,125              $6,953,625

          NOTE: GOLF COSTS BASED ON 1993 ESTIMATES PROVIDED BY THE ROBERT MUIR
                GRAVES COMPANY.

 ASSUMPTIONS FOR DISCOUNTED CASH FLOW AND RESIDUAL LAND VALUATION ANALYSIS
                        CYPRESS LAKES
                     OAKLEY, CALIFORNIA
                    AS OF MARCH 31, 1998

3.  INDIRECT CONSTRUCTION COSTS (1998 $)


        Property Tax Calculation (1995)
        -------------------------------
            Property Tax Rate                                      1.1240%
            Land Value                                     $0  $6,012,700   Based on land value concluded in this analysis.
            Annual property tax until construction                $67,583
              begins (inflated at 2% annually)

          Property Tax Allocation                                  100.0%   Allocated to lots
          -----------------------                                  ------
            Phase I                                                 14.3%
            Phase II                                                18.4%
            Phase III                                               12.4%
            Phase IV                                                19.2%
            Phase V                                                 16.5%
            Phase VI                                                19.2%
            Golf Course                                              0.0%

            Note: Property tax land value prorated based on the relative aggregate retail value of each phase.

        Developer's Overhead and Fees                                 3.0%  of construction costs
        Developer Profit                                             10.0%  of gross  sales

        Mello Roos Financing
          Bond Issue (to cover off-site infrastructure)       $12,723,349
          Interest Reserve (2 years @ 7%)                      $1,781,269
          Upfront Reserve Fund (12.5% of total bond)           $2,042,214
          Issue Cost (3.5% of bond issue & int. reserves)        $526,074
                                                                 --------
          Total Mello Roos Bond                               $17,072,906

          Bond Interest Rate                                          7.0%
          Amortization Period                                          30
          Annual Debt Service                                  $1,375,844
          Quarterly Debt Service                                 $343,961

          Date of Bond Issue                                    31-Jul-98
          Years Before First Payment Due                              1.5
          First Payment Due                                   30-Jan-2000


4.  REVENUE ASSUMPTIONS (1998$)

          NOTE: SEE EXHIBIT 11 FOR DETAILED LOT MIX AND PRICING SUMMARY.

                                             Average 1995            Monthly           Quarterly
          Residential      Total Lots           Price               Absorption        Absorption
          -----------      ----------        -------------         ------------       -----------
            Phase I Lots      232              $51,958                 12.0               36
            Phase II Lots     238              $65,046                 13.0               39
            Phase III Lots    172              $60,950                 13.0               39
            Phase IV Lots     229              $70,566                 14.0               42
            Phase V Lots      212              $65,567                 14.0               42
            Phase VI Lots     247              $65,461                 14.0               42
          Total/Average      1,330             $63,344

          Golf Course
          ------------
             Golf Course Sale                   $8,500,000

          Sales Commissions/Marketing                4.00%   of gross sales price

5.  OTHER ASSUMPTIONS

        Inflation Before                                          31-Dec-98      Annual        Quarterly
        ------------------------------------------------------    ---------      ------        ---------

          Annual Inflation Rate - Revenues (residential)                           5.0%         1.23%
          Annual Inflation Rate - Costs                                            3.0%         0.74%
          Annual Inflation Rate - Revenues (golf)                                  3.0%         0.74%

        Inflation Between                                         01-Jan-99      31-Dec-99
        ------------------------------------------------------    ---------      ---------
          Annual Inflation Rate - Revenues (residential)                           4.0%         0.99%
          Annual Inflation Rate - Costs                                            3.5%         0.86%
          Annual Inflation Rate - Revenues (golf)                                  3.5%         0.86%

        Inflation After                                           01-Jan-2000
        ------------------------------------------------------    -----------
          Annual Inflation Rate - Revenues                                         3.0%         0.74%
          Annual Inflation Rate - Costs                                            3.0%         0.74%
          Annual Inflation Rate - Revenues (golf)                                  3.0%         0.74%

Sources: Chartered Land and Cattle Company; Sedway Group.

                                          ANNUAL SUMMARY OF LOT ABSORPTION
                                                   CYPRESS LAKES
                                                 OAKLEY, CALIFORNIA

             1998      1999         2000       2001        2002         2003
            ------ ------------ ----------- ----------- ------------ -----------
     Phase   3Q 4Q 1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q
  --------- ------ ------------ ----------- ----------- ------------ ------------

  I           0  0  0  0  0 36  36 36 36 36 36 16  0  0  0  0  0  0   0   0  0  0
  II          0  0  0  0  0  0   0  0  0  0  0 26 39 39 39 39 39 17   0   0  0  0
  III         0  0  0  0  0  0   0  0  0  0  0  0  0  0  0  0  0 26  39  39 39 29
  IV          0  0  0  0  0  0   0  0  0  0  0  0  0  0  0  0  0  0   0   0  0 14
  V           0  0  0  0  0  0   0  0  0  0  0  0  0  0  0  0  0  0   0   0  0  0
  VI          0  0  0  0  0  0   0  0  0  0  0  0  0  0  0  0  0  0   0   0  0  0

--------------------------------------------------------------------------------
Total         0 0 0 0  0  36 36 36 36 36 36 42 39 39 39 39 39 43 43 39 39  39 43
--------------------------------------------------------------------------------
                 2004       2005         2006        2007         2008
           ---------------------------------------------------------------------
           1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q  1Q 2Q 3Q 4Q Total
--------------------------------------------------------------------------------

  I         0  0  0  0   0  0  0  0   0  0  0  0   0  0  0  0  0  0  0  0  232
  II        0  0  0  0   0  0  0  0   0  0  0  0   0  0  0  0  0  0  0  0  238
  III       0  0  0  0   0  0  0  0   0  0  0  0   0  0  0  0  0  0  0  0  172
  IV       42 42 42 42  42  5  0  0   0  0  0  0   0  0  0  0  0  0  0  0  229
  V         0  0  0  0   0 42 42 42  42 42  2  0   0  0  0  0  0  0  0  0  212
  VI        0  0  0  0   0  0  0  0   0  0 42 42  42 42 42 37  0  0  0  0  247

-------------------------------------------------------------------------------
           42 42 42 42  42 47 42 42  42 42 44 42  42 42 42 37  0  0  0  0 1,330
-------------------------------------------------------------------------------


CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE I
OAKLEY, CALIFORNIA
                                   QUARTER ENDING

                                  ------------------------------------------------------------------------------------
                                          Apr-98    Jul-98      Oct-98      Jan-99      Apr-99     Jul-99     Oct-99
                                   ------------------------------------------------------------------------------------
I. LOT SALES
    Phase I Lots
    ------------
      Lots Absorped                            0.0       0.0         0.0         0.0         0.0        0.0        0.0
      Cumulative Absorption                    0.0       0.0         0.0         0.0         0.0        0.0        0.0
      Average Sales Price                  $52,596    53,241      53,895      54,426      54,962     55,504     56,051

      Total Revenues                            $0         0           0           0           0          0          0
      Marketing and Commissions                 $0         0           0           0           0          0          0
      Developer Profit                          $0         0           0           0           0          0          0

      -----------------------------------------------------------------------------------------------------------------
      NET REVENUES                              $0         0           0           0           0          0          0
      -----------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

      Mello-Roos Site Development Costs         $0         0   4,336,188   4,373,642   4,411,419          0          0
      Mello-Roos Reimbursement of Off-Sites     $0         0  (4,336,188) (4,373,642) (4,411,419)         0          0
      Predevelopment Cost                       $0   106,563           0           0           0          0          0
      ON-Site Development Costs                 $0         0           0           0   2,865,798  2,890,551  2,915,518
      Developers Overhead and Fee               $0     3,197           0           0      85,974     86,717     87,466
      Property Tax                              $0     4,835           0       5,479           0     22,195          0
                                   -------------------------------------------------------------------------------------

      TOTAL DEVELOPMENT COST                    $0   114,595           0       5,479   2,951,772  2,999,463  3,002,984
                                   -------------------------------------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW             $0  (114,595)          0      (5,479) (2,951,772)(2,999,463)(3,002,984)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------




                                   QUARTER ENDING
                                  ------------------------------------------------------------------------------------
                                   Jan-2000   Apr-2000  Jul-2000  Oct-2000  Jan-2001  Apr-2001 Jul-2001       Total
                                   ----------------------------------------------------------------------------------------
I. LOT SALES
    Phase I Lots
    ------------
      Lots Absorped                          36.0       36.0       36.0      36.0      36.0       36.0     16.0      232.0
      Cumulative Absorption                  36.0       72.0      108.0     144.0     180.0      216.0    232.0
      Average Sales Price                  56,466     56,885     57,307    57,732    58,160     58,592   59,026

      Total Revenues                    2,032,787  2,047,864  2,063,053 2,078,355 2,093,771  2,109,300  944,420 13,369,550
      Marketing and Commissions           (81,311)   (81,915)   (82,522)  (83,134)  (83,751)   (84,372) (37,777)  (534,782)
      Developer Profit                   (203,279)  (204,786)  (206,305) (207,836) (209,377)  (210,930) (94,442)(1,336,955)

-----------------------------------------------------------------------------------------------------------------------------
      NET REVENUES                      1,748,197  1,761,163  1,774,226 1,787,385 1,800,643  1,813,998  812,201 11,497,813
                                                                                                               $49,560 per lot
-----------------------------------------------------------------------------------------------------------------------------
II. DEVELOPMENT COSTS

      Mello-Roos Site Development Costs
      Mello-Roos Reimbursement of Off-Sites 0              0          0         0         0          0        0  13,121,249
      Predevelopment Cost                   0              0          0         0         0          0        0 (13,121,249)
      ON-Site Development Costs             0              0          0         0         0          0        0     106,563
      Developers Overhead and Fee           0              0          0         0         0          0        0   8,671,868
      Property Tax                          0              0          0         0         0          0        0     263,353
                                       51,590              0     34,470         0    17,051          0    1,955     137,576
                                   ------------------------------------------------------------------------------------------
      TOTAL DEVELOPMENT COST           51,590              0     34,470         0    17,051          0    1,955    9,179,36
-----------------------------------------------------------------------------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW 1,696,607      1,761,163  1,739,756 1,787,385 1,783,592  1,813,998  810,246    2,318,45
                                                                                                              $39,566 per lot
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------



CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE II
OAKLEY, CALIFORNIA

                                 QUARTER ENDING
                                 ------------------------------------------------------------------------------------

                                       Oct-2000   Jan-2001    Apr-2001   Jul-2001    Oct-2001    Jan-2002    Apr-2002
                                 ------------------------------------------------------------------------------------

I. LOT SALES
    Phase II Lots
    -------------
      Lots Absorped                        0.0        0.0         0.0         26.0        39.0        39.0        39.0
      Cumulative Absorption                0.0        0.0         0.0         26.0        65.0       104.0       143.0
      Average Sales Price               72,274     72,810      73,350       73,894      74,442      74,995      75,551

      Total Revenues                         0          0           0    1,921,251   2,903,252   2,924,786   2,946,479
      Marketing and Commissions              0          0           0      (76,850    (116,130)   (116,991)   (117,859)
      Developer Profit                       0          0           0     (192,125    (290,325)   (292,479)   (294,648)

      ----------------------------------------------------------------------------------------------------------------
      NET REVENUES                           0          0           0    1,652,276   2,496,797   2,515,316   2,533,972
      ----------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

      ON-Site Development Costs      2,236,082  3,379,000   3,404,063    1,143,104           0           0           0
      Developers Overhead and Fee       67,082    101,370     102,122       34,293           0           0           0
      Property Tax                           0     19,583           0       55,860           0      42,579           0
      -------------------------------------------------------------------------------------------------------------------

      TOTAL DEVELOPMENT COST         2,303,164  3,499,954   3,506,184    1,233,256           0      42,579           0

      -------------------------------------------------------------------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW         (2,303,164) (3,499,954) (3,506,184)  419,020 2,496,797  2,472,737  2,533,972
      -------------------------------------------------------------------------------------------------------------------
      -------------------------------------------------------------------------------------------------------------------




                                  QUARTER ENDING
                                 -----------------------------------------------

                                      Jul-2002  Oct-2002   Jan-2003      Total
                                 -----------------------------------------------
                                                         07-Dec-2002

I. LOT SALES
    Phase II Lots
    -------------
      Lots Absorped                       39.0       39.0       17.0        238.0
      Cumulative Absorption              182.0      221.0      238.0
      Average Sales Price               76,111     76,676     77,244

      Total Revenues                 2,968,333  2,990,350  1,313,154   17,967,605
      Marketing and Commissions       (118,733)  (119,614)   (52,526)    (718,704)
      Developer Profit                (296,833)  (299,035)  (131,315)  (1,796,761)

      -----------------------------------------------------------------------------
      NET REVENUES                   2,552,767  2,571,701  1,129,312   15,452,141
                                                                                     $64,925 per lot
      -----------------------------------------------------------------------------

II. DEVELOPMENT COSTS

      ON-Site Development Costs              0          0          0   10,162,248
      Developers Overhead and Fee            0          0          0      304,867
      Property Tax                      21,060          0      2,375      173,356
      -----------------------------------------------------------------------------

      TOTAL DEVELOPMENT COST            21,060          0      2,375   10,640,472
                                                                                     $44,708 per lot
      -----------------------------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW  2,531,706  2,571,701  1,126,937    4,811,669
      -----------------------------------------------------------------------------
      -----------------------------------------------------------------------------

CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE III
OAKLEY, CALIFORNIA

                                     QUARTER ENDING
                                     -----------------------------------------------------------------------------------------
                                        Apr-98     Jul-98    Oct-98 Jan-99  Apr-99  Apr-2002    Jul-2002    Oct-2002  Jan-2003
                                     -----------------------------------------------------------------------------------------
I. LOT SALES
    Phase III Lots
    --------------
      Lots Absorped                          0.0     0.0     0.0     0.0     0.0        0.0         0.0         0.0      26.0
      Cumulative Absorption                  0.0     0.0     0.0     0.0     0.0        0.0         0.0         0.0      26.0
      Average Sales Price                $61,698  62,455  63,221  63,844  64,473     70,793      71,318      71,847    72,380

      Total Revenues                           0       0       0       0       0          0           0           0 1,881,879
      Marketing and Commissions                0       0       0       0       0          0           0           0   (75,275)
      Developer Profit                        $0       0       0       0       0          0           0           0  (188,188)
                                     -----------------------------------------------------------------------------------------
      NET REVENUES                             0       0       0       0       0          0           0           0 1,618,416

                                     -----------------------------------------------------------------------------------------
II. DEVELOPMENT COSTS

      ON-Site Development Costs                0       0       0       0       0  1,875,158   2,833,600   2,854,617   958,597
      Developers Overhead and Fee              0       0       0       0       0     56,255      85,008      85,639    28,758
      Property Tax                             0   4,205       0   4,228       0          0      15,605           0    44,944
                                     -----------------------------------------------------------------------------------------


      TOTAL DEVELOPMENT COST                   0   4,205       0   4,228       0  1,931,413   2,934,213   2,940,256 1,032,299

                                     -----------------------------------------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW            0  (4,205)      0  (4,228)      0 (1,931,413) (2,934,213) (2,940,256)  586,117
                                     -----------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------


                                     QUARTER ENDING
                                     ------------------------------------------------------
                                     Apr-2003  Jul-2003   Oct-2003   Jan-2004       Total
                                     ------------------------------------------------------
                                                                    04-Jan-2004
I. LOT SALES
    Phase III Lots
    --------------
      Lots Absorped                       39.0      39.0       39.0       29.0       172.0
      Cumulative Absorption               65.0     104.0      143.0      172.0
      Average Sales Price               72,917    73,458     74,002     74,551

      Total Revenues                 2,843,756 2,864,848  2,886,097  2,161,989  12,638,569
      Marketing and Commissions       (113,750) (114,594)  (115,444)   (86,480)   (505,543)
      Developer Profit                (284,376) (286,485)  (288,610)  (216,199) (1,263,857)
                                     ------------------------------------------------------
      NET REVENUES                   2,445,630 2,463,769  2,482,043  1,859,311  10,869,169
                                                                                             $63,193 per lot
                                     ------------------------------------------------------
II. DEVELOPMENT COSTS

      ON-Site Development Costs              0         0          0          0   8,521,972
      Developers Overhead and Fee            0         0          0          0     255,659
      Property Tax                           0    27,731          0      4,609     128,230
                                     ------------------------------------------------------


      TOTAL DEVELOPMENT COST                 0    27,731          0      4,609   8,905,861
                                                                                             $51,778 per lot
                                     ------------------------------------------------------
      CONSTRUCTION PERIOD CASH FLOW  2,445,630 2,436,038  2,482,043  1,854,702   1,963,308
                                     ------------------------------------------------------
                                     ------------------------------------------------------


CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE IV
OAKLEY, CALIFORNIA

                                                    QUARTER ENDING
                                                    ------------------------------------------------------------------------------

                                                      Apr-2003    Jul-2003    Oct-2003    Jan-2004   Apr-2004  Jul-2004  Oct-2004
                                                    ------------------------------------------------------------------------------

I. LOT SALES
      Phase IV Lots
           Lots Absorped                                  0.0          0.0         0.0        14.0       42.0      42.0      42.0
           Cumulative Absorption                          0.0          0.0         0.0        14.0       56.0      98.0     140.0
           Average Sales Price                         84,422       85,048      85,679      86,314     86,954    87,599    88,249

           Total Revenues                                   0            0           0   1,208,396  3,652,077 3,679,165 3,706,453
           Marketing and Commissions                        0            0           0     (48,336)  (146,083) (147,167) (148,258)
           Developer Profit                                 0            0           0    (120,840)  (365,208) (367,916) (370,645)

           -----------------------------------------------------------------------------------------------------------------------
           NET REVENUES                                     0            0           0   1,039,221  3,140,786 3,164,082 3,187,550

           -----------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

           ON-Site Development Costs                1,370,856    4,143,070   4,173,799   2,803,171          0         0         0
           Developers Overhead and Fee                 41,126      124,292     125,214      84,095          0         0         0
           Property Tax                                     0       15,480           0      61,763          0    53,384         0
                                                   -------------------------------------------------------------------------------

           TOTAL DEVELOPMENT COST                   1,411,981    4,282,842   4,299,013   2,949,029          0    53,384         0

                                                   -------------------------------------------------------------------------------
           CONSTRUCTION PERIOD CASH FLOW           (1,411,981)  (4,282,842) (4,299,013) (1,909,808) 3,140,786 3,110,698 3,187,550
                                                   -------------------------------------------------------------------------------
                                                   -------------------------------------------------------------------------------


                                                  Quarter Ending
                                                  ------------------------------------------

                                                    Jan-2005   Apr-2005  Jul-2005     Total
                                                  ------------------------------------------
                     09-May-2005
I. LOT SALES
      Phase IV Lots
           Lots Absorped                                 42.0       42.0     5.0       229.0
           Cumulative Absorption                        182.0      224.0   229.0
           Average Sales Price                         88,903     89,563  90,227

           Total Revenues                           3,733,944  3,761,639 451,136  20,192,811
           Marketing and Commissions                 (149,358)  (150,466)(18,045)   (807,712)
           Developer Profit                          (373,394)  (376,164)(45,114) (2,019,281)

           ---------------------------------------------------------------------------------
           NET REVENUES                             3,211,192  3,235,010 387,977  17,365,817
                                                                                               $75,833 per lot
           ---------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

           ON-Site Development Costs                        0          0       0  12,490,896
           Developers Overhead and Fee                      0          0       0     374,727
           Property Tax                                23,971          0     884     224,645
                                                   -----------------------------------------

           TOTAL DEVELOPMENT COST                      23,971          0     884  13,090,268
                                                                                               $57,163 per lot
                                                   -----------------------------------------
           CONSTRUCTION PERIOD CASH FLOW            3,187,221  3,235,010 387,092   4,275,550
                                                   -----------------------------------------
                                                   -----------------------------------------

CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE V
OAKLEY, CALIFORNIA

                                                 QUARTER ENDING
                                                 ----------------------------------------------------------------------------
                                                 Oct-2004    Jan-2005     Apr-2005   Jul-2005  Oct-2005  Jan-2006  Apr-2006
                                                 ----------------------------------------------------------------------------

I. LOT SALES
      Phase V Lots
      ------------
           Lots Absorped                            0.0         0.0          0.0       42.0       42.0       42.0      42.0
           Cumulative Absorption                    0.0         0.0          0.0       42.0       84.0      126.0     168.0
           Average Sales Price                   81,997      82,605       83,218     83,835     84,457     85,083    85,714

           Total Revenues                             0           0            0  3,521,070  3,547,186  3,573,496 3,600,001
           Marketing and Commissions                  0           0            0   (140,843)  (141,887)  (142,940) (144,000)
           Developer Profit                           0           0            0   (352,107)  (354,719)  (357,350) (360,000)

           ------------------------------------------------------------------------------------------------------------------
           NET REVENUES                               0           0            0  3,028,120  3,050,580  3,073,206 3,096,000

           ------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

           ON-Site Development Costs          2,664,010   2,683,769    2,703,675          0          0          0         0
           Developers Overhead and Fee           79,920      80,513       81,110          0          0          0         0
           Property Tax                               0      22,145            0     42,965          0     21,833         0
                                            ---------------------------------------------------------------------------------

           TOTAL DEVELOPMENT COST             2,743,931   2,786,427    2,784,785     42,965          0     21,833         0

                                            ---------------------------------------------------------------------------------
           CONSTRUCTION PERIOD CASH FLOW     (2,743,931) (2,786,427)  (2,784,785) 2,985,155  3,050,580  3,051,373 3,096,000
                                            ---------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------





                                            Quarter Ending
                                            ---------------------------
                                            Jul-2006 Oct-2006    Total
                                            --------------------------
                                                     02-Aug-2006

I. LOT SALES
      Phase V Lots
      ------------
           Lots Absorped                        42.0      2.0      212.0
           Cumulative Absorption               210.0    212.0
           Average Sales Price                86,350   86,991

           Total Revenues                  3,626,702  173,981 18,042,435
           Marketing and Commissions        (145,068)  (6,959)  (721,697)
           Developer Profit                 (362,670) (17,398)(1,804,244)

           --------------------------------------------------------------
           NET REVENUES                    3,118,964  149,624 15,516,494
                                                                           $73,191 per lot
           --------------------------------------------------------------

II. DEVELOPMENT COSTS

           ON-Site Development Costs               0        0  8,051,455
           Developers Overhead and Fee             0        0    241,544
           Property Tax                          510        0    166,648
                                            -----------------------------

           TOTAL DEVELOPMENT COST                510        0  8,459,647
                                                                           $39,904 per lot
                                            ----------------------------
           CONSTRUCTION PERIOD CASH FLOW   3,118,454  149,624  7,056,847
                                            ----------------------------
                                            ----------------------------

CASH FLOW ANALYSIS
CYPRESS LAKES - PHASE VI
OAKLEY, CALIFORNIA

                                                              QUARTER ENDING
                                          ------------------------------------------------------------------------------

I. LOT SALES                                Jan-2006      Apr-2006      Jul-2006     Oct-2006     Jan-2007     Apr-2007
                                          ------------------------------------------------------------------------------
      Phase VI Lots
           Lots Absorped                         0.0           0.0           0.0         42.0         42.0         42.0
           Cumulative Absorption                 0.0           0.0           0.0         42.0         84.0        126.0
           Average Sales Price                84,946        85,576        86,210       86,850       87,494       88,143

           Total Revenues                          0             0             0    3,647,697    3,674,752    3,702,008
           Marketing and Commissions               0             0             0     (145,908)    (146,990)    (148,080)
           Developer Profit                        0             0             0     (364,770)    (367,475)    (370,201)

           -------------------------------------------------------------------------------------------------------------
           NET REVENUES                            0             0             0    3,137,019    3,160,287    3,183,727
           -------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

           ON-Site Development Costs       2,471,706     2,490,039     2,508,508            0            0            0
           Developers Overhead and Fee        74,151        74,701        75,255            0            0            0
           Property Tax                        8,056             0        36,972            0       38,514            0
                                          ------------------------------------------------------------------------------


           TOTAL DEVELOPMENT COST          2,553,914     2,564,740     2,620,735            0       38,514            0
                                          ------------------------------------------------------------------------------
           CONSTRUCTION PERIOD CASH FLOW  (2,553,914)   (2,564,740)   (2,620,735)   3,137,019    3,121,773    3,183,727
                                          ------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------


---------------------------------------------------

    Jul-2007    Oct-2007    Jan-2008         Total
---------------------------------------------------
                         16-Jan-2008
        42.0        42.0        37.0         247.0
       168.0       210.0       247.0
      88,797      89,455      90,119

   3,729,466   3,757,127   3,334,400    21,845,449
    (149,179)   (150,285)   (133,376)     (873,818)
    (372,947)   (375,713)   (333,440)   (2,184,545)

---------------------------------------------------
   3,207,341   3,231,130   2,867,584    18,787,086   $76,061 per lot
---------------------------------------------------



           0           0           0     7,470,253
           0           0           0       224,108
      21,081           0       3,909       216,484
---------------------------------------------------

                                     --------------
      21,081           0       3,909     7,910,845   $32,028 per lot
---------------------------------------------------
   3,186,260   3,231,130   2,863,675    10,876,241
---------------------------------------------------
---------------------------------------------------

CASH FLOW ANALYSIS
CYPRESS LAKES - GOLF
OAKLEY, CALIFORNIA

                                         QUARTER ENDING
                                         -----------------------------------------------------------------------------------------
I. GOLF SALE                                Apr-98     Jul-98     Oct-98     Jan-99    Oct-2000    Jan-2001   Apr-2001      Total
                                         -----------------------------------------------------------------------------------------
                                                                                                03-Nov-2000
           Golf Course Sale                    0.0        0.0        0.0        0.0         0.0         1.0        0.0        1.0

           Golf Course Sales Price       8,563,045  8,626,558  8,690,542  8,765,606   9,264,552   9,333,268  9,402,493

           Total Revenues                        0          0          0          0           0   9,333,268          0  9,333,268
           Marketing and Commissions             0          0          0          0           0    (373,331)         0   (373,331)
           Developer Profit                      0          0          0          0           0    (933,327)         0   (933,327)

           -----------------------------------------------------------------------------------------------------------------------
           NET REVENUES                          0          0          0          0           0   8,026,610          0  8,026,610
           -----------------------------------------------------------------------------------------------------------------------

II. DEVELOPMENT COSTS

           Course Development Costs              0          0          0          0   1,263,181           0          0  7,439,472
           Developers Overhead and Fee           0          0          0          0      37,895           0          0    223,184
           Property Tax                          0          0          0          0           0           0          0          0
                                         -----------------------------------------------------------------------------------------

                                                                                                                       -----------
           TOTAL DEVELOPMENT COST                0          0          0          0   1,301,076           0          0  7,662,656
                                         -----------------------------------------------------------------------------------------
           CONSTRUCTION PERIOD CASH FLOW         0          0          0          0  (1,301,076)  8,026,610          0    363,954
                                         -----------------------------------------------------------------------------------------
                                         -----------------------------------------------------------------------------------------

Sources: Chartered Land and Cattle Company; Sedway Group.

                                                      INFLATION SCHEDULES FOR DISCOUNTED CASH FLOW ANALYSIS

                                     -----------------------------------------------------------------------------------------------
I. CONSTRUCTION COSTS                     Jan-98      Apr-98      Jul-98      Oct-98      Jan-99      Apr-99      Jul-99      Oct-99
                                     -----------------------------------------------------------------------------------------------
OFF-SITE COSTS
    Phase I OFF-Site Costs (total)   $12,723,349  12,817,719  12,912,789  13,008,565  13,120,925  13,234,257  13,348,567  13,463,864

ON-SITE COSTS
    Predevelopment Cost                 $105,000     105,779     106,563     107,354     108,281     109,216     110,160     111,111
    Phase I ON-Site Costs (total)     $8,265,493   8,326,799   8,388,559   8,450,778   8,523,771   8,597,395   8,671,654   8,746,555
    Phase II ON-Site Costs (total)    $9,231,976   9,300,451   9,369,433   9,438,926   9,520,455   9,602,687   9,685,630   9,769,289
    Phase III ON-Site Costs (total)   $7,406,093   7,461,025   7,516,364   7,572,113   7,637,517   7,703,485   7,770,024   7,837,137
    Phase IV ON-Site Costs (total)   $10,513,218  10,591,195  10,669,751  10,748,889  10,841,732  10,935,377  11,029,830  11,125,100
    Phase V ON-Site Costs (total)     $6,514,825   6,563,146   6,611,825   6,660,866   6,718,399   6,776,428   6,834,959   6,893,996
    Phase VI ON-Site Costs (total)    $5,825,285   5,868,492   5,912,019   5,955,868   6,007,312   6,059,200   6,111,536   6,164,324
    GOLF COURSE COSTS                 $6,953,625   7,005,201   7,057,159   7,109,502   7,170,910   7,232,848   7,295,322   7,358,335


II. PROPERTY TAX


Residential ONLY
    Total Property Tax (Land Only)                                33,791                  33,791                  34,467
                                                                  ------                  ------                  ------
     Phase I Property Tax                                          4,835                   4,835                   4,932
     Phase II Property Tax                                         6,209                   6,209                   6,334
     Phase III Property Tax                                        4,205                   4,205                   4,289
     Phase IV Property Tax                                         6,482                   6,482                   6,611
     Phase V Property Tax                                          5,575                   5,575                   5,687
     Phase VI Property Tax                                         6,485                   6,485                   6,615
    Golf Course                                                        0                       0                       0


III. LOT PRICING INFLATION SCHEDULE

    Phase I Lots                         $51,958      52,596      53,241      53,895      54,426      54,962      55,504      56,051
    Phase II Lots                        $65,046      65,844      66,652      67,470      68,135      68,806      69,484      70,169
    Phase III Lots                       $60,950      61,698      62,455      63,221      63,844      64,473      65,109      65,750
    Phase IV Lots                        $70,566      71,432      72,309      73,196      73,918      74,646      75,382      76,124
    Phase V Lots                         $65,567      66,372      67,186      68,011      68,681      69,358      70,041      70,731
    Phase VI Lots                        $65,461      66,264      67,078      67,901      68,570      69,246      69,928      70,617


    Golf Course Land                  $8,500,000   8,563,045   8,626,558   8,690,542   8,765,606   8,841,318   8,917,685   8,994,711

Source: Sedway Group.

                            VIEW PREMIUM CALCULATIONS BY NEIGHBORHOOD
                                          CYPRESS LAKES

------------------------------------------------------------------------------------------------------
KEY                                                                                          PREMIUM
                                   HOME PRICE         DIVIDE          MULTIPLY             APPLICABLE
        PREMIUM TYPE                 PREMIUM            BY               BY                  TO LOTS
------------------------------------------------------------------------------------------------------
     Golf View/frontage                15%             30%               60%                   30%
         Water View                    10%             30%               60%                   20%
 Partial Water or Golf View            5%              30%               60%                   10%
        Lesser Views                   2%              30%               60%                   4%
 Minor Powerline Proximity             -5%             30%               60%                  -10%
 Close Powerline Proximity            -10%             30%               60%                  -20%
        No Influence                   0%              30%               60%                   0%


-------------------------------------------------------------------------------------------------------
                                                                        TOTAL               WEIGHTED
        NEIGHBORHOOD                 # LOTS          PREMIUM          PREMIUMS            AVG. PREMIUM
-------------------------------------------------------------------------------------------------------

             2                          6               0%               0%
             2                          1               4%               4%
             2                         13               4%               52%
             2                         10              20%              200%
             2                         11              30%              330%
                                       --                               ----
                                       41                               586%                 14.29%

             3                         47               0%               0%
             3                         19               4%               76%
             3                          3               4%               12%
             3                          6               4%               24%
             3                          2              10%               20%
             3                         25              20%              500%
             3                          7              30%              210%
                                        -                               ----
                                       109                              842%                  7.72%

             14                        28               0%               0%
             14                         1              10%               10%
             14                         1               4%               4%
             14                        19              30%              570%
             14                        13              20%              260%
                                       --                               ----
                                       62                               844%                 13.61%

             18                        24               0%               0%
             18                         2               4%               8%
             18                         1              10%               10%
             18                        15              20%              300%
             18                         8              30%              240%
                                        -                               ----
                                       50                               558%                 11.16%

             21                        10              20%              200%
             21                         9              30%              270%
                                        -                               ----

                                       19                               470%                 24.74%

                                                                      CONTINUED

                            VIEW PREMIUM CALCULATIONS BY NEIGHBORHOOD
                                          CYPRESS LAKES

--------------------------------------------------------------------------------------------------------------
                                                                              TOTAL               WEIGHTED
              NEIGHBORHOOD                 # LOTS           PREMIUM          PREMIUMS            AVG. PREMIUM
--------------------------------------------------------------------------------------------------------------
     PREMIUMS CONTINUED:

                 4                          9                0%                0%
                 4                          9                4%               36%
                 4                          2                4%                8%
                 4                         14               20%              280%
                 4                         20               30%              600%
                 4                          1               10%               10%
                                            -                                 ---
                                           55                                 934%                 16.98%

                 6                         45                0%                0%
                 6                          1                4%                4%
                 6                          1                4%                4%
                 6                          2                4%                8%
                 6                          4               20%               80%
                 6                         10               30%              300%
                                           --                                ----
                                           63                                396%                  6.29%

                 1                         13                0%               0%
                 1                          1                4%               4%
                 1                          1                4%               4%
                 1                          1               10%               10%
                 1                          5               20%              100%
                 1                          3               30%               90%
                                            -                                 ---
                                           24                                208%                  8.67%

                 10                         8               20%              160%
                 10                        11               30%              330%
                                           --                                ----
                                           19                                490%                 25.79%

                 13                        40                0%               0%
                 13                         1                4%               4%
                 13                         1                4%               4%
                 13                         3                4%               12%
                 13                         4               10%               40%
                 13                        10               30%              300%
                                           --                                ----
                                           59                                360%                  6.10%

                 11                        33                0%               0%
                 11                         1                4%               4%
                 11                         1                4%               4%
                 11                         3                4%               12%
                 11                         4               10%               40%
                 11                         9               30%              270%
          11 (One Missing)                  1                4%               4%
                                            -                                 --
                                           52                                334%                  6.42%


                                                                     CONTINUED

                           VIEW PREMIUM CALCULATIONS BY NEIGHBORHOOD
                                        CYPRESS LAKES

-------------------------------------------------------------------------------------------------------------------
                                                                                   TOTAL               WEIGHTED
            NEIGHBORHOOD                        # LOTS           PREMIUM          PREMIUMS            AVG. PREMIUM
-------------------------------------------------------------------------------------------------------------------
     PREMIUMS CONTINUED:

                 12                               18                0%               0%
                 12                                1                4%               4%
                 12                                2                4%               8%
                 12                               12               30%              360%
          12 (Two Missing)                         2                4%               8%
                                                   -                                 --
                                                  35                                380%                 10.86%

                 8                                 2               20%               40%
                 8                                37                0%               0%
                 8                                 2                4%               8%
                 8                                 3                4%               12%
                 8                                 3               10%               30%
                 8                                14               30%              420%
                                                  --                                ----
                                                  61                                510%                  8.36%

                 9                                20                0%               0%
                 9                                 1                4%               4%
                 9                                 1                4%               4%
                 9                                 5               10%               50%
                 9                                 8               20%              160%
                 9                                 4               30%              120%
                                                   -                                ----
                                                  39                                338%                  8.67%

                 7                                81                0%               0%
                 7                                 1                4%               4%
                 7                                 1               10%               10%
                 7                                 1               20%               20%
                 7                                 7               30%              210%
                                                   -                                ----
                                                  91                                244%                  2.68%

                 5                                17                0%               0%
                 5                                 4                4%               16%
                 5                                 1                4%               4%
                 5                                 3                4%               12%
                 5                                 1               20%               20%
                 5                                 7               30%              210%
         5 (Eight Missing)                         8                4%               32%
                                                   -                                 ---
                                                  41                                294%                  7.17%

                 17                               61                0%               0%
                 17                                7                4%               28%
                                                   -                                 ---
                                                  68                                 28%                  0.41%

                 22                                2               10%               20%
                 22                                9               20%              180%
                 22                                8               30%              240%
                                                   -                                ----
                                                  19                                440%                 23.16%

                                                                      CONTINUED

                                    VIEW PREMIUM CALCULATIONS BY NEIGHBORHOOD
                                                 CYPRESS LAKES

----------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL               WEIGHTED
             NEIGHBORHOOD                  # LOTS             PREMIUM          PREMIUMS            AVG. PREMIUM
----------------------------------------------------------------------------------------------------------------
     PREMIUMS CONTINUED:

                  19                         19                  0%               0%
                  19                          4                  4%               16%
                  19                         17                 20%              340%
                  19                          1                 30%               30%
                                              -                                   ---
                                             41                                  386%                  9.41%

                  16                         44                  0%               0%
                                             --                                   --
                                             44                                   0%                   0.00%

                  20                         19                  0%               0%
                  20                          1                  4%               4%
                  20                          2                  4%               8%
                  20                         16                 20%              320%
                  20                          1                 30%               30%
                                              -                                   ---
                                             39                                  362%                  9.28%

                  24                         16                 -20%             -320%
                  24                         56                  0%               0%
                  24                         27                  4%              108%
                                             --                                  ----
                                             99                                  -212%                -2.14%

                  23                         16                 -20%             -320%
                  23                          6                 -10%             -60%
                  23                         77                  0%               0%
                  23                         34                  4%              136%
                                             --                                  ----
                                             133                                 -244%                -1.83%

                  15                         32                 -20%             -640%
                  15                          2                 -10%             -20%
                  15                         31                  0%               0%
                  15                          2                  4%               8%
                                              -                                   --
                                             67                                  -652%                -9.73%

              TOTAL LOTS                    1330                                                       5.94%

----------------------------------------------------------------------------------------------------------------



Note: Premiums were assigned to lots in the 1993 Sedway & Associates Appraisal. Sedway Group assumed assignments (premium types) were correct but modified actual premium percentages based upon market data. There were 11 lots unaccounted for in the 1993
Sources: Chartered Land and Cattle; 1993 Cypress Lakes Appraisal by Sedway and Associates; Sedway Group.

                                ADDENDUM G
             1998 CURRENTLY SELLING SINGLE-FAMILY HOME PROGRAMS
                  HISTORICAL RESIDENTIAL PERMIT ACTIVITY
               PLANNED AND PROPOSED RESIDENTIAL DEVELOPMENTS

           CURRENTLY SELLING SINGLE-FAMILY HOME DEVELOPMENTS
                      EASTERN CONTRA COSTA COUNTY
                          AS OF DECEMBER 1997


------------------------------------------------------------------------------------------------------------------------------------

      CITY:                                      TOTAL                                                              BASE
      ----  DEVELOPMENT                          NUMBER          UNIT SIZE (SQ. FT.)        LOT SIZE             PRICE RANGE
            DEVELOPER                           OF UNITS         LOW            HIGH        (SQ. FT.)        LOW            HIGH
-----------------------------------------------------------------------------------------------------------------------------------
      OAKLEY:

          1 Avalon                                 64           1,120           2,018         6,000       $129,990        $160,990
            Porter Homes


      BRENTWOOD:

          2 Creekside                              77           1,605           1,893         6,700       $182,300        $196,420
            Pulte Homes

          3 Foothills/Brent Lake                  207           2,014           2,370         6,000       $211,950        $256,950
            Lee Hancock Construction

          4 Garin Ranch                            72           1,981           2,596         5,000       $203,990        $238,990
            Morrison Homes

          5 Garin Ranch                           971           1,858           2,700         6,500       $203,900        $255,900
            Signature Properties

          6 Inspiration II                        105           1,457           2,932         6,500       $169,950        $249,950
            AD Seeno

          7 Madison Greens/Apple Hill              70           1,855           2,584         6,000       $200,950        $247,950
            Kiper Development

          8 Summerset                             475           1,084           2,198         4,320       $148,900        $232,900
            Blackhawk-Nunn


------------------------------------------------------------------------------------------------------------
                                                  HOA                                      ABSORPTION
      CITY:                                    ASSESMENTS                    TOTAL         (UNITS/MO.)
      ----  DEVELOPMENT                        MELLO ROOS         START      UNITS       SINCE START OF
            DEVELOPER                         (ALL ANNUAL)        MKTNG       SOLD          MARKETING
------------------------------------------------------------------------------------------------------------
      OAKLEY:

          1 Avalon                                 -             Taking        0                0
            Porter Homes                           -              Res.
                                                   -               Now

      BRENTWOOD:

          2 Creekside                              -              01-97        50              4.4
            Pulte Homes                            -
                                                   -
          3 Foothills/Brent Lake                   -              05-97        41              5.2
            Lee Hancock Construction           $8,053/lot
                                                   -
          4 Garin Ranch                            -              06-97        40               6
            Morrison Homes                       $1,044
                                                   -
          5 Garin Ranch                            -              05-96        70              3.6
            Signature Properties                  $540
                                                   -
          6 Inspiration II                         -              03-97        55              5.6
            AD Seeno                               -

          7 Madison Greens/Apple Hill             $888            08-96        65               4
            Kiper Development                    $1,104
                                                   -
          8 Summerset                             $492            06-94       N/AV            N/AV
            Blackhawk-Nunn                         -
                                                   -




      Sources:  Anthony Hurt and Associates; and Sedway Group.

                                                                     CONTINUED

              CURRENTLY SELLING SINGLE-FAMILY HOME DEVELOPMENTS
                          EASTERN CONTRA COSTA COUNTY
                             AS OF DECEMBER 1997

-----------------------------------------------------------------------------------------------------------------------------------

      CITY:                                      TOTAL                                                              BASE
      ----  DEVELOPMENT                          NUMBER         UNIT SIZE (SQ. FT.)         LOT SIZE             PRICE RANGE
            DEVELOPER                           OF UNITS         LOW            HIGH        (SQ. FT.)        LOW            HIGH
-----------------------------------------------------------------------------------------------------------------------------------
      BRENTWOOD CONTINUED:

          9 Sunrise Town Square                    92           1,511           1,730         4,000       $172,950        $180,950
            Greystone

         10 Town Square                           125           1,914           2,228         6,000       $205,950        $237,100
            Greystone Homes


      BYRON:

         11 Country Lane                          246           1,487           1,682         4,800       $154,490        $184,490
            Centex Homes


      DISCOVERY BAY:

         12 Miramar                                65           1,995           2,068         7,200       $279,990        $289,990
            The Hoffman Company


      ANTIOCH:

         13 California Autumnbrook                161           1,389           2,040         5,000       $143,990        $171,990
            Kaufman & Broad

         14 California Chapparal                  242          Sold Out         1,667         5,000       Sold Out        $159,990
            Kaufman & Broad

         15 California Countrybrook               181          Sold Out         1,625         4,500       Sold Out        $152,990
            Kaufman & Broad

------------------------------------------------------------------------------------------------------
                                             HOA                                      ABSORPTION
      CITY:                               ASSESMENTS                    TOTAL         (UNITS/MO.)
      ----  DEVELOPMENT                   MELLO ROOS         START      UNITS       SINCE START OF
            DEVELOPER                    (ALL ANNUAL)        MKTNG       SOLD          MARKETING
------------------------------------------------------------------------------------------------------
      BRENTWOOD CONTINUED:

          9 Sunrise Town Square               -              07-96        80              4.4
            Greystone                         -
                                              -
         10 Town Square                       -              05-96        81               4
            Greystone Homes                  $840
                                              -

      BYRON:

         11 Country Lane                      -              10-96       144              9.6
            Centex Homes                      -
                                              -

      DISCOVERY BAY:

         12 Miramar                           -              04-97        58              6.8
            The Hoffman Company               -
                                              -

      ANTIOCH:

         13 California Autumnbrook            -              08-97        22              4.8
            Kaufman & Broad             $2,316-$2,712
                                              -
         14 California Chapparal              -              09-93       241              4.4
            Kaufman & Broad             $1,788-$2,100
                                           $0.53/SF
         15 California Countrybroo            -              02-95       180              5.2
            Kaufman & Broad                   -
                                            $1,080

      Sources:  Anthony Hurt and Associates; and Sedway Group.

                                                                    CONTINUED

               CURRENTLY SELLING SINGLE-FAMILY HOME DEVELOPMENTS
                         EASTERN CONTRA COSTA COUNTY
                             AS OF DECEMBER 1997

-----------------------------------------------------------------------------------------------------------------------------------
      CITY:
      -----                                      TOTAL                                                              BASE
            DEVELOPMENT                          NUMBER         UNIT SIZE (SQ. FT.)         LOT SIZE             PRICE RANGE
            DEVELOPER                           OF UNITS         LOW            HIGH        (SQ. FT.)        LOW            HIGH
-----------------------------------------------------------------------------------------------------------------------------------
      ANTIOCH CONTINUED:

         16 California Southbrook                 122           1,733           2,275         6,000       $156,990        $185,990
            Kaufman & Broad

         17 Castellana                             48           2,200           2,600         7,000       $186,900        $218,500
            Richland

         18 Celebrations                           86           2,040           2,370         6,000       $179,900        $191,900
            Shea Homes

         19 Daybreak                              142           1,551           2,400         6,000       $166,990        $219,990
            Hofmann Company

         20 Deer Valley Estates                   303           2,024           2,465         6,500       $178,990        $198,990
            Porter Homes

         21 Diablo Hills/Terraces                  73           1,582           1,841         5,500       $169,950        $171,950
            Pacwest Development

         22 Discovery @ Black Diamond             129           1,511           1,893         6,000       $161,600        $177,400
            Pulte Homes

         23 Encore                                 60           1,346           1,668         4,000       $141,950        $155,950
            AD Seeno

         24 Estates @ Dallas Ranch                 79           2,850           3,660         7,000       $251,900        $305,900
            Suncrest Homes

         25 Generations @ Blk Diamond              89           2,482           3,581         8,500       $239,900        $280,000
            Richland Development


-----------------------------------------------------------------------------------------------------
      CITY:                                  HOA                                      ABSORPTION
      -----                               ASSESMENTS                    TOTAL         (UNITS/MO.)
            DEVELOPMENT                   MELLO ROOS         START      UNITS       SINCE START OF
            DEVELOPER                    (ALL ANNUAL)        MKTNG       SOLD          MARKETING
-----------------------------------------------------------------------------------------------------
      ANTIOCH CONTINUED:

         16 California Southbrook             -              05-96        80               4
            Kaufman & Broad                   -
                                           $0.58/SF
         17 Castellana                                       11-97        8               6.8
            Richland                         $960
                                            $1,440
         18 Celebrations                      -              06-94        80              1.6
            Shea Homes                       $732
                                           $0.53/SF
         19 Daybreak                          -              01-97        27              2.4
            Hofmann Company                   -
                                           $0.56/SF
         20 Deer Valley Estates               -              01-97        37              3.2
            Porter Homes                      -
                                            $2,532
         21 Diablo Hills/Terraces             -              09-94        68              1.6
            Pacwest Development               -
                                           $0.58/SF
         22 Discovery @ Black Diamond         -              08-96        40              2.4
            Pulte Homes                     $2,400
                                              -
         23 Encore                           $924            09-95        55               2
            AD Seeno                          -
                                           $0.58/SF
         24 Estates @ Dallas Ranch            -              05-97        55              7.6
            Suncrest Homes                  $3,000
                                              -
         25 Generations @ Blk Diamond         -              03-96        63              2.8
            Richland Development              -

      Sources:  Anthony Hurt and Associates; and Sedway Group.
                                              *Included in assessment figure.

                                                                    CONTINUED

               CURRENTLY SELLING SINGLE-FAMILY HOME DEVELOPMENTS
                         EASTERN CONTRA COSTA COUNTY
                             AS OF DECEMBER 1997

-----------------------------------------------------------------------------------------------------------------------------------
      CITY:
      -----                                      TOTAL                                                              BASE
            DEVELOPMENT                          NUMBER         UNIT SIZE (SQ. FT.)         LOT SIZE             PRICE RANGE
            DEVELOPER                           OF UNITS         LOW            HIGH        (SQ. FT.)        LOW            HIGH
-----------------------------------------------------------------------------------------------------------------------------------
      ANTIOCH CONTINUED:

         26 Lone Tree Estates/Masters             398           2,127           2,886         6,000       $196,490        $237,990
            Davidon Homes

         27 The Colony                            102           2,082           2,600         5,500       $179,990        $206,990
            Pacific Valley Housing


      PITTSBURG:

         28 California Tradewinds                 100           1,404           1,839         5,000       $164,990        $194,990
            Kaufman & Broad

         29 Monterra II @ Oak Hills                55           1,547           2,285         6,000       $179,950        $215,950
            Seeno Homes



--------------------------------------------------------------------------------------------------------------
      CITY:                                         HOA                                      ABSORPTION
      -----                                      ASSESMENTS                    TOTAL         (UNITS/MO.)
            DEVELOPMENT                          MELLO ROOS         START      UNITS       SINCE START OF
            DEVELOPER                           (ALL ANNUAL)        MKTNG       SOLD          MARKETING
--------------------------------------------------------------------------------------------------------------
      ANTIOCH CONTINUED:

         26 Lone Tree Estates/Masters               $408            07-94        90               2
            Davidon Homes                          $1,427
                                                  $0.55/SF
         27 The Colony                              $12             03-97        12              1.2
            Pacific Valley Housing


      PITTSBURG:

         28 California Tradewinds                    -              09-95        95              3.2
            Kaufman & Broad                         $804
                                                     -
         29 Monterra II @ Oak Hills                  -              04-97        22              2.8
            Seeno Homes                            $1,020


      Sources:  Anthony Hurt and Associates; and Sedway Group.

                           BUILDING PERMIT TRENDS
                    SELECTED AREAS OF CONTRA COSTA COUNTY
                                 1985-1997

-----------------------------------------------------------------------------------------------------------------------------------
     AREA                      1985             1986             1987             1988            1989             1990
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         NEW SINGLE-FAMILY PERMITS
-----------------------------------------------------------------------------------------------------------------------------------
     ANTIOCH                    580             1272              538              743            1042              826

     BRENTWOOD                  292              160              142              114              26              127

     PITTSBURG                  224              425                3              261             336              202

-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                      1096             1857              683             1118            1404             1155

CC COUNTY REMAINDER:           3554             4329             4799             4765            4058             1977
                               ----             ----             ----             ----            ----             ----

CONTRA COSTA COUNTY TOTAL:     4650             6186             5482             5883            5462             3132

                                                                                                         NEW MULTIFAMILY PERMITS
-----------------------------------------------------------------------------------------------------------------------------------
     ANTIOCH                    728              486               36              156              15                0

     BRENTWOOD                    0               12                5                4              10                0

     PITTSBURG                  738              566              264              288               0                3

-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                      1466             1064              305              448              25                3

CC COUNTY REMAINDER:           3206             5702             2645             1693            2183             1146
                               ----             ----             ----             ----            ----             ----

CONTRA COSTA COUNTY TOTAL:     4672             6766             2950             2141            2208             1149

                                                                                        TOTAL SINGLE-FAMILY & MULTIFAMILY PERMITS
-----------------------------------------------------------------------------------------------------------------------------------

     ANTIOCH                   1308             1758              574              899            1057              826

     BRENTWOOD                  292              172              147              118              36              127

     PITTSBURG                  962              991              267              549             336              205

-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                      2562             2921              988             1566            1429             1158

CC COUNTY REMAINDER:           6760            10031             7444             6458            6241             3123
                               ----            -----             ----             ----            ----             ----

CONTRA COSTA COUNTY TOTAL:     9322            12952             8432             8024            7670             4281

-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
     AREA                      1991             1992             1993            1994           1995          1996           1997
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                         NEW SINGLE-FAMILY PERMITS
-----------------------------------------------------------------------------------------------------------------------------------
     ANTIOCH                    658              795              841             709            506           687            620

     BRENTWOOD                  206              221              321             675            442           482            623

     PITTSBURG                  181              214               89              69            105           145             90

----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                      1045             1230             1251            1453           1053          1314           1333

CC COUNTY REMAINDER:           1642             2049             1763            2229           2001          1780           1772
                               ----             ----             ----            ----           ----          ----           ----

CONTRA COSTA COUNTY TOTAL:     2687             3279             3014            3682           3054          3094           3105

                                                                                                         NEW MULTIFAMILY PERMITS
----------------------------------------------------------------------------------------------------------------------------------
     ANTIOCH                      0               50               82               0              0             2              5

     BRENTWOOD                    0                0                0               0              0            84            278

     PITTSBURG                    0                0                0               0              0            79             10

----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                         0               50               82               0              0           165            293

CC COUNTY REMAINDER:           1268              564              359             230            312           285             88
                               ----              ---              ---             ---            ---           ---             --

CONTRA COSTA COUNTY TOTAL:     1268              614              441             230            312           450            381

                                                                                       TOTAL SINGLE-FAMILY & MULTIFAMILY PERMITS
----------------------------------------------------------------------------------------------------------------------------------

     ANTIOCH                    658              845              923             709            506           689            625

     BRENTWOOD                  206              221              321             675            442           566            901

     PITTSBURG                  181              214               89              69            105           224            100

----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                      1045             1280             1333            1453           1053          1479           1626

CC COUNTY REMAINDER:           2910             2613             2122            2459           2313          2065           1860
                               ----             ----             ----            ----           ----          ----           ----

CONTRA COSTA COUNTY TOTAL:     3955             3893             3455            3912           3366          3544           3486

----------------------------------------------------------------------------------------------------------------------------------

Sources: Economic Sciences Corporation. One Documents; and Sedway Group.

                  PLANNED AND PROPOSED BUILDING ACTIVITY
              EASTERN CONTRA COSTA COUNTY SINGLE FAMILY HOMES
                            SELECTED AREAS
                              APRIL 1998

-------------------------------------------------------------------------------------------------------------------------------
City                                             Developer or               Acres      Lots        Units/Lots           Planned
        Project Name/Applicant                   Owner                                             Completed          Remainder
-------------------------------------------------------------------------------------------------------------------------------
BRENTWOOD

  PROJECTS UNDER CONSTRUCTION.
    Sub. 8017/8022                               Pulte                       N/AV         77              40
    Sub. 6811                                    Mission Peak Homes          " "          82               0
    Sub. 6691 (Homecoming)                       Garrow                      " "          24              23
    Sub. 6848A (Apple Hill Estates)              Blackhawk/Nunn              " "         180             131
    Sub. 7948, 7995, 8011                        Greystone                   " "         291             146
    Sub. 7272 (Diablo Estates)                   Farm Hill                   " "          26               2
    Sub. 7798, 7799, 8009, 7605                  Signature                   " "         408              70
    Sub. 7873                                    Brentwood Country Club      " "          29               0
    Sub. 7349 (Pheasant Run)                     Tamayo                      " "          24              17
    Sub. 7816, 7869-72 (Summerset)               Blackhawk                   " "         452             280
    Sub. 7705                                    Hancock                     " "         940              15
    Sub. 7939                                    Brentwood Country Club      " "         511               0
    Sub. 7642A (The Fairways)                    Braddock Logan              " "          50              46
    Sub. 7642A, 7872 (The Greens)                Kiper                       " "         134              82
    Sub. 7703 (Homecoming #2)                    Garrow                      " "          27              24
    Sub. 7432 (Edgewood III)                     Seeno                       " "          96              84
    Sub. 7864 (Legacy)                           Pulte                       " "          42              40
    Sub. 7059/7915                               Pulte                       " "          88              77
    Sub. 7433 (Edgewood 4)                       Seeno                       " "          61              36
    Sub. 8010                                    Morrison                    " "          78              24
    Sub. 7944 (Edgewood)                         Seeno                       " "           4               4
                                                                                     --------------    -----------
  SUBTOTAL                                                                             3,624           1,141

  PROJECTS APPROVED BUT NOT UNDER CONSTRUCTION.
    Sub. 6665                                    Bear Forest                 12.5         80               0
    Sub. 7940                                    Brentwood Country Club      357         992               0
    Sub. 6888                                    Citation                    42.4        152               0
    Sub. 7975                                    McDonald                     11          68               0
    Sub. 7474                                    Chan                       50.73         76               0
    Sub. 7844                                    Gerry Properties           24.92        121               0
    Sub. 7476                                    Rural California             15          95               0
    Sub. 8048                                    Birchwood Estates           9.98         52               0
    Sub. 7904                                    Catchings                    5           18               0
    Sub. 7637                                    Ospra                       5.48         66               0
    Sub. 7690                                    Spanos                     576.7      1,031               0
    Sub. 8046                                    Meadows                    14.52         71               0
    Sub. 7882                                    Termo                       98.4        278               0
    Sub. 8033                                    Hasseltine/Best            114.2        442               0
    Sub. 7943 (California Spirit)                Kaufman & Broad             1.1           6               0
                                                                                     --------------    -----------
  SUBTOTAL                                                                             3,548               0
-------------------------------------------------------------------------------------------------------------------------------


                                                                      CONTINUED

                  PLANNED AND PROPOSED BUILDING ACTIVITY
              EASTERN CONTRA COSTA COUNTY SINGLE FAMILY HOMES
                             SELECTED AREAS
                               APRIL 1998

-------------------------------------------------------------------------------------------------------------------------------
City                                             Developer or               Acres      Lots        Units/Lots           Planned
        Project Name/Applicant                   Owner                                             Completed          Remainder
-------------------------------------------------------------------------------------------------------------------------------
BRENTWOOD (CONTINUED)

  PROJECTS BEING PROCESSED.
    Sub. 8055                                    Hofmann                     35.3        92            0
    Sub. 8066                                    Nunn/Gangwer                56.2       190            0
    Sub. 8069                                    Bellecci                   45.26       181            0
                                                                                       -------   -----------
  SUBTOTAL                                                                              463            0

  BRENTWOOD TOTALS                                                                    7,635        1,141              6,494


BYRON

    Discovery Bay                                Hofmann Construction        N/AV     1,400        N/AV

  BYRON TOTAL PLANNED UNITS                                                                                           1,400
  ALL ALLOCATED TO PLANNED)


ANTIOCH

    Bear Ridge                                   Bear Forest Properties      N/AV         4            4
    Bear Ridge (The Overlook)                    Richmond American           " "         46           46
    Bear Ridge                                   Pulte Homes                 " "         43           43
    Bear Ridge (Future)                          Unknown                     " "         58            0
    Black Diamond Estates                        Richland Development        " "        535           67
    Black Diamond Knolls                         Pulte Homes                 " "        129           53
    Black Diamond Knolls                         Richland Development        " "        956          262
    California Terrace                           Kaufman & Broad             " "        123          123
    Canada Hills                                 Shea Homes                  " "        649          509
    Country Hills                                Lusk Homes                  " "        243          243
    Country Manor                                Kaufman & Broad             " "        625          625
    Dallas Ranch Units I-III                     Centex Homes                " "        138          134
    Dallas Ranch Units IV-VII                    Kaufman & Broad             " "        586          283
    Dallas Ranch Units VII-VIII                  Suncrest Homes              " "        176           32
    Deerpark I & IV                              Greystone Homes             " "        350          350
    Deerpark II & III (Montclair)                Standard Pacific            " "        166          166
    Dearfield (Ponderosa Glen)                   Ponderosa                   " "        836          646
    Diablo East I (Diablo Hills)                 PacWest Development         " "        177          170
    Diablo East II & III (Westridge Park)        Dale Poe Development        " "         64           64
    Diablo East IV (Deer Valley Estates)         Hal Porter Homes            " "        313           54
    Diablo West (Laurel Ridge)                   UDC Homes                   " "        810          332
    Diamond Ridge                                Warmington                  " "        347          347
    Eagles Ridge                                 Centex Homes                " "        554          554
    Hidden Glen                                  Arcadia                     " "        381            0
    Hillcrest                                    Citation                    " "        366          366
    Ho-ti-Chien                                  Hofmann Company             " "        142           26
    Ho-ti-Chien                                  Pacific Valley Housing      " "         37            7
    Ho-ti-Chien                                  Richland Development        " "        280            0
-------------------------------------------------------------------------------------------------------------------------------


                                                                      CONTINUED

                  PLANNED AND PROPOSED BUILDING ACTIVITY
              EASTERN CONTRA COSTA COUNTY SINGLE FAMILY HOMES
                             SELECTED AREAS
                               APRIL 1998

-------------------------------------------------------------------------------------------------------------------------------
City                                             Developer or               Acres      Lots        Units/Lots           Planned
             Project Name/Applicant              Owner                                             Completed          Remainder
-------------------------------------------------------------------------------------------------------------------------------
ANTIOCH (CONTINUED)

        Lone Tree Estates                        Davidon                     " "         488            168
        Lone Tree Glen                           Davidon                     " "         164             98
        Meadow Creek Estates                     Seeno                       " "         529            527
        Meadow Creek Villages                    Seeno                       " "         453              0
        Nelson Ranch                             Unknown                     " "         415              0
        Northwood Downs                          Northwood Homes             " "         188            188
        Parkside/Parklands                       Pulte Homes                 " "         266            266
        Ridgeview                                Davidon                     " "         103            103
        Shelbourne I & II                        Citation                    " "         212            207
        Shelbourne II (Brandmere)                California Homes            " "          66             66
        Sterling Gate                            Warmington                  " "         156            156
        Viera Ranch I (Wildhorse)                Centex Homes                " "         359            350
        Viera Ranch II (Springvale)              Hiatt-McAllister            " "         178             85
        Williamson Ranch                         Kaufman & Broad             " "         647            647
        Almondridge                              McBail Company              " "         645            448
        Brookside Estates (Casa Blanca)          Anden Group                 " "          80             80
        Brookside Estates (Sterling Place)       Pulte Homes                 " "          74             74
        Terrace Gardens                          Trico Construction          " "          36              0
                                                                                      -----------------------------

        ANTIOCH TOTALS                                                                14,193          8,969              5,224


PITTSBURG

        Evergreen Estates                        Northstate                   20          46           N/AV
        Stonegate                                Northstate                  6.96         27            " "
        Highlands Ranch                          Northstate                 108.91       589            " "
        Sky Ranch                                Kaufman & Broad             160         283            " "
        Brickyard Subdivision                    Patelle of California        43         193            " "
        San Marco                                Northstate                  415       1,363            " "
        Oak Hills South                          Northstate                  211         459            " "
        Village @ New York Landing               Hofmann Company            26.99        114            " "
        Jubilee                                  Northstate                  9.5          51            " "
        Rockridge                                Kaufman & Broad             7.6          56            " "
        Oak Hills South                          West Coast Homebuilders     181          65            " "
                                                                                    -------------

        PITTSBURG TOTALS                                                               3,246           N/AV               3,246
        (ALL ALLOCATED TO PLANNED)


TOTAL EAST COUNTY PLANNED UNITS                                                                                          16,364
-------------------------------------------------------------------------------------------------------------------------------


     Note: Data on planned activity in unincorporated Contra Costa County was unavailable.
     Sources:  City Planning and Community Development Departments;
            Sedway Group.

                                   ADDENDUM H
              CHARTERED LAND & CATTLE ORIGINAL COST ESTIMATES AND
                                 PRODUCTION PLAN

                          CYPRESS LAKES & COUNTRY CLUB

Offsite Cost Summary & Fee Schedule
Rev 2-24-93

                                                                                                      Phase Total
                                                                                                      -----------
Phase 1                                                                                               $         0
                                                                                                      -----------
Phase 2
               Water Line - Hwy 4 to Cyp/BIR                                      1,200,000
               Pneumatic tanks & pumps                                              600,000
               Cypress SSFM (See note)                                              400,000           $ 2,200,000
                                                                                 ----------           -----------
Phase 3
               Hotchkiss Fire Station (in lieu of fee)                                                $   635,000
                                                                                                      -----------
Phase 4                                                                                               $         0
                                                                                                      -----------
Phase 5                                                                                               $         0
                                                                                                      -----------
Phase 6
               Cyp/BIR Intersection                                                                   $ 1,000,000
                                                                                                      -----------
Phase 7                                                                                               $         0
                                                                                                      -----------
Phase 8
               1/2 of Cypress Rd (2500' of roadway)                                                   $   850,000
                                                                                                      -----------
Phase 9
               Expand Sheriff Oakley Substation                                     200,000
               Levee (12' wide) - Major Trails Offstreet (P)                        710,000           $   910,000
                                                                                 ----------           -----------
Phase 10
               Park #1                                                                                $ 1,000,000
                                                                                                      -----------
Phase 11
               1/2 of Cypress Road (2500' of roadway)
                (Cypress/Sellers - signal + intersection)
                (Cypress/Knightson - signal + intersection)                                           $ 1,150,000
                                                                                                      -----------
Phase 12
               Golf cart - Major Trails - Offstreet (P)                                               $    70,000
                                                                                                      -----------
Phase 13                                                                                              $         0
                                                                                                      -----------
Phase 14
               Sandmound Blvd. - half street improvements                                             $   500,000
                                                                                                      -----------
Phase 15                                                                                              $         0
                                                                                                      -----------
Phase 16                                                                                              $         0
                                                                                                      -----------
Phase 17                                                                                              $         0
                                                                                                      -----------

-----------------------------------------------------------------------------------------------------------------
TOTAL OFFSITE COST(3)                          Per Unit                           $ 6,257             $ 8,315,000
-----------------------------------------------------------------------------------------------------------------
Fees:
               Subregional Road Fee                                                 1,067
               Sanitary Sewer Connection Fee                                        2,940
               Water Connection Fee                                                 3,063
               School Fee ($2.65/s.f.)                                              5,300
               Affordable/Homeless Housing Fee                                      3,500
               Miscellaneous Fees                                                   1,513
-----------------------------------------------------------------------------------------------------------------
TOTAL FEES                                     Per Unit                           $17,383             $23,102,007
-----------------------------------------------------------------------------------------------------------------

*Note: This number reflects only the rehabilitation of the existing SSFM along
       Cypress.
       Use a value of 1,200,000 for replacement of this same SSFM if replacement is required.

                     CYPRESS LAKES & COUNTRY CLUB - DEVELOPMENT COSTS


----------------------------------------------------------------------------------------------------------------------------------
                                                         ONSITES
           # of   ----------------------------------------------------------------------------------------------    Total
           Units       Grading          Roadway        Int. Roads         Storm           Sewer          Water      Onsites
----------------------------------------------------------------------------------------------------------------------------------
RECLMTN                $9,229,550             $0                                $0             $0             $0     $9,229,550

PHASE 1         0               0        839,795                           131,904        555,530        206,900      1,734,129

PHASE 2       133         143,450      1,220,959                           469,861        758,010        503,350      3,095,630

PHASE 3        99          74,100        526,669                           237,816        466,600        225,700      1,530,885

PHASE 4        67          86,450        844,783                           153,017        606,930        320,700      2,011,880

PHASE 5        69          60,800        470,685                           145,821        198,700        184,250      1,060,256

PHASE 6       102          99,750      2,309,854                           532,699        653,650        665,900      4,261,853

PHASE 7        44          75,050        894,214                           322,334        784,840        315,250      2,391,688

PHASE 8        60          61,750        456,170                           124,130        190,550        183,900      1,016,500

PHASE 9        68          66,500        331,760                            96,560        157,550        155,150        807,520

PHASE 10       65          69,350        820,315                           291,020        536,740        290,750      2,008,175

PHASE 11      109         113,050        923,990         374,698           372,950        626,940        361,600      2,773,228

PHASE 12       55          57,000        997,845         374,697           264,310        487,650        307,700      2,489,202

PHASE 13      100          88,350        622,050         374,698           237,640        477,650        252,250      2,052,638

PHASE 14       77         145,350      1,294,775                           480,650        918,720        489,000      3,328,495

PHASE 15       87          33,250        170,027                            16,170         78,200         78,200        375,847

PHASE 16      133          40,850        749,840                           353,140        461,050        226,650      1,831,530

PHASE 17       62          75,050      1,376,900         374,697           377,190        428,500        418,950      3,051,287

----------------------------------------------------------------------------------------------------------------------------------
            1,330     $10,519,650    $14,850,631       $1,498,790       $4,607,212     $8,387,810     $5,186,200    $45,050,293
            ----------------------------------------------------------------------------------------------------------------------

                                                                                                                   ---------------
                                                                                                      Cost per lot:      $33,872
                                                                                                                   ---------------


         NOTES:
              General - This summary does not include fees. See "Offsite Cost
                        Summary" for fee schedule.
            * Offsites - See "Offsite Cost Summary" for detail.
           ** Does not include cost of construction for golf course or tennis club.

                           CYPRESS LAKES AND COUNTRY CLUB
                            Estimated Construction Cost
                                    Reclamation
                                    Rev 1-13-93


--------------------------------------------------------------------------------
  ITEM                        UNIT PRICE     UNIT     QUANTITY        TOTAL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
GENERAL GRADING                                                   2,939,000.00
--------------------------------------------------------------------------------
Clear and Grub                  1,000.00     AC            679      679,000.00
Rough Grading                   4,000.00     AC            565    2,260,000.00

--------------------------------------------------------------------------------
LEVEES/LAKES                                                      6,290,550.00
--------------------------------------------------------------------------------

Levee Subgrade Prep.            2,200.00     AC             52      114,400.00
Grade Levees                        0.30     CY        828,000      248,400.00
Levee Roadway (8" AB)               1.00     SF        396,000      396,000.00
Hydroseed Levees                3,500.00     AC             46      161,000.00
Lake Excavation                     2.50     CY        910,000    2,275,000.00
Condition Ex'd Material             0.75     CY        910,000      682,500.00
72" Lagoon Cross Piping           200.00     LF            100       20,000.00
54" Lagoon Cross Piping            95.00     LF          1,350      128,250.00
72" Dewater Structure          29,000.00     EA              1       29,000.00
42" Dewater Structure          25,000.00     EA              3       75,000.00
33" Dewater Structure          23,000.00     EA              2       46,000.00
30" Dewater Structure          20,000.00     EA              1       20,000.00
27" Dewater Structure          15,000.00     EA              3       45,000.00
24" Dewater Structure          12,000.00     EA              1       12,000.00
21" Dewater Structure          10,000.00     EA              3       30,000.00
18" Dewater Structure           8,000.00     EA              1        8,000.00
SDPS & Outfall              2,000,000.00     EA              1    2,000,000.00
                                                                  ------------
                                             TOTAL                9,229,550.00
                                                                  ------------

                           CYPRESS LAKES AND COUNTRY CLUB
                            Estimated Construction Cost
                                      4-06-92


----------------------------------------------------------------------------------------------------------------
                                                                   PHASE 1                        PHASE 2
  ITEM                        UNIT PRICE      UNIT       QUANTITY          TOTAL       QUANTITY          TOTAL
----------------------------------------------------------------------------------------------------------------
---------------                                                        ---------                     ---------
TOTALS BY PHASE                                                        1,734,129                     3,095,630
---------------                                                        ---------                     ---------

----------------------------------------------------------------------------------------------------------------
GRADING                                                                        0                       143,450
----------------------------------------------------------------------------------------------------------------

Finish Grade Lots                 950.00        EA                             0            151        143,450

----------------------------------------------------------------------------------------------------------------
ROADWAY                                                                  839,795                     1,220,959
----------------------------------------------------------------------------------------------------------------

96' Cypress Right of Way          455.94        LF          1,250        569,925                             0
60' ROW (No. of Cypress)          273.75        LF                             0                             0
60' ROW (So. of Cypress)          269.87        LF          1,000        269,870            260         70,166
40' Right of Way                  207.35        LF                             0          5,550      1,150,793
Traffic Signal System         150,000.00        EA                             0                             0

----------------------------------------------------------------------------------------------------------------
STORM DRAINAGE                                                           131,904                       469,861
----------------------------------------------------------------------------------------------------------------

72" Storm Drain                   250.00        LF                             0            220         55,000
66" Storm Drain                   225.00        LF                             0            130         29,250
54" Storm Drain                   200.00        LF                             0                             0
48" Storm Drain                   175.00        LF                             0            373         65,275
42" Storm Drain                   155.00        LF                             0            280         43,400
36" Storm Drain                   140.00        LF                             0             40          5,600
33" Storm Drain                   120.00        LF                             0            200         24,000
30" Storm Drain                   105.00        LF            340         35,700            200         21,000
27" Storm Drain                    95.00        LF                             0             30          2,850
24" Storm Drain                    82.00        LF                             0            220         18,040
21" Storm Drain                    75.00        LF            337         25,275            230         17,250
18" Storm Drain                    69.00        LF            331         22,839            463         31,947
15" Storm Drain                    53.00        LF            331         17,543          1,360         72,080
12" Storm Drain                    57.00        LF            171          9,747            417         23,769
Pump Station                        1.00        EA                             0                             0
Catch Basin                     1,600.00        EA             13         20,800             36         57,600
Type I SD Manhole               1,400.00        EA                             0              2          2,800
48" Dewater Structure          40,000.00        EA                             0                             0
42" Dewater Structure          38,000.00        EA                             0                             0
30" Dewater Structure          32,000.00        EA                             0                             0

----------------------------------------------------------------------------------------------------------------
SANITARY SEWER                                                           555,530                       758,010
----------------------------------------------------------------------------------------------------------------

15" Sanitary Sewer                200.00        LF             70         14,000                             0
12" Sanitary Sewer                175.00        LF            670        117,250                             0
10" Sanitary Sewer                120.00        LF                             0                             0

----------------------------------------------------------------------------------------------------------------
                                                                   PHASE 3                       PHASE 4
  ITEM                        UNIT PRICE      UNIT       QUANTITY          TOTAL       QUANTITY          TOTAL
----------------------------------------------------------------------------------------------------------------
---------------                                                        ---------                     ---------
TOTALS BY PHASE                                                        1,530,885                     2,011,880
---------------                                                        ---------                     ---------

----------------------------------------------------------------------------------------------------------------
GRADING                                                                   74,100                        86,450
----------------------------------------------------------------------------------------------------------------
Finish Grade Lots                  950.00        EA            78         74,100             91         86,450
----------------------------------------------------------------------------------------------------------------
ROADWAY                                                                  526,669                       844,783
----------------------------------------------------------------------------------------------------------------

96' Cypress Right of Way           455.94        LF                            0                              0
60' ROW (No. of Cypress)           273.75        LF                            0                              0
60' ROW (So. of Cypress)           269.87        LF                            0          1,440         388,613
40' Right of Way                   207.35        LF         2,540        526,669          2,200         456,170
Traffic Signal System          150,000.00        EA                            0                              0

----------------------------------------------------------------------------------------------------------------
STORM DRAINAGE                                                           237,816                        153,017
----------------------------------------------------------------------------------------------------------------

72" Storm Drain                    250.00        LF                            0                              0
66" Storm Drain                    225.00        LF                            0                              0
54" Storm Drain                    200.00        LF                            0                              0
48" Storm Drain                    175.00        LF                            0                              0
42" Storm Drain                    155.00        LF           370         57,350                              0
36" Storm Drain                    140.00        LF            33          4,620                              0
33" Storm Drain                    120.00        LF           210         25,200                              0
30" Storm Drain                    105.00        LF                            0                              0
27" Storm Drain                     95.00        LF           250         23,750                              0
24" Storm Drain                     82.00        LF           190         15,580                              0
21" Storm Drain                     75.00        LF                            0             30           2,250
18" Storm Drain                     69.00        LF           340         23,460            640          44,160
15" Storm Drain                     53.00        LF           750         39,750          1,110          58,830
12" Storm Drain                     57.00        LF           258         14,706            361          20,577
Pump Station                         1.00        EA                            0                              0
Catch Basin                      1,600.00        EA            20         32,000             17          27,200
Type I SD Manhole                1,400.00        EA             1          1,400                              0
48" Dewater Structure           40,000.00        EA                            0                              0
42" Dewater Structure           38,000.00        EA                            0                              0
30" Dewater Structure           32,000.00        EA                            0                              0

----------------------------------------------------------------------------------------------------------------
SANITARY SEWER                                                           466,600                        606,930
----------------------------------------------------------------------------------------------------------------

15" Sanitary Sewer                 200.00        LF                            0                              0
12" Sanitary Sewer                 175.00        LF                            0                              0
10" Sanitary Sewer                 120.00        LF                            0            480          57,600

                                          CYPRESS LAKES AND COUNTRY CLUB
                                            Estimated Construction Cost
                                                    4-06-92

----------------------------------------------------------------------------------------------------------------
                                                                   PHASE 1                        PHASE 2
  ITEM                        UNIT PRICE      UNIT       QUANTITY          TOTAL       QUANTITY          TOTAL
----------------------------------------------------------------------------------------------------------------

8" Sanitary Sewer              107.00          LF                              0           580           62,060
6" Sanitary Sewer               65.00          LF                              0         4,460          289,900
4" SS Lateral                  650.00          EA              0               0           151           98,150
10" Sanitary Force Main         58.00          LF          1,520          88,160                              0
8" Sanitary Force Main          56.00          LF            320          17,920                              0
6" Sanitary Force Main          50.00          LF            220          11,000           920           46,000
4" Sanitary Force Main          45.00          LF                              0            50            2,250
Sanitary Sewer Manhole       1,800.00          EA              4           7,200            26           46,800
Sanitary Sewer Lamphole        950.00          EA                              0             3            2,850
Major Sewage PS            300,000.00          EA              1         300,000                              0
Intermediate Sewage PS     230,000.00          EA                              0                              0
Minor Sewage PS            210,000.00          EA                              0             1          210,000

----------------------------------------------------------------------------------------------------------------
DOMESTIC WATER                                                           206,900                        503,350
----------------------------------------------------------------------------------------------------------------

14" Water Line                  85.00          LF          1,300         110,500                              0
12" Water Line                  60.00          LF          1,050          63,000           200           12,000
10" Water Line                  55.00          LF                              0         1,650           90,750
6" Water Line                   45.00          LF                              0         4,380          197,100
14" Butterfly Valve          2,600.00          EA              3           7,800                              0
12" Gate Valve               1,600.00          EA              3           4,800             2            3,200
10" Gate Valve               1,350.00          EA                              0             6            8,100
6" Gate Valve                  950.00          EA                              0            11           10,450
Fire Hydrant Assembly        3,500.00          EA              5          17,500            10           35,000
Air Release Valve            1,100.00          EA              3           3,300                              0
1-1/2" Blowoff Assembly      1,100.00          EA                              0             3            3,300
1" Water Service               950.00          EA              0               0           151          143,450

----------------------------------------------------------------------------------------------------------------
                                                                   PHASE 3                        PHASE 4
  ITEM                        UNIT PRICE      UNIT       QUANTITY          TOTAL       QUANTITY          TOTAL
----------------------------------------------------------------------------------------------------------------

8" Sanitary Sewer              107.00          LF                              0           570           60,990
6" Sanitary Sewer               65.00          LF          2,460         159,900         2,230          144,950
4" SS Lateral                  650.00          EA             78          50,700            91           59,150
10" Sanitary Force Main         58.00          LF                              0                              0
8" Sanitary Force Main          56.00          LF                              0           440           24,640
6" Sanitary Force Main          50.00          LF                              0            50            2,500
4" Sanitary Force Main          45.00          LF            500          22,500                              0
Sanitary Sewer Manhole       1,800.00          EA             12          21,600            14           25,200
Sanitary Sewer Lamphole        950.00          EA              2           1,900             2            1,900
Major Sewage PS            300,000.00          EA                              0                              0
Intermediate Sewage PS     230,000.00          EA                              0             1          230,000
Minor Sewage PS            210,000.00          EA              1         210,000                              0

----------------------------------------------------------------------------------------------------------------
DOMESTIC WATER                                                           225,700                        320,700
----------------------------------------------------------------------------------------------------------------

14" Water Line                  85.00          LF                              0                              0
12" Water Line                  60.00          LF                              0         1,450           87,000
10" Water Line                  55.00          LF            930          51,150           550           30,250
6" Water Line                   45.00          LF          1,730          77,850         1,750           78,750
14" Butterfly Valve          2,600.00          EA                              0                              0
12" Gate Valve               1,600.00          EA                              0             5            8,000
10" Gate Valve               1,350.00          EA              3           4,050             3            4,050
6" Gate Valve                  950.00          EA              5           4,750             2            1,900
Fire Hydrant Assembly        3,500.00          EA              3          10,500             6           21,000
Air Release Valve            1,100.00          EA                              0             1            1,100
1-1/2" Blowoff Assembly      1,100.00          EA              3           3,300             2            2,200
1" Water Service               950.00          EA             78          74,100            91           86,450

---------------------------------------------------------------------------------------------------------------------------------
     PHASE 5                 PHASE 6              PHASE 7             PHASE 8            PHASE 9          TOTALS PHASES 1-9
QUANTITY   TOTAL        QUANTITY   TOTAL      QUANTITY   TOTAL    QUANTITY   TOTAL    QUANTITY   TOTAL    QUANTITY    TOTAL
---------------------------------------------------------------------------------------------------------------------------------
          1,060,256               4,261,853            2,391,688            1,016,500           807,520               17,910,340
---------------------------------------------------------------------------------------------------------------------------------
             60,800                  99,750               75,050               61,750            66,500                  667,850
---------------------------------------------------------------------------------------------------------------------------------

   64        60,800       105        99,750         79    75,050    65         61,750     70     66,500         703      667,850

---------------------------------------------------------------------------------------------------------------------------------
            470,685               2,389,854              894,214              456,170           331,760                7,894,888
---------------------------------------------------------------------------------------------------------------------------------
                  0     2,300     1,048,662                    0                    0                 0       3,550    1,618,587
                  0                       0                    0                    0                 0           0            0
                  0     1,600       431,792      1,700   458,779                    0                 0       6,000    1,619,220
2,270       470,685     4,000       829,400      2,100   435,435   2,200      456,170  1,600    331,760      22,460    4,657,081
                  0                       0                    0                    0                 0                        0
---------------------------------------------------------------------------------------------------------------------------------
            145,821                 532,699              322,334              124,130            96,560                2,214,142
---------------------------------------------------------------------------------------------------------------------------------
                  0                       0                    0                    0                 0         220       55,000
                  0                       0                    0                    0                 0         130       29,250
                  0                       0                    0                    0                 0           0            0
                  0       350        61,250      200      35,000                    0                 0         923      161,525
                  0       240        37,200      360      55,800                    0                 0       1,250      193,750
                  0       200        28,000       60       8,400                    0                 0         333       46,620
                  0                       0      300      36,000                    0                 0         710       85,200
                  0                       0                    0                    0                 0         540       56,700
                  0                       0       30       2,850                    0                 0         310       29,450
                  0       260        21,320      230      18,860                    0                 0         900       73,800
  160        12,000     1,100        82,500                    0     160       12,000    310     23,250       2,327      174,525
  630        43,470     1,620       111,780      350      24,150     370       25,530    330     22,770       5,074      350,106
1,180        62,540     1,550        82,150    1,390      73,670   1,050       55,650    500     26,500       9,221      488,713
  123         7,011       507        28,899      372      21,204     150        8,550    120      6,840       2,479      141,303
                  0                       0                    0                    0                 0                        0
   13        20,800        48        76,800       29      46,400      14       22,400      9     14,400         199      318,400
                  0         2         2,800                    0                    0      2      2,800           7        9,800
                  0                       0                    0                    0                 0           0            0
                  0                       0                    0                    0                 0           0            0
                  0                       0                    0                    0                 0           0            0
---------------------------------------------------------------------------------------------------------------------------------
            198,700                 653,650              784,840              190,550           157,550                4,372,360
---------------------------------------------------------------------------------------------------------------------------------
                  0                       0                    0                    0                 0          70       14,000
                  0                       0                    0                    0                 0         670      117,250
                  0                       0                    0                    0                 0         480       57,600



---------------------------------------------------------------------------------------------------------------------------------
    PHASE 5                  PHASE 6               PHASE 7             PHASE 8            PHASE 9         TOTALS PHASES 1-9
QUANTITY   TOTAL        QUANTITY   TOTAL      QUANTITY   TOTAL    QUANTITY   TOTAL    QUANTITY   TOTAL    QUANTITY    TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                  0                       0      570      60,990                    0                 0       1,720      184,040
2,140       139,100     3,700       240,500    2,700     175,500   2,060      133,900  1,530     99,450      21,280    1,383,200
   64        41,600       105        66,250       79      51,350      65       42,250     70     45,500         703      456,950
                  0                       0                    0                    0                 0       1,520       88,160
                  0     1,600        89,600                    0                    0                 0       2,360      132,160
                  0        60         3,300      690      34,500                    0                 0       1,940       97,000
                  0       260        11,700      300      13,500                    0                 0       1,110       49,950
   10        18,000        17        30,600       14      25,200       8       14,400      7     12,600         112      201,600
                  0                       0        4       3,800                    0                 0          11       10,450
                  0                       0                    0                    0                 0           1      300,000
                  0                       0                    0                    0                 0           1      230,000
                  0         1       210,000        2     420,000                    0                 0           5    1,050,000
---------------------------------------------------------------------------------------------------------------------------------
            184,250                 665,900              315,250              183,900           155,150                2,761,100
---------------------------------------------------------------------------------------------------------------------------------
                  0     2,200       187,000                    0                    0                 0       3,500      297,500
                  0     1,800       108,000    1,700     102,000                    0                 0       6,200      372,000
                  0                       0                    0                    0                 0       3,130      172,150
2,250       101,250     4,000       180,000    2,100      94,500   2,200       99,000  1,600     72,000      20,010      900,450
                  0         5        13,000                    0                    0                 0           8       20,800
                  0         4         6,400        4       6,400                    0                 0          18       28,800
                  0                       0                    0                    0                 0          12       16,200
    4         3,800        11        10,450       10       9,500       5        4,750      3      2,850          51       48,450
    4        14,000        15        52,500        7      24,500       4       14,000      3     10,500          57      199,500
                  0         3         3,300        1       1,100                    0                 0           8        8,800
    4         4,400         5         5,500        2       2,200       4        4,400      3      3,300          26       28,600
   64        60,800       105        99,750       79      75,050      65       61,750     70     66,500         703      667,850


                         CYPRESS LAKES AND COUNTRY CLUB
                          Estimated Construction Cost
                                   4-06-92

-----------------------------------------------------------------------------------------------------------------------------------
                                                        PHASE 10              PHASE 11            PHASE 12             PHASE 13
ITEM                          UNIT PRICE  UNIT   QUANTITY     TOTAL   QUANTITY     TOTAL   QUANTITY     TOTAL   QUANTITY     TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

                                                            ---------            ---------            ---------           ---------
TOTALS BY PHASE                                             2,008,175            2,398,530            2,114,505           1,677,940
                                                            ---------            ---------            ---------           ---------

-----------------------------------------------------------------------------------------------------------------------------------
GRADING                                                        69,350              113,050               57,000              88,350
-----------------------------------------------------------------------------------------------------------------------------------

Finish Grade Lots                950.00    EA         73       69,350     119      113,050      60       57,000       93     88,350


-----------------------------------------------------------------------------------------------------------------------------------
ROADWAY                                                       820,315              923,990              997,845             622,050
-----------------------------------------------------------------------------------------------------------------------------------

96" Cypress Right of Way         455.94    LF                       0                    0                    0                   0
60' ROW (No. of Cypress)         273.75    LF        800      219,000     800      219,000   1,600      438,000                   0
60' ROW (So. of Cypress)         269.87    LF                       0                    0                    0                   0
40' Right of Way                 207.35    LF      2,900      601,315   3,400      704,990   2,700      559,845    3,000    622,050
Traffic Signal System        150,000.00    EA                       0                    0                    0                   0


-----------------------------------------------------------------------------------------------------------------------------------
STORM DRAINAGE                                                291,020              372,950              264,310             237,640
-----------------------------------------------------------------------------------------------------------------------------------

72" Storm Drain                  250.00    LF                       0                    0                    0                   0
66" Storm Drain                  225.00    LF                       0                    0                    0                   0
54" Storm Drain                  200.00    LF                       0                    0                    0                   0
48" Storm Drain                  175.00    LF                       0                    0                    0                   0
42" Storm Drain                  155.00    LF                       0     360       55,800                    0                   0
36" Storm Drain                  140.00    LF                       0     310       43,400                    0                   0
33" Storm Drain                  120.00    LF        160       19,200                    0     200       24,000                   0
30" Storm Drain                  105.00    LF        210       22,050     200       21,000                    0      140     14,700
27" Storm Drain                   95.00    LF         70        6,650     250       23,750     380       36,100                   0
24" Storm Drain                   82.00    LF        140       11,480     150       12,300                    0      320     26,240
21" Storm Drain                   75.00    LF        190       14,250     120        9,000      60        4,500      680     51,000
18" Storm Drain                   69.00    LF        790       54,510     910       62,790     650       44,850      630     43,470
15" Storm Drain                   53.00    LF      1,860       98,580   1,360       72,080   1,400       74,200      620     32,860
12" Storm Drain                   57.00    LF        300       17,100     390       22,230     580       33,060      210     11,970
Pump Station                       1.00    EA                       0                    0                    0                   0
Catch Basin                    1,600.00    EA         26       41,600      29       46,400      28       44,800       15     24,000
Type 1 SD Manhole              1,400.00    EA          4        5,600       3        4,200       2        2,800        1      1,400
48" Dewater Structure         40,000.00    EA                       0                    0                    0                   0
42" Dewater Structure         38,000.00    EA                       0                    0                    0                   0
30" Dewater Structure         32,000.00    EA                       0                    0                    0        1     32,000


-----------------------------------------------------------------------------------------------------------------------------------
SANITARY SEWER                                                536,740              626,940              487,650             477,650
-----------------------------------------------------------------------------------------------------------------------------------

15" Sanitary Sewer               200.00    LF                       0                    0                    0                   0
12" Sanitary Sewer               175.00    LF         70       12,250                    0                    0                   0
10" Sanitary Sewer               120.00    LF                       0                    0                    0                   0

                         CYPRESS LAKES AND COUNTRY CLUB
                          Estimated Construction Cost
                                   4-06-92

-----------------------------------------------------------------------------------------------------------------------------------
                                                        PHASE 10              PHASE 11            PHASE 12             PHASE 13
ITEM                          UNIT PRICE  UNIT   QUANTITY     TOTAL   QUANTITY     TOTAL   QUANTITY     TOTAL   QUANTITY     TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

8" Sanitary Sewer                107.00    LF                       0                    0     300       32,100                   0
6" Sanitary Sewer                 65.00    LF      2,700      175,500   3,200      208,000   2,400      156,000    2,440    158,600
4" SS Lateral                    650.00    EA         73       47,450     119       77,350      60       39,000       93     60,450
10" Sanitary Force Main           58.00    LF        830       48,140     980       56,840                    0                   0
8" Sanitary Force Main            56.00    LF                       0                    0                    0                   0
6" Sanitary Force Main            50.00    LF                       0     970       48,500     390       19,500                   0
4" Sanitary Force Main            45.00    LF                       0                    0     170        7,650      640     28,800
Sanitary Sewer Manhole         1,800.00    EA         13       23,400      13       23,400      13       23,400       11     19,808
Sanitary Sewer Lamphole          950.00    EA                       0       3        2,850                    0                   0
Major Sewage PS              300,000.00    EA                       0                    0                    0                   0
Intermediate Sewage PS       230,000.00    EA          1      230,000                    0                    0                   0
Minor Sewage PS              210,000.00    EA                       0       1      210,000       1      210,000        1    210,000


-----------------------------------------------------------------------------------------------------------------------------------
DOMESTIC WATER                                                290,750              361,600              307,700             252,250
-----------------------------------------------------------------------------------------------------------------------------------

14" Water Line                    85.00    LF                       0                    0                    0                   0
12" Water Line                    60.00    LF        800       48,000     800       48,000   1,200       72,000                   0
10" Water Line                    55.00    LF                       0                    0     300       16,500                   0
6" Water Line                     45.00    LF      3,000      135,000   3,500      157,500   2,700      121,500    3,000    135,000
14" Butterfly Valve            2,600.00    EA                       0                    0                    0                   0
12" Gate Valve                 1,600.00    EA          2        3,200       2        3,200       2        3,200                   0
10" Gate Valve                 1,350.00    EA                       0                    0       1        1,350                   0
6" Gate Valve                    950.00    EA          8        7,600       9        8,550       9        8,550        6     5,700
Fire Hydrant Assembly          3,500.00    EA          6       21,000       8       28,000       6       21,000        6     21,000
Air Release Valve              1,100.00    EA          1        1,100       1        1,100       1        1,100                   0
1-1/2" Blowoff Assembly        1,100.00    EA          5        5,500       2        2,200       5        5,500        2      2,200
1" Water Service                 950.00    EA         73       69,350     119      113,050      60       57,000       93     88,350


---------------------------------------------------------------------------------------------------------------------------------
     PHASE 14              PHASE 15              PHASE 16              PHASE 17          INTERIOR ROADWAY     TOTAL PHASES 10-18
QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
     560
   3,300  3,328,495               375,847             1,831,530             2,678,590             1,498,790            17,910,402
---------------------------------------------------------------------------------------------------------------------------------
            145,350                33,250                40,850                75,050                     0               622,250
---------------------------------------------------------------------------------------------------------------------------------
     153    145,350         35     33,250         43     40,850         79     75,050        250          0        655    622,250
---------------------------------------------------------------------------------------------------------------------------------
          1,294,775               170,027               749,840             1,376,900               547,500             7,503,242
---------------------------------------------------------------------------------------------------------------------------------
                  0                     0                     0                     0                     0          0          0
   1,700    465,375                     0      1,300    355,875      2,000    547,500      2,000    547,500     10,200  2,792,250
                  0                     0                     0                     0                     0          0          0
   4,000    629,400        820    170,027      1,900    393,965      4,000    829,400                     0     22,720  4,710,992
                  0                     0                     0                     0                     0          0          0
---------------------------------------------------------------------------------------------------------------------------------
            480,650                16,170               353,140               377,190               438,290             2,831,360
---------------------------------------------------------------------------------------------------------------------------------
                  0                     0                     0                     0                     0          0          0
                  0                     0                     0                     0                     0          0          0
                  0                     0                     0                     0                     0          0          0
     270     47,250                     0        300     52,500                     0         50      8,750        620    108,500
     640     99,200                     0        520     80,600                     0        290     44,950      1,810    280,550
                  0                     0                     0                     0        350     49,000        660     92,400
                  0                     0                     0        930    111,600         30      3,600      1,320    158,400
                  0                     0         30      3,150        570     59,850                     0      1,150    120,750
     170     16,150                     0        140     13,300        130     12,350                     0      1,140    108,300
     220     16,040                     0        150     12,300         30      2,460        360     29,520      1,370    112,340
     380     28,500                     0        290     21,750        330     24,750         30      2,250      2,080    156,000
   1,070     73,830                     0        560     38,640      1,560    107,640      1,060     73,140      7,230    498,870
   1,720     91,160        150      7,950      1,120     59,360                     0        930     49,290      9,160    485,480
     360     20,520         60      3,420        620     35,340        420     23,940        270     15,390      3,210    182,970
                  0                     0                     0                     0                     0          0          0
      27     43,200          3      4,600         20     32,000         19     30,400         29     46,400        196    313,600
       2      2,800                     0          3      4,200          3      4,200                     0         18     25,200
       1     40,000                     0                     0                     0          1     40,000          2     80,000
                  0                     0                     0                     0          2     76,000          2      76,00
                  0                     0                     0                     0                     0          1     32,000
---------------------------------------------------------------------------------------------------------------------------------
            918,720                78,200               461,050               428,500               199,050             4,214,500
---------------------------------------------------------------------------------------------------------------------------------
                  0                     0                     0                     0                     0           0         0
                  0                     0                     0                     0                     0          70    12,250
                  0                     0                     0                     0                     0           0         0



---------------------------------------------------------------------------------------------------------------------------------
     PHASE 14              PHASE 15              PHASE 16              PHASE 17          INTERIOR ROADWAY     TOTAL PHASES 10-18
QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL   QUANTITY      TOTAL
---------------------------------------------------------------------------------------------------------------------------------
     560     59,920                     0                     0                     0                     0        860     92,020
   3,300    214,500        770     50,050      2,380    154,700      1,500     97,500                     0     18,690  1,214,850
     153     99,450         35     22,750         43     27,950         79     51,350                     0        655    425,750
                  0                     0                     0                     0        740     42,920      2,550    147,900
                  0                     0                     0                     0      1,980    110,880      1,980    110,880
   1,450     72,500                     0                     0        760     38,000        680     34,000      4,250    212,500
     500     22,500                     0      1,080     48,600                     0        250     11,250      2,640    118,800
      15     27,000          3      5,400         11     19,800         16     28,800                     0         95    171,000
       3      2,850                     0                     0          3      2,850                     0          9      8,550
                  0                     0                     0                     0                     0          0          0
                  0                     0                     0                     0                     0          1    230,000
       2    420,000                     0          1    210,000          1    210,000                     0          7  1,470,000
---------------------------------------------------------------------------------------------------------------------------------
            489,000                78,200               226,650               418,950               313,950             2,739,050
---------------------------------------------------------------------------------------------------------------------------------
                  0                     0                     0                     0                     0          0          0
   1,700    102,000                     0                     0                     0      4,210    252,600      6,710    522,600
                  0                     0      1,220     67,100      1,900    104,500        700     38,500      4,120    226,600
   4,000    180,000        830     37,350      1,900     85,500      4,000    180,000                     0     22,930  1,031,850
                  0                     0                     0                     0                     0          0          0
       3      4,800                     0                     0                     0          9     14,400         18     28,800
                  0                     0          2      2,700          6      8,100          3      4,050         12     16,200
      11     10,450          2      1,900          4      3,800         10      9,500                     0         59     56,050
      12     42,000          1      3,500          7     24,500         11     38,500                     0         57    199,500
       2      2,200                     0                     0                     0          4      4,400          9      9,900
       2      2,200          2      2,200          2      2,200          3      3,300                     0         23     25,300
     153    145,350         35     33,250         43     40,850         79     75,050                     0        655    622,250


             CYPRESS LAKES & COUNTRY CLUB - PRODUCT PLAN


-----------------------------------------------------------------------------------------------------------------------------------
                                                         Average     Unit Size                            Unit Price     Price Per
Product     Description               Total              Lot Size      Range    Unit Price  Price Per        Range      Square Foot
 Type      Target Market              Number   Percent   (sq ft)      (sq ft)     Range     Square Foot   (w/premium)*  (w/premium)
-----------------------------------------------------------------------------------------------------------------------------------
 A    Production Unit - Standard       232       17%     5,000-6,000   1,400     $185,000    $132.14
      Singles, First Time Buyers                            (50x100)   1,800     $215,000    $119.44
      Retirees, Empty Nesters                               (50x120)

 B    Production Unit - Upgrade        169       13%     5,000-6,000   1,600     $210,000    $131.25   $252,000   $157.50
      Professional Couples, Young                           (47x110)   2,000     $235,000    $117.50   $282,000   $141.00
      Families, Move-Ups                                    (55x100)

 C    Production Unit - Move-Up        303       23%     6,000-7,000   1,800     $230,000    $127.78   $276,000   $153.33
      Move-Up Families                                      (50x120)   2,400     $265,000    $110.42   $318,000   $132.50
                                                            (60x120)

 D    Production Unit - Move-Up        284       21%     7,000-8,000   2,200     $260,000    $118.18   $312,000   $141.82
      Move-Up and Mature Families                           (60x120)   3,000     $305,000    $101.67   $366,000   $122.00

 E    Semi-Custom Unit                 186       14%    8,000-10,000   2,600     $290,000    $111.54   $348,000   $133.85
      Mature Families, Professionals                        (68x125)   3,300     $310,000     $93.94   $372,000   $112.73
                                                            (80x120)

 F    Custom Lot                       156       12%   11,000-12,000  11,000     $125,000     $11.36   $150,000   $13.64
      Mature Families, Professionals                       (100x110)
                                     ---------------
                                     1,330      100%


Notes:

* Premium for Golf View or
Lake View lots:                      20.00%

18-Mar-93